Filed pursuant to Rule 424(b)(3)
Registration No. 333-147414

SUPPLEMENT NO. 9 DATED JANUARY 23, 2009

TO PROSPECTUS DATED APRIL 25, 2008

APPLE REIT NINE, INC.

The following information supplements the prospectus of Apple REIT Nine, Inc. dated April 25, 2008 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus and this Supplement No. 9 (which is cumulative and replaces all prior Supplements).

Status of the Offering	S – 3
Summary of Our Properties	S – 4
Potential Acquisitions	S – 8
Summary of Contracts for Our Properties	S – 10
Financial and Operating Information for Our Properties	S – 12
Selected Financial Data	S – 16
Management’s Discussion and Analysis of Financial Condition and Results of Operations	S – 17
Experts	S – 25
Index to Financial Statements	F – 1

Certain forward-looking statements are included in the prospectus and this supplement. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

“Courtyard by Marriott,” “Fairfield Inn,” “Fairfield Inn & Suites,” “TownePlace Suites,” “Marriott,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Nine, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Nine, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Nine, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn,” “Hampton Inn & Suites,” “Homewood Suites,” “Embassy Suites” and “Hilton Garden Inn” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Nine, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Nine, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on May 14, 2008. We are continuing the offering at $11 per unit in accordance with the prospectus. We registered to sell a total of 182,251,082 units. As of December 26, 2008, 141,237,575 units remain unsold. We will offer units until April 25, 2010, unless the offering is extended, provided that the offering will be terminated if all of the units are sold before then.

As of December 26, 2008, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	9,523,810	$100,000,000	$90,000,000
$11.00	31,489,697	$346,386,670	$311,748,003

Total	41,013,507	$446,386,670	$401,748,003

Our distributions since initial capitalization through September 30, 2008 totaled $5.7 million and were paid at a monthly rate of $0.073334 per common share beginning in June 2008. For the same period our cash generated from operations was $1.3 million. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, we have had significant amounts of cash earning interest at short term money market rates. As a result, the difference between distributions paid and cash generated from operations has been funded from proceeds from the offering of units, and this portion of distributions is expected to be treated as a return of capital for federal income tax purposes. In May, 2008, our Board of Directors established a policy for an annualized dividend rate of $0.88 per common share, payable in monthly distributions. We intend to continue paying dividends on a monthly basis, consistent with the annualized dividend rate established by our Board of Directors. Our Board of Directors, upon the recommendation of the Audit Committee, may amend or establish a new annualized dividend rate. Since a portion of distributions has to date been funded with proceeds from the offering of units, our ability to maintain our current intended rate of distribution will be based on our ability to fully invest our offering proceeds and thereby increase our cash generated from operations. Since there can be no assurance of our ability to acquire properties that provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties. See “Risk Factors—We may be unable to make distributions to our shareholders,” on page 28 of the prospectus.

In connection with our offering of units, the suitability standards for purchasers in the State of California require that each California purchaser must certify that (i) he has annual gross income of at least $75,000 with a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000, or a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000; and (ii) units purchased do not exceed 10% of his net worth (exclusive of home, home furnishings and automobiles).

The exemption from registration provided under Section 25104(h) of the California Corporations Code will not be available for resales of units purchased in this offering.

SUMMARY OF OUR PROPERTIES

Purchase Summary

We currently own, through our subsidiaries, a total of 21 hotels. These hotels contain a total of 2,478 guest rooms. They were purchased for an aggregate gross purchase price of $341,199,867. Financial and operating information about these hotels is provided in another section below.

Loan Assumptions

The purchase contracts for three of our hotels required us to assume loans secured by these hotels. The total outstanding aggregate principal balance of the assumed loans is $34,519,687. Each of the assumed loans has a non-recourse structure, which means that the lender generally must rely on the property, rather than the borrower, as the lender’s source of repayment in any collection action. There are exceptions to the non-recourse structure in certain situations, such as misappropriation of funds and environmental liabilities. In these situations, the lender would be permitted to seek repayment from the guarantor or indemnitor of the loan, which is one of our indirect wholly-owned subsidiaries.

Source of Funds and Related Party Payments

Our hotel purchases were funded by the proceeds from our ongoing offering of units. We also used our offering proceeds to pay $6,823,997, representing 2% of the gross purchase price for our hotel purchases, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

We have entered into a property acquisition and disposition agreement with Apple Suites Realty Group, Inc. to acquire and dispose of our real estate assets. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services.

We have entered into an advisory agreement with Apple Nine Advisors, Inc. to manage us and our assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by us in addition to certain reimbursable expenses will be payable for these services. Apple Nine Advisors, Inc. has entered into an agreement with Apple REIT Six, Inc. to provide certain management services to us. We will reimburse Apple Nine Advisors, Inc. for the cost of the services provided by Apple REIT Six, Inc. Apple Nine Advisors, Inc. in turn will pay Apple REIT Six, Inc. for the cost of the services provided by Apple REIT Six, Inc. Total advisory fees and reimbursable expenses incurred by us under the advisory agreement are included in general and administrative expenses and totaled approximately $271,000 for the nine months ended September 30, 2008. Apple Nine Advisors, Inc. is owned by Glade M. Knight, who is also the Chairman and Chief Executive Officer of Apple REIT Six, Inc.

State and Franchise Summary

The below map shows the states in which our hotels are located, and the following charts summarize our room and franchise information.

States in which Our Hotels are Located

(Remainder of Page Is Intentionally Blank)

Number of Guest Rooms by State

Type and Number of Hotel Franchises

Ownership, Leasing and Management Summary

Each of our hotels has been leased to one of our indirect wholly-owned subsidiaries, as the lessee, under a separate hotel lease agreement. For simplicity, the applicable lessee will be referred to below as the “lessee.”

Each hotel is managed under a separate management agreement between the applicable lessee and the manager. For simplicity, the applicable manager will be referred to below as the “manager.”

The hotel lease agreements and the management agreements are among the contracts described in another section below. The table below specifies the franchise, hotel owner, lessee and manager for our recently purchased hotels:

	Hotel	Franchise(a)	Hotel Owner/Lessor	Lessee	Manager
1.	Tucson, Arizona	Hilton Garden Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Texas Western Management Partners, L.P.
2.	Charlotte, North Carolina	Homewood Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	MHH Management, LLC
3.	Santa Clarita, California	Courtyard	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC
4.	Allen, Texas	Hampton Inn & Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Texas Services, Inc.	Gateway Hospitality Group, Inc.(b)
5.	Twinsburg, Ohio	Hilton Garden Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Gateway Hospitality Group, Inc.(b)
6.	Lewisville, Texas	Hilton Garden Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Texas Services, Inc.	Gateway Hospitality Group, Inc.(b)
7.	Duncanville, Texas	Hilton Garden Inn	Apple Nine SPE Duncanville, Inc.	Apple Nine Services Duncanville, Inc.	Gateway Hospitality Group, Inc.(b)
8.	Santa Clarita, California	Hampton Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC(b)
9.	Santa Clarita, California	Residence Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC(b)
10.	Santa Clarita, California	Fairfield Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC(b)
11.	Beaumont, Texas	Residence Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Texas Services II, Inc.	Texas Western Management Partners, L.P.(b)
12.	Pueblo, Colorado	Hampton Inn & Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC
13.	Allen Texas	Hilton Garden Inn	Apple Nine SPE Allen, Inc.	Apple Nine Services Allen, Inc.	Gateway Hospitality Group, Inc.(b)
14.	Bristol, Virginia	Courtyard	Apple Nine SPE Bristol, Inc.	Apple Nine Services Bristol, Inc.	LBAM-Investor Group, L.L.C.
15.	Durham, North Carolina	Homewood Suites	Apple Nine North Carolina, L.P.	Apple Nine Hospitality Management, Inc.	MHH Management, LLC
16.	Hattiesburg, Mississippi	Residence Inn	Sunbelt-RHM, L.L.C.	Apple Nine Hospitality Management, Inc.	LBAM-Investor Group, L.L.C.(b)
17.	Jackson, Tennessee	Courtyard	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Vista Host, Inc.(b)
18.	Jackson, Tennessee	Hampton Inn & Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Vista Host, Inc.(b)
19.	Fort Lauderdale, Florida	Hampton Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Vista Host, Inc.(b)
20.	Pittsburgh, Pennsylvania	Hampton Inn	Apple Nine Pennsylvania Business Trust	Apple Nine Hospitality Management, Inc.	Vista Host, Inc.(b)
21.	Frisco, Texas	Hilton Garden Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Texas Services II, Inc.	Texas Western Management Partners, L.P.

Notes for Table:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our franchisors or managers.
(b)	The hotels specified were purchased from an affiliate of the indicated manager.

We have no material relationship or affiliation with the hotel sellers or managers, except for the relationship resulting from our purchases, our management agreements for the hotels we own and any related documents.

POTENTIAL ACQUISITIONS

Purchase Contracts

We have entered into, or caused one of our indirect wholly-owned subsidiaries to enter into, purchase contracts for 21 other hotels. These contracts are for direct hotel purchases or, in certain cases, a purchase of the entity that currently owns the hotel. The following table summarizes the hotel and contract information:

Purchase Contracts for Potential Hotel Acquisitions

	Hotel	Franchise	Date of Purchase Contract	Number of Rooms	Gross Purchase Price
1.	Hillsboro, Oregon(a)	Embassy Suites	October 3, 2008	165	$32,500,000
2.	Hillsboro, Oregon(a)	Hampton Inn & Suites	October 3, 2008	106	14,500,000
3.	Clovis, California(a)	Hampton Inn & Suites	October 17, 2008	86	11,150,000
4.	Clovis, California(a)	Homewood Suites	October 17, 2008	83	12,435,000
5.	Panama City, Florida(a)	Hampton Inn & Suites	October 17, 2008	95	11,600,000
6.	Dothan, Alabama(a)	Hilton Garden Inn	October 20, 2008	104	11,600,836
7.	Alabama, Georgia(a)	Fairfield Inn & Suites	October 20, 2008	87	7,919,790
8.	Panama City, Florida(a)	TownePlace Suites	October 20, 2008	103	10,640,346
9.	Johnson City, Tennessee(a)	Courtyard	October 20, 2008	90	9,879,788
10.	Troy, Alabama(a)	Courtyard	October 20, 2008	90	8,696,456
11.	Houston, Texas(a)	Marriott	October 29, 2008	206	51,000,000
12.	Austin, Texas	Hampton Inn	November 12, 2008	124	18,000,000
13.	Austin, Texas	Homewood Suites	November 12, 2008	97	17,700,000
14.	Round Rock, Texas	Hampton Inn	November 12, 2008	93	11,500,000
15.	Portsmouth, New Hampshire	Hampton Inn	November 12, 2008	126	15,800,000
16.	Orlando, Florida(a)	Fairfield Inn & Suites	November 14, 2008	200	(b	)
17.	Orlando, Florida(a)	SpringHill Suites	November 14, 2008	200	(b	)
18.	Baton Rouge, Louisiana(a)	SpringHill Suites	November 14, 2008	119	15,100,000
19.	Rochester, Minnesota(a)	Hampton Inn & Suites	November 14, 2008	124	14,136,000
20.	Yuma, Arizona	Hampton Inn & Suites	January 5, 2009	90	11,250,000
21.	Holly Springs, North Carolina(a)	Hampton Inn	January 6, 2009	124	14,880,000

			Total	2,512	$355,088,216

Notes for Table:

(a)	The indicated hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise.
(b)	The two hotels are covered by the same purchase contract with a purchase price of $54.8 million. This amount is reflected in the total gross purchase indicated above.

In general, each purchase contract listed above required a deposit upon (or shortly after) execution. An additional deposit is typically due upon the expiration of the contract review period. If a closing occurs under a purchase contract, the initial and additional deposits are credited toward the purchase price. If a closing does not occur because the seller fails to satisfy a condition to closing or breaches the purchase contract, the applicable deposits would be refunded to us. The total of both the initial and additional deposits for the purchase contracts listed above is $4,435,000.

The purchase contracts listed for 16 through 19 were purchase contracts originally executed by a subsidiary of Apple REIT Eight, Inc. One of our subsidiaries entered into a series of assignment of contracts with a subsidiary of Apple REIT Eight, Inc. to become the purchaser under these purchase contracts. In addition to our subsidiary assuming all of the rights and obligations under each purchase contract, we caused our subsidiary to reimburse the assignor for the following: (i) initial deposits totaling $1.2 million made by Apple REIT Eight, Inc.; and (ii) transactional costs totaling approximately $64,000 paid by Apple REIT Eight, Inc. to third parties. There are no additional deposits required under these purchase contracts. No consideration or fees were paid to Apple REIT Eight, Inc. or its subsidiaries for the assignment of the purchase contracts, except the reimbursement payments mentioned above. These reimbursement payments did not constitute or result in a profit for Apple REIT Eight, Inc. Our Chairman and Chief Executive Officer, Glade M. Knight is also the Chairman and Chief Executive Officer of Apple REIT Eight, Inc.

On January 21, 2009, we caused one of our wholly-owned subsidiaries to enter into a purchase contract for the potential purchase of approximately 500 acres of land to be used for natural gas production located on approximately 115 sites in Texas. The purchase contract is with a subsidiary of Chesapeake Energy Corporation. The total purchase price under the contract is approximately $150 million. The purchase contract also contemplates that at closing, our purchasing subsidiary would enter into a long-term lease with a lessee that will use the land for natural gas production. The purchase contract provides for an initial deposit of $500,000.

For each purchase contract mentioned above, there are material conditions to closing that presently remain unsatisfied. Accordingly, there can be no assurance at this time that a closing will occur under any of these purchase contracts.

Loan Information

Five of the purchase contracts listed above require our purchasing subsidiaries to assume loans that are secured by the hotels under contract. Each loan has a non-recourse structure, as previously described in another section above. The following table provides a summary of the loan information for the applicable hotels:

Loan Information for Potential Acquisitions(a)

Hotel	Franchise	Outstanding Principal Balance of Loan	Annual Interest Rate	Maturity Date
Austin, Texas	Hampton Inn	$7,820,000	5.95%	March 2016
Austin, Texas	Homewood Suites	7,622,421	5.99%	March 2016
Round Rock, Texas	Hampton Inn	4,204,910	5.95%	May 2016
Portsmouth, New Hampshire	Hampton Inn	9,698,039	6.07%	April 2016
Yuma, Arizona	Hampton Inn & Suites	6,322,393	6.20%	July 2016

		$35,667,763

Note for Table:

(a)	The loan provides for monthly payments of principal and interest on an amortized basis.

SUMMARY OF CONTRACTS

FOR OUR PROPERTIES

Hotel Lease Agreements

Each of our recently purchased hotels is covered by a separate hotel lease agreement between the owner (one of our indirect wholly-owned subsidiaries) and the applicable lessee (another one of our indirect wholly-owned subsidiaries, as specified in the previous section). Each lease provides for an initial term of 10 years. The applicable lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Shown below is the annual base rent and the lease commencement date for our hotels:

	Hotel	Franchise	Annual Base Rent	Date of Lease Commencement
1.	Tucson, Arizona	Hilton Garden Inn	$1,669,903	July 31, 2008
2.	Charlotte, North Carolina	Homewood Suites	435,654	September 24, 2008
3.	Santa Clarita, California	Courtyard	1,225,125	September 24, 2008
4.	Allen, Texas	Hampton Inn & Suites	1,066,725	September 26, 2008
5.	Twinsburg, Ohio	Hilton Garden Inn	1,478,217	October 7, 2008
6.	Lewisville, Texas	Hilton Garden Inn	1,576,353	October 16, 2008
7.	Duncanville, Texas	Hilton Garden Inn	1,435,865	October 21, 2008
8.	Santa Clarita, California	Hampton Inn	1,313,780	October 29, 2008
9.	Santa Clarita, California	Residence Inn	1,466,370	October 29, 2008
10.	Santa Clarita, California	Fairfield Inn	724,283	October 29, 2008
11.	Beaumont, Texas	Residence Inn	1,441,097	October 29, 2008
12.	Pueblo, Colorado	Hampton Inn & Suites	892,184	October 31, 2008
13.	Allen Texas	Hilton Garden Inn	1,532,670	October 31, 2008
14.	Bristol, Virginia	Courtyard	1,549,438	November 7, 2008
15.	Durham, North Carolina	Homewood Suites	1,513,520	December 4, 2008
16.	Hattiesburg, Mississippi	Residence Inn	931,911	December 11, 2008
17.	Jackson, Tennessee	Courtyard	1,122,462	December 16, 2008
18.	Jackson, Tennessee	Hampton Inn & Suites	1,161,585	December 30, 2008
19.	Fort Lauderdale, Florida	Hampton Inn	1,364,291	December 31, 2008
20.	Pittsburgh, Pennsylvania	Hampton Inn	1,857,295	December 31, 2008
21.	Frisco, Texas	Hilton Garden Inn	1,185,726	December 31, 2008

The annual percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreements

Each of our hotels is being managed by the manager under a separate management agreement between the manager and the applicable lessee (which is one of our indirect wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotel and for collecting revenues for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties. We believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

Franchise Agreements

In general, for the hotels franchised by Marriott International, Inc. or one of its affiliates, there is a relicensing franchise agreement between the applicable lessee (as specified in a previous section) and Marriott International, Inc. or an affiliate. Each relicensing franchise agreement provides for the payment of royalty fees and marketing contributions to the franchisor. A percentage of gross room revenues is used to determine these payments. In addition, we have caused Apple Nine Hospitality, Inc. or another one of our subsidiaries to provide a separate guaranty of the payment and performance of the applicable lessee under the relicensing franchise agreement.

For the hotels franchised by Hilton Hotels Corporation or one of its affiliates, there is a franchise license agreement between the applicable lessee and Hilton Hotels Corporation or an affiliate. Each franchise license agreement provides for the payment of royalty fees and program fees to the franchisor. A percentage of gross room revenues is used to determine these payments. Apple Nine Hospitality, Inc. or another one of our subsidiaries has guaranteed the payment and performance of the lessee under the applicable franchise license agreement.

The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate. These agreements may be terminated for various reasons, including failure by the applicable lessee to operate in accordance with the standards, procedures and requirements established by the franchisor.

(Remainder of Page Is Intentionally Blank)

FINANCIAL AND OPERATING INFORMATION

FOR OUR PROPERTIES

Our hotels offer guest rooms and suites, together with related amenities, that are consistent with their operations. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, each hotel is adequately covered by insurance. The following tables present further information about our hotels:

Table 1. General Information

No.	Hotel Location	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite(a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel(b)	Purchase Date
1.	Tucson, Arizona	Hilton Garden Inn	125	$18,375,000	$120 - 149	$17,397,150	July 31, 2008
2.	Charlotte, North Carolina	Homewood Suites	112	5,750,000	129 - 189	4,729,410	September 24, 2008
3.	Santa Clarita, California	Courtyard	140	22,700,000	129 - 209	18,243,805	September 24, 2008
4.	Allen, Texas	Hampton Inn & Suites	103	12,500,000	144 - 159	11,100,086	September 26, 2008
5.	Twinsburg, Ohio	Hilton Garden Inn	142	17,792,440	134 - 161	16,387,690	October 7, 2008
6.	Lewisville, Texas	Hilton Garden Inn	165	28,000,000	149 - 176	24,529,875	October 16, 2008
7.	Duncanville, Texas	Hilton Garden Inn	142	19,500,000	143 - 199	17,779,620	October 21, 2008
8.	Santa Clarita, California	Hampton Inn	128	17,129,348	109	15,358,348	October 29, 2008
9.	Santa Clarita, California	Residence Inn	90	16,599,578	139 - 199	14,118,232	October 29, 2008
10.	Santa Clarita, California	Fairfield Inn	66	9,337,262	89 - 119	7,517,608	October 29, 2008
11.	Beaumont, Texas	Residence Inn	133	16,900,000	159 - 179	15,752,641	October 29, 2008
12.	Pueblo, Colorado	Hampton Inn & Suites	81	8,025,000	149 - 199	7,157,264	October 31, 2008
13.	Allen Texas	Hilton Garden Inn	150	18,500,000	129 - 149	16,405,653	October 31, 2008
14.	Bristol, Virginia	Courtyard	175	18,650,000	119 - 189	17,115,637	November 7, 2008
15.	Durham, North Carolina	Homewood Suites	122	19,050,000	144 - 209	17,846,600	December 4, 2008
16.	Hattiesburg, Mississippi	Residence Inn	84	9,793,028	139 - 149	8,910,083	December 11, 2008
17.	Jackson, Tennessee	Courtyard	94	15,200,000	129 - 139	14,240,000	December 16, 2008
18.	Jackson, Tennessee	Hampton Inn & Suites	83	12,600,000	119 - 149	11,926,000	December 30, 2008
19.	Fort Lauderdale, Florida	Hampton Inn	109	19,290,434	149 - 169	18,080,922	December 31, 2008
20.	Pittsburgh, Pennsylvania	Hampton Inn	132	20,457,777	129 - 159	18,019,257	December 31, 2008
21.	Frisco, Texas	Hilton Garden Inn	102	15,050,000	99 - 209	12,608,112	December 31, 2008

		Total	2,478	$341,199,867

Notes for Table 1:

(a)	The amounts shown are subject to change, and exclude discounts that may be offered to corporate, frequent and other select customers.
(b)	The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the hotel’s personal property component.

Table 2. Loan Information(a)

Hotel	Franchise	Outstanding Principal Balance of Loan	Annual Interest Rate	Maturity Date
Allen, Texas	Hilton Garden Inn	$10,786,698	5.37%	October 2015
Bristol, Virginia	Courtyard	9,767,131	6.59%	August 2016
Duncanville, Texas	Hilton Garden Inn	13,965,858	5.88%	May 2017

		$34,519,687

Note for Table 2:

(a)	This table summarizes loans that (i) pre-dated our purchase, (ii) are secured by our hotels, as indicated and (iii) were assumed by our purchasing subsidiary. Each loan provides for monthly payments of principal and interest on an amortized basis.

Table 3. Operating Information(a)

	PART A		Avg. Daily Occupancy Rates (%)
No.	Hotel Location	Franchise	2003	2004	2005	2006	2007
1.	Tucson, Arizona	Hilton Garden Inn	—	—	—	—	—
2.	Charlotte, North Carolina	Homewood Suites	66%	63%	78%	76%	71%
3.	Santa Clarita, California	Courtyard	—	—	—	—	51%
4.	Allen, Texas	Hampton Inn & Suites	—	—	—	51%	68%
5.	Twinsburg, Ohio	Hilton Garden Inn	65%	62%	64%	63%	66%
6.	Lewisville, Texas	Hilton Garden Inn	—	—	—	—	42%
7.	Duncanville, Texas	Hilton Garden Inn	—	—	59%	64%	65%
8.	Santa Clarita, California	Hampton Inn	78%	79%	83%	82%	78%
9.	Santa Clarita, California	Residence Inn	83%	87%	91%	91%	89%
10.	Santa Clarita, California	Fairfield Inn	78%	85%	89%	88%	83%
11.	Beaumont, Texas	Residence Inn	—	—	—	—	—
12.	Pueblo, Colorado	Hampton Inn & Suites	48%	59%	61%	67%	74%
13.	Allen Texas	Hilton Garden Inn	58%	67%	73%	73%	68%
14.	Bristol, Virginia	Courtyard	—	52%	54%	65%	67%
15.	Durham, North Carolina	Homewood Suites	71%	68%	67%	73%	73%
16.	Hattiesburg, Mississippi	Residence Inn	—	—	—	—	—
17.	Jackson, Tennessee	Courtyard	—	—	—	—	—
18.	Jackson, Tennessee	Hampton Inn & Suites	—	—	—	—	80%
19.	Fort Lauderdale, Florida	Hampton Inn	65%	80%	85%	85%	89%
20.	Pittsburgh, Pennsylvania	Hampton Inn	68%	66%	76%	73%	80%
21.	Frisco, Texas	Hilton Garden Inn	—	—	—	—	—

	PART B		Revenue per Available Room/Suite ($)
No.	Hotel Location	Franchise	2003	2004	2005	2006	2007
1.	Tucson, Arizona	Hilton Garden Inn	—	—	—	—	—
2.	Charlotte, North Carolina	Homewood Suites	$46	$45	$55	$62	$67
3.	Santa Clarita, California	Courtyard	—	—	—	—	$59
4.	Allen, Texas	Hampton Inn & Suites	—	—	—	$53	$76
5.	Twinsburg, Ohio	Hilton Garden Inn	$60	$57	$62	$64	$69
6.	Lewisville, Texas	Hilton Garden Inn	—	—	—	—	$50
7.	Duncanville, Texas	Hilton Garden Inn	—	—	$56	$66	$73
8.	Santa Clarita, California	Hampton Inn	$66	$74	$83	$91	$86
9.	Santa Clarita, California	Residence Inn	$97	$100	$110	$120	$120
10.	Santa Clarita, California	Fairfield Inn	$65	$71	$82	$95	$88
11.	Beaumont, Texas	Residence Inn	—	—	—	—	—
12.	Pueblo, Colorado	Hampton Inn & Suites	$34	$39	$42	$51	$70
13.	Allen Texas	Hilton Garden Inn	$50	$62	$72	$77	$76
14.	Bristol, Virginia	Courtyard	—	$47	$50	$58	$66
15.	Durham, North Carolina	Homewood Suites	$72	$70	$71	$81	$88
16.	Hattiesburg, Mississippi	Residence Inn	—	—	—	—	—
17.	Jackson Tennessee	Courtyard	—	—	—	—	—
18.	Jackson, Tennessee	Hampton Inn & Suites	—	—	—	—	$92
19.	Fort Lauderdale, Florida	Hampton Inn	$59	$75	$90	$102	$112
20.	Pittsburgh, Pennsylvania	Hampton Inn	$61	$60	$71	$75	$90
21.	Frisco, Texas	Hilton Garden Inn	—	—	—	—	—

Note for Table 3:

(a)	Information is shown for the last five years of hotel operations, if applicable.

Table 4. Tax and Related Information

No.	Hotel Location	Franchise	Tax Year		Real Property Tax Rate(g)	Real Property Tax
1.	Tucson, Arizona	Hilton Garden Inn	2007	(a)(b)	2.5%	$8,761
2.	Charlotte, North Carolina	Homewood Suites	2007	(a)	1.3%	75,716
3.	Santa Clarita, California	Courtyard	2007	(c)	1.2%	225,070
4.	Allen, Texas	Hampton Inn & Suites	2007	(a)	2.4%	192,282
5.	Twinsburg, Ohio	Hilton Garden Inn	2007	(a)	2.0%	237,637
6.	Lewisville, Texas	Hilton Garden Inn	2007	(a)	2.6%	262,740
7.	Duncanville, Texas	Hilton Garden Inn	2007	(a)	2.7%	296,354
8.	Santa Clarita, California	Hampton Inn	2008	(d)	1.2%	156,423
9.	Santa Clarita, California	Residence Inn	2008	(d)	1.2%	148,451
10.	Santa Clarita, California	Fairfield Inn	2008	(d)	1.2%	83,504
11.	Beaumont, Texas	Residence Inn	2007	(a)(e)	2.4%	3,710
12.	Pueblo, Colorado	Hampton Inn & Suites	2007	(a)	2.4%	55,984
13.	Allen Texas	Hilton Garden Inn	2007	(a)	1.7%	239,886
14.	Bristol, Virginia	Courtyard	2008	(a)	1.1%	74,486
15.	Durham, North Carolina	Homewood Suites	2008	(a)	1.2%	135,546
16.	Hattiesburg, Mississippi	Residence Inn	2008	(a)(f)	2.5%	7,497
17.	Jackson, Tennessee	Courtyard	2008	(a)(f)	2.3%	2,661
18.	Jackson, Tennessee	Hampton Inn & Suites	2008	(a)	2.2%	78,504
19.	Fort Lauderdale, Florida	Hampton Inn	2008	(a)	2.1%	135,604
20.	Pittsburgh, Pennsylvania	Hampton Inn	2008	(a)	2.9%	225,753
21.	Frisco, Texas	Hilton Garden Inn	2008	(a)(f)	2.1%	52,261

Notes for Table 3:

(a)	Represents calendar year.
(b)	The amount show is the 2007 amount for the undeveloped land on which the hotel was constructed during 2008. The amount shown is not necessarily indicative of property taxes expected for the hotel in the future.
(c)	Represents 12-month period from July 1, 2007 through June 30, 2008.
(d)	Represents 12-month period from July 1, 2008 through June 30, 2009.
(e)	The hotel property consisted of undeveloped land during the 2007 tax year, and the real property tax for 2007 is not necessarily indicative of property taxes expected for the hotel in the future.
(f)	The hotel property consisted of undeveloped land for a portion of the 2008 tax year, and the real property tax for 2008 is not necessarily indicative of property taxes expected for the hotel in the future.
(g)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).

(Remainder of Page Is Intentionally Blank)

SELECTED FINANCIAL DATA

(in thousands except per share and other data)	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
	(unaudited)
Revenues:
Room revenue	$609	$609
Other revenue	110	110

Total revenue	719	719

Expenses:
Hotel operating expenses	530	530
Taxes, insurance and other	20	20
General and administrative expenses	394	505
Depreciation	267	267
Interest (income) expense, net	(1,480)	(1,865)

Total expenses	(269)	(543)

Net income	$988	$1,262

Per Share:
Earnings per common share	$0.04	$0.13
Distributions declared and paid per common share	$0.22	$0.29
Weighted-average common shares outstanding—basic and diluted	22,580	9,705

Cash Flow From (Used In):
Operating activities		$1,270
Investing activities		$(64,106)
Financing activities		$258,846

	September 30, 2008	December 31, 2007
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$196,030	$20
Investment in hotels, net	$60,675	$—
Total assets	$260,452	$337
Note payable	$—	$151
Shareholders’ equity	$260,140	$31

Other Data:
Number of hotels owned at end of period	4	—

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(For the nine months ended September 30, 2008)

Overview

The Company is a Virginia corporation that intends to qualify as a REIT for federal income tax purposes. The Company, which owned four properties as of September 30, 2008 and has a limited operating history, was formed to invest in hotels, residential apartment communities and other income-producing real estate in selected metropolitan areas in the United States. Initial capitalization occurred on November 9, 2007, when 10 Units, each Unit consisting of one common share and one Series A preferred share, were purchased by Apple Nine Advisors, Inc. (“A9A”) and 480,000 Series B convertible preferred shares were purchased by Glade M. Knight, the Company’s Chairman, Chief Executive Officer and President. The Company’s fiscal year end is December 31.

Hotels Owned

The Company commenced operations in July 2008 upon the purchase of its first hotel property. The following table summarizes the location, brand, manager, gross purchase price, number of hotel rooms and date acquired for each of the four hotels the Company owned at September 30, 2008. All dollar amounts are in thousands.

Location	Brand	Manager	Gross Purchase Price	Rooms	Date of Purchase
Tucson, AZ	Hilton Garden Inn	Western	$18,375	125	7/31/2008
Santa Clarita, CA	Courtyard	Dimension	22,700	140	9/24/2008
Charlotte, NC	Homewood Suites	McKibbon	5,750	112	9/24/2008
Allen, TX	Hampton Inn & Suites	Gateway	12,500	103	9/26/2008

			$59,325	480

The purchase price for the hotels acquired was funded primarily by the Company’s best-efforts offering of Units. The Company leases all of its hotels to its wholly-owned taxable REIT subsidiary (or a subsidiary thereof) under hotel lease agreements. The Company also used the proceeds of its offering to pay approximately $1.2 million, representing 2% of the gross purchase price for these hotels, as a commission to Apple Suites Realty Group, Inc. (“ASRG”), 100% owned by Glade M. Knight, the Company’s Chairman, Chief Executive Officer and President.

No goodwill was recorded in connection with any of the acquisitions.

Management and Franchise Agreements

Each of the Company’s hotels are operated and managed, under separate management agreements. The agreements provide for initial terms of 1-5 years. Fees associated with the agreements generally include the payment of base management fees, incentive management fees, accounting fees, and other fees for centralized services which are allocated among all of the hotels that receive the benefit of such services. Base management fees are calculated as a percentage of gross revenues. Incentive management fees are calculated as a percentage of operating profit in excess of a priority return to the Company, as defined in the management agreements. The Company has the option to terminate the management agreements if specified performance thresholds are not satisfied. For the nine months ended September 30, 2008 the Company incurred approximately $16,000 in management fee expense.

The managers listed in the table above are not affiliated with either Marriott or Hilton, and as a result, the hotels they manage were required to obtain separate franchise agreements with each respective franchisor. The

Hilton franchise agreements generally provide for a term of 17 to 20 years. Fees associated with the agreements generally include the payment of royalty fees and program fees. The Marriott franchise agreement provides for an initial term of 20 years. Fees associated with the agreement includes the payment of royalty fees, marketing fees, reservation fees and a communications support fee based on room revenues. For the nine months ended September 30, 2008 the Company incurred approximately $30,000 in franchise fees.

Results of Operations

During the period from the Company’s initial formation on November 9, 2007 to July 30, 2008, the Company owned no properties, had no revenue, exclusive of interest income and was primarily engaged in capital formation activities. Operations commenced on July 31, 2008 with the Company’s first property acquisition. During the remainder of the quarter, the Company purchased an additional three hotel properties. As a result, a comparison of 2008 operating results to prior year results is not meaningful. Hotel performance is impacted by many factors including local hotel competition, and local and national economic conditions in the United States. Since economic conditions throughout the United States have declined over the past several months, the Company anticipates weaker than originally anticipated results for the properties it has acquired into 2009.

Revenues

The Company’s principal source of revenue is hotel room revenue and other related revenue. Hotel operations included in the consolidated statements of operations are for the four hotels acquired through September 30, 2008 for their respective periods of ownership by the Company. For the three and nine month periods ended September 30, 2008, the Company had total revenue of approximately $719,000.

For the period acquired through September 30, 2008, the hotels achieved combined average occupancy of approximately 59%, average daily rate (“ADR”) of $104 and revenue per available room (“RevPAR”) of $62. ADR is calculated as room revenue divided by the number of rooms sold, and RevPAR is calculated as occupancy multiplied by ADR. These rates are consistent with industry and brand averages.

Expenses

For both the three and nine month periods ended September 30, 2008, hotel direct expenses totaled approximately $530,000 or 74% of total revenue. Hotel direct expenses consist of operating expense, hotel administrative expense, sales and marketing expense, utilities expense, repair and maintenance expense, franchise fees and management fees.

Taxes, insurance, and other expense for both the three and nine months ended September 30, 2008 totaled approximately $20,000 or 3% of total revenue.

General and administrative expense for the three and nine months ended September 30, 2008 totaled approximately $394,000 and $505,000, respectively. The principal components of general and administrative expense are advisory fees, legal fees, accounting fees and reporting expense.

Depreciation expense for the three and nine months ended September 30, 2008 totaled approximately $267,000. Depreciation expense represents depreciation expense of the Company’s hotel buildings and related improvements, and associated furniture, fixtures and equipment, for the respective periods owned.

For the three and nine month periods ended September 30, 2008, the Company recognized interest income of approximately $1.5 million and $1.9 million, respectively. Interest income represents earnings on excess cash invested in short term money market instruments and certificates of deposit. Interest expense during the nine month period ended September 30, 2008 totaled approximately $4,000 and primarily represents interest expense incurred on the Company’s short-term financing under a line of credit facility which was outstanding from November 14, 2007 to May 14, 2008.

Liquidity and Capital Resources

The Company’s principal source of liquidity will be cash on hand, the proceeds of the best-efforts offering and the cash flow generated from properties the Company has or will acquire and any short term investments. In addition, the Company may borrow funds, subject to the approval of the Company’s board of directors.

The Company is raising capital through a best-efforts offering of shares by David Lerner Associates, Inc., the managing dealer, which receives selling commissions and a marketing expense allowance based on proceeds of the shares sold. The minimum offering of 9,523,810 Units at $10.50 per Unit was sold as of May 14, 2008, with proceeds net of commissions and marketing expenses totaling $90 million. Subsequent to the minimum offering and through September 30, 2008, an additional 17.7 million Units, at $11 per Unit, were sold, with the Company receiving proceeds, net of commissions, marketing expenses and other offering costs of approximately $174.5 million. The Company is continuing its offering at $11.00 per Unit.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event the Company pays special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by the board. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

Prior to the commencement of the Company’s best-efforts offering, the Company obtained an unsecured line of credit in a principal amount of $400,000 to fund certain start-up costs and offering expenses. The line of credit was fully paid during May 2008 with net proceeds from the Company’s best-efforts offering.

As of September 30, 2008, the Company had cash and cash equivalents totaling $196 million, primarily resulting from the sale of Units through that date. The Company intends to use funds generated from its best-efforts offering to invest in hotels, residential apartment communities and other income-producing real estate. As of September 30, 2008, the Company has 10 purchase contracts for real estate outstanding. Nine of the contracts are for hotels that are expected to close in the next three months. The 10th contract is for land that is subject to a feasibility study for the construction of a SpringHill Suites. Although the Company is working towards acquiring these hotels, there are many conditions to closing that have not been satisfied and there can be no assurance that all of the conditions to closing will be satisfied. Contract deposits paid for these hotels are included in other assets in the Company’s consolidated balance sheet as of September 30, 2008. The following table summarizes the location, brand, number of rooms, refundable contract deposits, and gross purchase price for each property. All dollar amounts are in thousands.

Location	Brand	Rooms	Deposits Paid	Gross Purchase Price
Twinsburg, OH	Hilton Garden Inn	142	$400	$17,792
Lewisville, TX	Hilton Garden Inn	165	400	28,000
Duncanville, TX	Hilton Garden Inn	142	400	19,500
Allen, TX	Hilton Garden Inn	150	400	18,500
Bristol, VA	Courtyard	175	300	18,650
Santa Clarita, CA	Hampton Inn	128	250	17,129
Santa Clarita, CA	Residence Inn	90	125	16,600	(a)
Santa Clarita, CA	Fairfield Inn	66	125	9,337	(a)
Beaumont, TX	Residence Inn	133	100	16,900
Alexandria, VA	SpringHill Suites	—	—	5,100	(b)

		1,191	$2,500	$167,508

(a)	These two hotels are covered by the same purchase contract.

(b)	Company has a contract to purchase the land only. The Company plans to complete a feasibility study for the construction of a SpringHill Suites prior to purchasing the land.

Three of the hotels under contract require the Company to assume approximately $34.6 million in mortgage debt. Each of these loans provide for monthly payments of principal and interest on an amortized basis.

To maintain its REIT status the Company is required to distribute at least 90% of its ordinary income. Distributions since the initial capitalization through September 30, 2008 totaled approximately $5.7 million and were paid at a monthly rate of $0.073334 per common share beginning in June 2008. For the same period the Company’s cash generated from operations was approximately $1.3 million. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, the Company has had significant amounts of cash earning interest at short term money market rates. As a result, the difference between distributions paid and cash generated from operations has been funded from proceeds from the offering of Units, and this portion of distributions is expected to be treated as a return of capital for federal income tax purposes. The Company intends to continue paying dividends on a monthly basis, at an annualized dividend rate of $0.88 per common share. Since a portion of distributions has to date been funded with proceeds from the offering of Units, the Company’s ability to maintain its current intended rate of distribution will be based on its ability to fully invest its offering proceeds and thereby increase its cash generated from operations. Since there can be no assurance of the Company’s ability to acquire properties that provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties.

The Company has on-going capital commitments to fund its capital improvements. The Company is required, under all of the hotel management agreements, to make available, for the repair, replacement, refurbishing of furniture, fixtures, and equipment, an amount of 5% of gross revenues provided that such amount may be used for the Company’s capital expenditures with respect to the hotels. The Company expects that this amount will be adequate to fund required repair, replacement, and refurbishments and to maintain the Company’s hotels in a competitive condition.

Related Party Transactions

The Company has significant transactions with related parties. These transactions cannot be construed to be at arms length and the results of the Company’s operations may be different than if conducted with non-related parties.

The Company has entered into a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. As of September 30, 2008, payments to ASRG for services under the terms of this contract have totaled $1.2 million since inception, which were capitalized as a part of the purchase price of the hotels.

The Company has entered into an advisory agreement with A9A to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services. A9A has entered into an agreement with Apple REIT Six, Inc. (“AR6”) to provide certain management services to the Company. The Company will reimburse A9A for the cost of the services provided by AR6. A9A will in turn reimburse AR6. Total advisory fees and reimbursable expenses incurred by the Company under the advisory agreement are included in general and administrative expenses and totaled approximately $271,000 for the nine months ended September 30, 2008.

ASRG and A9A are 100% owned by Glade M. Knight, Chairman, Chief Executive Officer and President of the Company. ASRG and A9A may purchase in the best efforts offering up to 2.5% of the total number of shares sold in the offering.

Mr. Knight is also Chairman and Chief Executive Officer of Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Eight, Inc., other REITS. Members of the Company’s Board of Directors are also on the Board of Directors of Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Eight, Inc.

Series B Convertible Preferred Stock

The Company has authorized 480,000 shares of Series B convertible preferred stock. The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into common shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$ 1 billion	12.11423
$ 1.1 billion	13.31991
$ 1.2 billion	14.52559
$ 1.3 billion	15.73128
$ 1.4 billion	16.93696
$ 1.5 billion	18.14264
$ 1.6 billion	19.34832
$ 1.7 billion	20.55400
$ 1.8 billion	21.75968
$ 1.9 billion	22.96537
$ 2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value). Based on equity raised through September 30, 2008, if a triggering event had occurred, expense would have ranged from $0 to $9.7 million (assumes $11 per unit fair market value).

Impact of Inflation

Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operators’ ability to raise room rates. Currently the Company is not experiencing any material impact from inflation.

Business Interruption

Being in the real estate industry, the Company is exposed to natural disasters on both a local and national scale. Although management believes there is adequate insurance to cover this exposure, there can be no assurance that such events will not have a material adverse effect on the Company’s financial position or results of operations.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at its hotels may cause quarterly fluctuations in its revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, the Company expects to utilize cash on hand to make distributions.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. In February 2008, the FASB released FASB Staff Position (FSP) FAS 157-2—Effective Date of FASB Statement No. 157, which defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008 for all nonfinancial assets and liabilities, except those items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The effective date of the statement related to those items not covered by the deferral (all financial assets and liabilities or nonfinancial assets and liabilities recorded at fair value on a recurring basis) is for fiscal years beginning after November 15, 2007. The adoption of this statement did not have and is not anticipated to have a material impact on the Company’s results of operations and financial position.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. SFAS 159 is effective for the Company beginning January 1, 2008. The Company has elected not to use the fair value measurement provisions of SFAS 159 and therefore, adoption of this standard did not have an impact on the financial statements.

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under SFAS 133. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not currently have any instruments that qualify within the scope of SFAS 133, and therefore the adoption of this statement is not anticipated to have a material impact on the Company’s financial statements.

Subsequent Events

In October 2008, the Company declared and paid approximately $2.1 million in dividend distributions to its common shareholders, or $0.073334 per outstanding common share.

During October 2008, the Company closed on the issuance of 6.1 million Units through its ongoing best-efforts offering, representing gross proceeds to the Company of $67.4 million and proceeds net of selling and marketing costs of $60.6 million.

Subsequent to September 30, 2008, the Company entered into a series of contracts for the potential purchase of 14 hotels. The following table summarizes the hotel and contract information. All dollar amounts are in thousands.

Location	Brand	Date of Purchase Contract	Rooms	Gross Purchase Price	Initial Refundable Deposit
Hillsboro, OR	Embassy Suites	10/3/2008	165	$32,500	$100	(a)
Hillsboro, OR	Hampton Inn & Suites	10/3/2008	106	14,500	100	(a)
Pueblo, CO	Hampton Inn & Suites	10/6/2008	81	8,025	100
Durham, NC	Homewood Suites	10/10/2008	122	19,050	500
Clovis, CA	Hampton Inn & Suites	10/17/2008	86	11,150	5	(a)
Clovis, CA	Homewood Suites	10/17/2008	83	12,435	5	(a)
Panama City, FL	Hampton Inn & Suites	10/17/2008	95	11,600	100	(a)
Dothan, AL	Hilton Garden Inn	10/20/2008	104	11,601	3	(a)
Albany, GA	Fairfield Inn & Suites	10/20/2008	87	7,920	3	(a)
Hattiesburg, MS	Residence Inn	10/20/2008	84	9,793	3	(a)
Panama City, FL	TownePlace Suites	10/20/2008	103	10,640	3	(a)
Johnson City, TN	Courtyard	10/20/2008	90	9,880	3	(a)
Troy, AL	Courtyard	10/20/2008	90	8,696	3	(a)
Houston, TX	Marriott	10/29/2008	206	51,000	100	(a)

			1,502	$218,790	$1,028

(a)	These hotels are currently under development. The table shows the expected number of rooms upon hotel completion and the expected franchise.

Subsequent to September 30, 2008, the Company closed on the purchase of 9 hotels. The following table summarizes the hotel information. All dollar amounts are in thousands.

Location	Brand	Date of Purchase	Gross Purchase Price	Rooms
Twinsburg, OH	Hilton Garden Inn	10/7/2008	$17,792	142
Lewisville, TX	Hilton Garden Inn	10/16/2008	28,000	165
Duncanville, TX	Hilton Garden Inn	10/21/2008	19,500	142	(a)
Santa Clarita, CA	Hampton Inn	10/29/2008	17,129	128
Santa Clarita, CA	Residence Inn	10/29/2008	16,600	90
Santa Clarita, CA	Fairfield Inn	10/29/2008	9,337	66
Beaumont, TX	Residence Inn	10/29/2008	16,900	133
Pueblo, CO	Hampton Inn & Suites	10/31/2008	8,025	81
Allen, TX	Hilton Garden Inn	10/31/2008	18,500	150	(a)

			$151,783	1,097

(a)	The Company assumed approximately $24.8 million of mortgage indebtedness, associated with these hotels. The loans provide for monthly payments of principal and interest on an amortized basis.

EXPERTS

Set forth below are the separate audited financial statements of (i) the Tucson, Arizona-Hilton Garden Inn and (ii) the Bristol, Virginia-Courtyard Marriott Hotel. These financial statements have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Set forth below are the audited financial statements of Charlotte Lakeside Hotel, L.P. (previous owner of the Charlotte, North Carolina Homewood Suites). These financial statements have been included herein in reliance on the report, also set forth below, of Schneider & Company Certified Public Accountants, PC, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the separate audited financial statements of (i) the Santa Clarita, California Courtyard by Marriott Hotel, (ii) Beaumont, Texas-Residence Inn by Marriott hotel and (iii) Durham, North Carolina—Homewood Suites. These financial statements have been included herein in reliance on the reports, also set forth below, of L.P. Martin & Company, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the separate audited financial statements of (i) Allen Stacy Hotel, Ltd. (previous owner of the Allen, Texas Hampton Inn & Suites), (ii) RSV Twinsburg Hotel, Ltd. (previous owner of the Twinsburg, Ohio Hilton Garden Inn), (iii) SCI Lewisville Hotel Ltd. (previous owner of the Lewisville, Texas Hilton Garden Inn), (iv) SCI Duncanville Hotel, Ltd. (previous owner of the Duncanville, Texas Hilton Garden Inn) and (v) SCI Allen Hotel, Ltd. (previous owner of the Allen, Texas Hilton Garden Inn). These financial statements have been included herein in reliance on the reports also set forth below, of Novogradac & Company LLP, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of the Santa Clarita Hotels Portfolio. These financial statements have been included herein in reliance on the report, also set forth below, of Wilson, Price, Barranco, Blankenship & Billingsley, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of the Hampton Inn & Suites, located in Pueblo, Colorado, as of and for the years ended December 31, 2007 and 2006. These financial statements have been included herein in reliance on the report, also set forth below, of KPMG LLP, an independent registered public accounting firm, and upon the authority of that firm as experts in accounting and auditing.

Set forth below are the audited financial statements of RMRVH Jackson, LLC, CYRMR Jackson, LLC and VH Fort Lauderdale Investment, Ltd (previous owners of Jackson, Tennessee Courtyard, Jackson, Tennessee Hampton Inn & Suites and Fort Lauderdale, Florida Hampton Inn). These financial statements have been included herein in reliance on the report, also set forth below, of Pannell Kerr Forster of Texas, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P. (previous owners of Pittsburgh, Pennsylvania Hampton Inn) as of and for the year ended December 31, 2007. The 2007 financial statements have been included herein in reliance on the report, also set forth below, of Dauby O’Connor & Zaleski, LLC, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P. (previous owners of Pittsburgh, Pennsylvania Hampton Inn) as of and for the year ended December 31, 2006. The 2006 financial statements have been included herein in reliance on the report, also set forth below, of Deloitte & Touche LLP, independent auditors, and upon the authority of that firm as an expert in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Company

Apple REIT Nine, Inc. (Unaudited)

Consolidated Balance Sheets—September 30, 2008 and December 31, 2007	F – 6
Consolidated Statements of Operations—Three months and nine months ended September 30, 2008	F – 7
Consolidated Statement of Cash Flows—Nine months ended September 30, 2008	F – 8
Notes to Consolidated Financial Statements	F – 9

Financial Statements of Businesses Acquired

Tucson Arizona—Hilton Garden Inn Hotel

(Audited)

(Unaudited)

Balance Sheets—June 30, 2008 and December 31, 2007	F –27
Statements of Operations—Six Months Ended June 30, 2008 and 2007	F –28
Statements of Cash Flows—Six Months Ended June 30, 2008 and 2007	F –29

Charlotte Lakeside Hotel, L.P. (previous owner of Charlotte, North Carolina Homewood Suites)

(Audited)

(Unaudited)

Balance Sheets—June 30, 2008 and 2007	F – 38
Statements of Income and Partners’ Deficit—June 30, 2008 and 2007	F – 39
Statements of Cash Flows—June 30, 2008 and 2007	F – 40

Santa Clarita—Courtyard by Marriott Hotel

(Audited)

(Unaudited)

Balance Sheets—June 30, 2008 and 2007	F – 49
Statements of Members’ Equity—Six month periods ended June 30, 2008 and 2007	F – 50
Statements of Operations—Six month periods ended June 30, 2008 and 2007	F – 51
Statements of Cash Flows—Six month periods ended June 30, 2008 and 2007	F – 52

Allen Stacy Hotel, Ltd. (previous owner of Allen, Texas Hampton Inn & Suites)

(Audited)

(Unaudited)

Balance Sheets—June 30, 2008 and 2007	F – 64
Statements of Operations—Six months ended June 30, 2008 and 2007	F – 65
Statements of Cash Flows—Six months ended June 30, 2008 and 2007	F – 66

RSV Twinsburg Hotel, Ltd. (previous owner of Twinsburg, Ohio Hilton Garden Inn)

(Audited)

(Unaudited)

Balance Sheets—June 30, 2008 and 2007	F – 76
Statements of Operations—Six months ended June 30, 2008 and 2007	F – 77
Statements of Cash Flows—Six months ended June 30, 2008 and 2007	F – 78

SCI Lewisville Hotel Ltd. (previous owner of Lewisville, Texas Hilton Garden Inn)

(Audited)

(Unaudited)

Balance Sheets—June 30, 2008 and 2007	F – 91
Statements of Operations—Six months ended June 30, 2008 and 2007	F – 92
Statements of Cash Flows—Six months ended June 30, 2008 and 2007	F – 93

SCI Duncanville Hotel, Ltd. (previous owner of Duncanville, Texas Hilton Garden Inn)

(Audited)

(Unaudited)

Balance Sheets—June 30, 2008 and 2007	F – 105
Statements of Operations—Six months ended June 30, 2008 and 2007	F – 106
Statements of Cash Flows—Six months ended June 30, 2008 and 2007	F – 107

Bristol, Virginia—Courtyard Marriott

(Audited)

(Unaudited)

Balance Sheets—September 30, 2008 and December 31, 2007	F – 116
Statements of Operations—Nine Months Ended September 30, 2008 and 2007	F – 117
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	F – 118

Beaumont, Texas—Residence Inn by Marriott

(Audited)

(Unaudited)

Balance Sheets—September 30, 2008 and 2007	F – 126
Statements of Operations—Nine Month Periods Ended September 30, 2008 and 2007	F – 127
Statements of Cash Flows—Nine Month Periods Ended September 30, 2008 and 2007	F – 128

Santa Clarita Hotels Portfolio

(Audited)

Independent Auditors’ Report	F – 129
Combined Balance Sheets—December 31, 2007 and 2006	F – 130
Combined Statements of Income—Years Ended December 31, 2007 and 2006	F – 131
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	F – 132
Notes to Combined Financial Statements	F – 133

(Unaudited)

Combined Balance Sheets—September 30, 2008 and 2007	F – 138
Combined Statements of Income—Nine Months Ended September 30, 2008 and 2007	F – 139
Combined Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	F – 140

SCI Allen Hotel, Ltd. (previous owner of Allen, Texas Hilton Garden Inn)

(Audited)

(Unaudited)

Balance Sheets—September 30, 2008 and 2007	F – 150
Statements of Operations—Nine Months Ended September 30, 2008 and 2007	F – 151
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	F – 152

Pueblo, Colorado—Hampton Inn & Suites

(Audited)

(Unaudited)

Balance Sheets—September 30, 2008 and 2007	F – 161
Statements of Income—Nine Months Ended September 30, 2008 and 2007	F – 162
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	F – 163

Durham, North Carolina—Homewood Suites

(Audited)

(Unaudited)

Balance Sheets—September 30, 2008 and 2007	F – 172
Statements of Members’ Deficit—Nine Months Ended September 30, 2008 and 2007	F – 173
Statements of Operations—Nine Months Ended September 30, 2008 and 2007	F – 174
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	F – 175

RMRVH Jackson, LLC, CYRMR Jackson, LLC and VH Fort Lauderdale Investment Ltd.

(previous owners of Jackson, Tennessee Courtyard; Jackson, Tennessee Hampton Inn & Suites and Fort Lauderdale, Florida Hampton Inn)

(Audited)

Independent Auditors’ Report	F – 176
Combined Balance Sheets—December 30, 2007 and December 31, 2006	F – 177
Combined Statements of Income—Years Ended December 30, 2007 and December 31, 2006	F – 178
Combined Statements of Owners’ Equity—Years Ended December 30, 2007 and December 31, 2006	F – 179
Combined Statements of Cash Flows—Years Ended December 30, 2007 and December 31, 2006	F – 180
Notes to Combined Financial Statements	F – 181

(Unaudited)

Combined Balance Sheets—September 28, 2008 and September 30, 2007	F – 185
Combined Statements of Income—Nine Months Ended September 28, 2008 and September 30, 2007	F – 186
Combined Statements of Cash Flows—Nine Months Ended September 28, 2008 and September 30, 2007	F – 187

Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P.

(previous owners of Pittsburgh, Pennsylvania Hampton Inn)

(Audited)

Independent Auditors’ Report	F – 188
Combined Balance Sheets—December 30, 2007 and December 31, 2006	F – 189
Combined Statements of Income—52 Week Period Ended December 30, 2007 and December 31, 2006	F – 191
Combined Statements of Changes in Partners’ Deficit—52 Week Period Ended December 30, 2007 and December 31, 2006	F – 192
Combined Statements of Cash Flows—52 Week Period Ended December 30, 2007 and December 31, 2006	F – 193
Combined Notes to Financial Statements	F – 194
Schedule of General and Unapplied Expenses—52 Week Period Ended December 30, 2007 and December 31, 2006	F – 197

(Unaudited)

Combined Balance Sheets—September 28, 2008 and September 30, 2007	F – 198
Combined Statements of Income—39 Week Period Ended September 28, 2008 and September 30, 2007	F – 200
Combined Statements of Changes in Partners’ Equity (Deficit)—39 Week Period Ended September 28, 2008 and September 30, 2007	F – 201
Combined Statements of Cash Flows—39 Week Period Ended September 28, 2008 and September 30, 2007	F – 202

Pro Forma Financial Information

Apple REIT Nine, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008	F – 203
Notes to Pro Forma Condensed Consolidated Balance Sheet	F – 205
Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2007 and the Nine Months ended September 30, 2008	F – 206
Notes to Pro Forma Condensed Consolidated Statements of Operations	F – 209

APPLE REIT NINE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Investment in real estate, net of accumulated depreciation of $267 and $—	$60,675	$—
Cash and cash equivalents	196,030	20
Due from third party managers	298	—
Other assets	3,449	317

Total Assets	$260,452	$337

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Note payable	$—	$151
Accounts payable and accrued expenses	312	155

Total Liabilities	312	306

Shareholders’ Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	—	—

Series A preferred stock, no par value, authorized 400,000,000 shares; issued and outstanding 27,232,724 and 10 shares	—	—

Series B convertible preferred stock, no par value, authorized 480,000 shares; issued and outstanding 480,000 shares	48	48

Common stock, no par value, authorized 400,000,000 shares; issued and outstanding 27,232,724 and 10 shares	264,528	—

Distributions greater than net income	(4,436)	(17)

Total Shareholders’ Equity	260,140	31

Total Liabilities and Shareholders’ Equity	$260,452	$337

See accompanying notes to consolidated financial statements.

The Company was initially capitalized on November 9, 2007 and commenced operations on July 31, 2008.

APPLE REIT NINE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Revenues:
Room revenue	$609	$609
Other revenue	110	110

Total revenue	719	719
Expenses:
Operating expense	250	250
Hotel administrative expense	68	68
Sales and marketing	80	80
Utilities	47	47
Repair and maintenance	39	39
Franchise fees	30	30
Management fees	16	16
Taxes, insurance and other	20	20
General and administrative	394	505
Depreciation expense	267	267

Total expenses	1,211	1,322

Operating loss	(492)	(603)

Interest income, net	1,480	1,865

Net income	$988	$1,262

Basic and diluted earnings per common share	$0.04	$0.13

Weighted average common shares outstanding—basic and diluted	22,580	9,705

Distributions declared and paid per common share	$0.22	$0.29

See accompanying notes to consolidated financial statements.

The Company was initially capitalized on November 9, 2007 and commenced operations on July 31, 2008.

APPLE REIT NINE, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

(in thousands)

Nine Months Ended September 30, 2008
Cash flows from operating activities:
Net income	$1,262
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	267
Stock option expense	26
Changes in operating assets and liabilities:
Increase in other assets	(57)
Increase in funds due from third party managers	(263)
Increase in accounts payable and accrued expenses	35

Net cash provided by operating activities:	1,270

Cash flows used in investing activities:
Cash paid for the acquisition of hotel properties	(60,819)
Deposits and other disbursements for potential acquisitions	(3,287)

Net cash used in investing activities	(64,106)

Cash flows from financing activities:
Net proceeds from issuance of common shares	264,678
Distributions paid to common shareholders	(5,681)
Payoff of the line of credit, net of borrowings	(151)

Net cash provided by financing activities	258,846

Increase in cash and cash equivalents	196,010

Cash and cash equivalents, beginning of period	20

Cash and cash equivalents, end of period	$196,030

See accompanying notes to consolidated financial statements.

The Company was initially capitalized on November 9, 2007 and commenced operations on July 31, 2008.

APPLE REIT NINE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with the rules and regulations for reporting on Form 10-Q. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited financials should be read in conjunction with the Company’s audited consolidated financial statements included in its registration statement filed on Form S-11 with the Securities and Exchange Commission (File No. 333-147414). Operating results for the three months and nine months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the twelve month period ending December 31, 2008.

2. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Apple REIT Nine, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company was formed to invest in hotels, residential apartment communities and other income-producing real estate in selected metropolitan areas in the United States. Initial capitalization occurred on November 9, 2007, when 10 Units, each Unit consisting of one common share and one Series A preferred share, were purchased by Apple Nine Advisors, Inc. (“A9A”) and 480,000 Series B convertible preferred shares were purchased by Glade M. Knight, the Company’s Chairman, Chief Executive Officer and President (see Note 4 and 6). The Company began operations on July 31, 2008 when it purchased its first hotel. The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value. As of September 30, 2008, all cash and cash equivalents were held at two institutions, Wachovia Bank, N.A. and BB&T Corporation. Cash balances may at times exceed federal depository insurance limits.

Investments in Real Estate

Real estate is stated at cost, net of depreciation, and includes real estate brokerage commissions paid to Apple Suites Realty Group, Inc. (“ASRG”), a related party owned by Glade M. Knight, Chairman, CEO and President of the Company. Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings, ten years for major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (3) for major repairs to buildings, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

The purchase price of real estate properties acquired is allocated to the various components, such as land, buildings and improvements, intangible assets and in-place leases as appropriate, in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. The purchase price is allocated based on the fair value of each component at the time of acquisition. Generally, the Company does not acquire real estate assets that have in-place leases as lease terms for hotel properties are very short term in nature. There has been no allocation of purchase price to intangible assets such as management contracts and franchise agreements as such contracts are generally at current market rates and any other value attributable to these contracts are not considered material.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 141R, Business Combinations (“SFAS 141R”). SFAS 141R revises Statement 141, Business Combinations, by requiring an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This method replaces the cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. A significant change included in SFAS 141R is the requirement that costs incurred to effect an acquisition must be accounted for separately as expenses. These costs were previously capitalized as part of the cost of the acquisition. Another significant change is the requirement that pre-acquisition contingencies be recognized at fair value as of the date of acquisition if it is more likely than not that they will meet the definition of an asset or liability. SFAS 141R will be adopted by the Company in the first quarter of 2009. The adoption of this standard will impact the results of operation for the Company when it acquires real estate properties. In addition to other acquisition related costs, the Company will be required to expense the commission paid to ASRG (see Note 4).

Income Taxes

The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

The Company has established Apple Nine Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS will lease all hotels from the Company and be subject to income tax at regular corporate rates on any income that it would earn.

Start Up Costs

Start up costs are expensed as incurred.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Comprehensive Income

The Company recorded no comprehensive income other than net income for the period ended September 30, 2008.

Sales and Marketing Costs

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management and franchise agreements and general and administrative expenses that are directly attributable to advertising and promotion.

Offering Costs

The Company is raising capital through a best-efforts offering of Units by David Lerner Associates, Inc., the managing underwriter, which receives a selling commission and a marketing expense allowance based on proceeds of the shares sold. Additionally, the Company has incurred other offering costs including legal, accounting and reporting services. These offering costs are recorded by the Company as a reduction of shareholders’ equity. Prior to the commencement of the Company’s offering, these costs were deferred and recorded as prepaid expense. As of September 30, 2008, the Company had sold 27.2 million Units for gross proceeds of $294.8 million and proceeds net of offering costs of $264.5 million.

Earnings Per Common Share

Basic earnings per common share is computed as net income divided by the weighted average number of common shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no shares with a dilutive effect for the three months and nine months ended September 30, 2008. Series B convertible preferred shares are not included in earnings per common share calculations until such time that such shares are converted to common shares (see Note 6).

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. In February 2008, the FASB released FASB Staff Position (FSP) FAS 157-2—Effective Date of FASB Statement No. 157, which defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008 for all nonfinancial assets and liabilities, except those items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The effective date of the statement related to those items not covered by the deferral (all financial assets and liabilities or nonfinancial assets and liabilities recorded at fair value on a recurring basis) is for fiscal years beginning after November 15, 2007. The adoption of this statement did not have and is not anticipated to have a material impact on the Company’s results of operations and financial position.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. SFAS 159 is effective for the Company beginning January 1, 2008. The Company has elected not to use the fair value measurement provisions of SFAS 159 and therefore, adoption of this standard did not have an impact on the financial statements.

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under SFAS 133. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not currently have any instruments that qualify within the scope of SFAS 133, and therefore the adoption of this statement is not anticipated to have a material impact on the Company’s financial statements.

3. REAL ESTATE INVESTMENTS

The Company acquired four hotels in 2008. The following table sets forth the location, brand, manager, gross purchase price, number of hotel rooms and date of purchase by the Company for each hotel acquired. All dollar amounts are in thousands.

Location	Brand	Manager	Gross Purchase Price	Rooms	Date of Purchase
Tucson, AZ	Hilton Garden Inn	Western	$18,375	125	7/31/2008
Santa Clarita, CA	Courtyard	Dimension	22,700	140	9/24/2008
Charlotte, NC	Homewood Suites	McKibbon	5,750	112	9/24/2008
Allen, TX	Hampton Inn & Suites	Gateway	12,500	103	9/26/2008

			$59,325	480

No goodwill was recorded in connection with any of the acquisitions.

The Company leased all of its hotels to wholly-owned taxable REIT subsidiaries under master hotel lease agreements. The purchase price for the hotels was funded by the Company’s ongoing offering of Units. The Company also used proceeds from its ongoing offering to pay 2% of the aggregate gross purchase price for these hotels, totaling approximately $1.2 million, as a brokerage commission to Apple Suites Realty Group, Inc. (“ASRG”) (see Note 4) and to pay approximately $408,000 of transaction costs, including title, legal and other related costs. These costs have been capitalized to Investment in real estate, net.

At September 30, 2008, the Company’s investment in real estate consisted of the following (in thousands):

Land	$8,083
Building and Improvements	47,973
Furniture, Fixtures and Equipment	4,886

60,942
Less Accumulated Depreciation	(267)

Investment in real estate, net	$60,675

As of September 30, 2008, the Company has 10 purchase contracts for real estate outstanding. Nine of the contracts are for hotels that are expected to close in the next three months. The 10th contract is for land that is subject to a feasibility study for the construction of a SpringHill Suites. Although the Company is working towards acquiring these hotels, there are many conditions to closing that have not yet been satisfied and there can be no assurance that all of the conditions to closing will be satisfied. Contract deposits paid for these hotels are included in other assets in the Company’s consolidated balance sheet as of September 30, 2008, and in deposits and other disbursements for potential acquisitions in the consolidated statement of cash flows. The following table summarizes the location, brand, number of rooms, refundable contract deposits paid, and gross purchase price for each property. All dollar amounts are in thousands.

Location	Brand	Rooms	Deposits Paid	Gross Purchase Price
Twinsburg, OH	Hilton Garden Inn	142	$400	$17,792
Lewisville, TX	Hilton Garden Inn	165	400	28,000
Duncanville, TX	Hilton Garden Inn	142	400	19,500
Allen, TX	Hilton Garden Inn	150	400	18,500
Bristol, VA	Courtyard	175	300	18,650
Santa Clarita, CA	Hampton Inn	128	250	17,129
Santa Clarita, CA	Residence Inn	90	125	16,600	(a)
Santa Clarita, CA	Fairfield Inn	66	125	9,337	(a)
Beaumont, TX	Residence Inn	133	100	16,900
Alexandria, VA	SpringHill Suites	—	—	5,100	(b)

		1,191	$2,500	$167,508

(a)	These two hotels are covered by the same purchase contract.
(b)	Company has a contract to purchase the land only. The Company plans to complete a feasibility study for the construction of a SpringHill Suites prior to purchasing the land.

Three of the hotels under contract require the Company to assume approximately $34.6 million in mortgage debt. Each of these loans provide for monthly payments of principal and interest on an amortized basis.

4. RELATED PARTIES

The Company has significant transactions with related parties. These transactions cannot be construed to be at arms length and the results of the Company’s operations may be different than if conducted with non-related parties.

The Company has entered into a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. As of September 30, 2008, payments to ASRG for services under the terms of this contract have totaled $1.2 million since inception, which were capitalized as a part of the purchase price of the hotels.

The Company has entered into an advisory agreement with A9A to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services. A9A has entered into an agreement with Apple REIT Six, Inc. (“AR6”) to provide certain management services to the Company. The Company will reimburse A9A for the cost of the services provided by AR6. A9A will in turn reimburse AR6. Total advisory fees and reimbursable expenses incurred by the Company under the advisory agreement are included in general and administrative expenses and totaled approximately $271,000 for the nine months ended September 30, 2008.

ASRG and A9A are 100% owned by Glade M. Knight, Chairman, Chief Executive Officer and President of the Company. ASRG and A9A may purchase in the best efforts offering up to 2.5% of the total number of shares sold in the offering.

Mr. Knight is also Chairman and Chief Executive Officer of Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Eight, Inc., other REITS. Members of the Company’s Board of Directors are also on the Board of Directors of Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Eight, Inc.

5. STOCK INCENTIVE PLAN

During April 2008, the Company adopted a non-employee directors’ stock incentive plan (the “Directors’ Plan”) to provide incentives to attract and retain directors. The Directors’ Plan provides for the grant of options to purchase a specified number of Units to directors of the Company. A Compensation Committee (“Committee”) was established to administer the Directors’ Plan. The Committee is responsible for granting Options and for establishing the exercise price of Options. During the nine months ended September 30, 2008, the Company issued approximately 32,000 options under the Directors’ Plan and recorded approximately $26,000 in compensation expense.

6. SHAREHOLDERS’ EQUITY

Best-efforts Offering

The Company is currently conducting an on-going best-efforts offering. The Company registered its Units on Registration Statement Form S-11 (File No. 333-147414) filed on April 23, 2008 and was declared effective by the SEC on April 25, 2008. The Company began its best-efforts offering of Units the same day the registration statement was declared effective. The minimum offering of 9,523,810 Units at $10.50 per Unit was sold as of May 14, 2008, with proceeds, net of commissions and marketing expenses totaling $90 million. The Offering is continuing as of the date of these financial statements. The managing underwriter is David Lerner Associates, Inc. and all of the Units are being sold for the Company’s account.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event the Company pays special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by the board. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

Series B Convertible Preferred Stock

The Company has authorized 480,000 shares of Series B convertible preferred stock. The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, Chairman, Chief Executive Officer and President of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into common shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$ 1 billion	12.11423
$ 1.1 billion	13.31991
$ 1.2 billion	14.52559
$ 1.3 billion	15.73128
$ 1.4 billion	16.93696
$ 1.5 billion	18.14264
$ 1.6 billion	19.34832
$ 1.7 billion	20.55400
$ 1.8 billion	21.75968
$ 1.9 billion	22.96537
$ 2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value). Based on equity raised through September 30, 2008, if a triggering event had occurred, expense would have ranged from $0 to $9.7 million (assumes $11 per unit fair market value).

7. LINE OF CREDIT

Prior to the commencement of the Company’s best-efforts offering, the Company obtained an unsecured line of credit in a principal amount of $400,000 to fund certain start-up costs and offering expenses. The lender was Wachovia Bank, N.A. The line of credit bore interest at a variable rate based on the London Interbank Borrowing Rate (LIBOR). The line of credit was fully paid during May 2008 with net proceeds from the Company’s best-efforts offering.

8. MANAGEMENT AND FRANCHISE AGREEMENTS

Each of the Company’s four hotels are operated and managed, under separate management agreements by affiliates of one of the following companies: Western, Dimension, McKibbon or Gateway. The agreements provide for initial terms of 1-5 years. Fees associated with the agreements generally include the payment of base management fees, incentive management fees, accounting fees, and other fees for centralized services which are allocated among all of the hotels that receive the benefit of such services. Base management fees are calculated as a percentage of gross revenues. Incentive management fees are calculated as a percentage of operating profit in excess of a priority return to the Company, as defined in the management agreements. The Company has the option to terminate the management agreements if specified performance thresholds are not satisfied. For the nine months ended September 30, 2008 the Company incurred approximately $16,000 in management fee expense.

Western, Dimension, McKibbon or Gateway is not affiliated with either Marriott or Hilton, and as a result, the hotels they manage were required to obtain separate franchise agreements with each respective franchisor. The Hilton franchise agreements generally provide for a term of 17 to 20 years. Fees associated with the agreements generally include the payment of royalty fees and program fees. The Marriott franchise agreement provides for an initial term of 20 years. Fees associated with the agreement includes the payment of royalty fees, marketing fees, reservation fees and a communications support fee based on room revenues. For the nine months ended September 30, 2008 the Company incurred approximately $30,000 in franchise fees.

9. PRO FORMA INFORMATION (UNAUDITED)

The following unaudited pro forma information for the three and nine months ended September 30, 2008 is presented as if the acquisitions of the Company’s hotels acquired after December 31, 2007 had occurred on the latter of January 1, 2008 or the opening date of the hotel. The pro forma information does not purport to represent what the Company’s results of operations would actually have been if such transactions, in fact, had occurred on these applicable dates, nor does it purport to represent the results of operations for future periods. Amounts are in thousands, except per share data.

	Three months ended September 30, 2008	Nine months ended September 30, 2008
Hotel revenues	$3,354	$9,136
Net income	937	1,294
Net income per share—basic and diluted	$0.04	$0.10

The pro forma information reflects adjustments for actual revenues and expenses of the hotels acquired during the nine months ended September 30, 2008 for the respective period owned prior to acquisition by the Company. Net income has been adjusted as follows: (1) interest income and expense has been adjusted to reflect the reduction in cash and cash equivalents required to fund the acquisitions; (2) interest expense related to prior owner’s debt which was not assumed has been eliminated; and (3) depreciation has been adjusted based on the Company’s basis in the hotels.

10. SUBSEQUENT EVENTS

In October 2008, the Company declared and paid approximately $2.1 million in dividend distributions to its common shareholders, or $0.073334 per outstanding common share.

During October 2008, the Company closed on the issuance of 6.1 million Units through its ongoing best-efforts offering, representing gross proceeds to the Company of $67.4 million and proceeds net of selling and marketing costs of $60.6 million.

Subsequent to September 30, 2008, the Company entered into a series of contracts for the potential purchase of 14 hotels. The following table summarizes the hotel and contract information. All dollar amounts are in thousands.

Location	Brand	Date of Purchase Contract	Rooms	Gross Purchase Price	Initial Refundable Deposit
Hillsboro, OR	Embassy Suites	10/3/2008	165	$32,500	$100	(a)
Hillsboro, OR	Hampton Inn & Suites	10/3/2008	106	14,500	100	(a)
Pueblo, CO	Hampton Inn & Suites	10/6/2008	81	8,025	100
Durham, NC	Homewood Suites	10/10/2008	122	19,050	500
Clovis, CA	Hampton Inn & Suites	10/17/2008	86	11,150	5	(a)
Clovis, CA	Homewood Suites	10/17/2008	83	12,435	5	(a)
Panama City, FL	Hampton Inn & Suites	10/17/2008	95	11,600	100	(a)
Dothan, AL	Hilton Garden Inn	10/20/2008	104	11,601	3	(a)
Albany, GA	Fairfield Inn & Suites	10/20/2008	87	7,920	3	(a)
Hattiesburg, MS	Residence Inn	10/20/2008	84	9,793	3	(a)
Panama City, FL	TownePlace Suites	10/20/2008	103	10,640	3	(a)
Johnson City, TN	Courtyard	10/20/2008	90	9,880	3	(a)
Troy, AL	Courtyard	10/20/2008	90	8,696	3	(a)
Houston, TX	Marriott	10/29/2008	206	51,000	100	(a)

			1,502	$218,790	$1,028

(a)	These hotels are currently under development. The table shows the expected number of rooms upon hotel completion and the expected franchise.

Subsequent to September 30, 2008, the Company closed on the purchase of 9 hotels. The following table summarizes the hotel information. All dollar amounts are in thousands.

Location	Brand	Date of Purchase	Gross Purchase Price	Rooms
Twinsburg, OH	Hilton Garden Inn	10/7/2008	$17,792	142
Lewisville, TX	Hilton Garden Inn	10/16/2008	28,000	165
Duncanville, TX	Hilton Garden Inn	10/21/2008	19,500	142	(a)
Santa Clarita, CA	Hampton Inn	10/29/2008	17,129	128
Santa Clarita, CA	Residence Inn	10/29/2008	16,600	90
Santa Clarita, CA	Fairfield Inn	10/29/2008	9,337	66
Beaumont, TX	Residence Inn	10/29/2008	16,900	133
Pueblo, CO	Hampton Inn & Suites	10/31/2008	8,025	81
Allen, TX	Hilton Garden Inn	10/31/2008	18,500	150	(a)

			$151,783	1,097

(a)	The Company assumed approximately $24.8 million of mortgage indebtedness, associated with these hotels. The loans provide for monthly payments of principal and interest on an amortized basis.

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Apple REIT Nine, Inc.

We have audited the accompanying balance sheet of the Tucson, AZ—Hilton Garden Inn Hotel (the “Hotel”) as of December 31, 2007, and the related statement of operations, cash flows, and owners’ equity for the year then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Hotel’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Tucson, AZ—Hilton Garden Inn Hotel as of December 31, 2007 and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Richmond, Virginia

September 29, 2008

TUCSON, AZ—HILTON GARDEN INN HOTEL

BALANCE SHEET

December 31 2007
ASSETS
Cash and cash equivalents	$205,722
Prepaid expenses and other assets, net	139,991
Investment in real estate	13,097,129

Total assets	$13,442,842

LIABILITIES AND OWNERS’ EQUITY
Accounts payable and other liabilities	$2,196,567
Mortgage payable	8,328,567

Total liabilities	10,525,134
Owners’ equity	2,917,708

Total liabilities and owners’ equity	$13,442,842

See accompanying notes.

TUCSON, AZ—HILTON GARDEN INN HOTEL

STATEMENT OF OPERATIONS

Year Ended December 31 2007
REVENUES
Rooms	$—
Other income	—

Total revenues	—

OPERATING EXPENSES
Real estate taxes, insurance and other	807
Administrative	6,298

Total operating expenses	7,105

OTHER INCOME
Interest income	1,413

Net loss	$(5,692)

See accompanying notes.

TUCSON, AZ—HILTON GARDEN INN HOTEL

OWNERS’ EQUITY

Year Ended December 31 2007
Owners’ equity at beginning of period	$2,728,244
Contributions by owners	195,156
Net loss	(5,692)

Owners’ equity at end of period	$2,917,708

See accompanying notes.

TUCSON, AZ—HILTON GARDEN INN HOTEL

STATEMENT OF CASH FLOWS

Year Ended December 31 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,692)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Prepaid expenses and other assets	23,908

Net cash provided by operating activities	18,216

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment, including construction-in-progress	(7,958,358)

Net cash used in investing activities	(7,958,358)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from mortgage payable	7,468,195
Capital contributions	195,156

Net cash provided by financing activities	7,663,351

Net decrease in cash and cash equivalents	(276,791)

CASH AND CASH EQUIVALENTS
Beginning of year	482,513

End of year	$205,722

SUPPLEMENTAL INFORMATION:
Interest paid	$181,428

NON-CASH TRANSACTIONS:
Construction related payables	$2,191,220

See accompanying notes.

TUCSON, AZ—HILTON GARDEN INN HOTEL

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The accompanying financial statements present the financial information of the Tucson, AZ—Hilton Garden Inn Hotel property (the “Hotel”) as of December 31, 2007 and for the year then ended. The Hotel is owned by Valencia Tucson, LLC (the “Company”), a Kansas limited liability company that was formed for the purpose of acquiring, owning and operating hotels. As of December 31, 2007, the property was under construction. The Hotel had no operating income for the year ending December 31, 2007. The Hotel will have 130 rooms and will operate as a Hilton Garden Inn in Tucson, Arizona.

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

The Hotel considers all highly liquid instruments purchased with original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Real Estate

Depreciation will be calculated on a straight-line basis over the estimated useful lives of the assets. Management estimates the useful lives of assets to be 39 years for buildings and improvements, 15 years for land improvements, and 5 to 7 years for furniture, fixtures and equipment.

Construction in Progress

Construction in progress is stated at cost. Property taxes and interest expenses incurred during the construction of the facilities have been capitalized and will be depreciated over the life of the asset when placed in service. Total interest capitalized during 2007 was $383,023.

Impairment of Long-Lived Assets

The Hotel’s management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment and projections as considered necessary. As of December 31, 2007, no impairment losses were recognized.

Revenue Recognition

Revenue will be recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Income Taxes

The Hotel is owned by a limited liability company. The members of the Company separately account for the Hotel’s items of income, deductions, losses, and credits for federal and state income tax reporting.

2. INVESTMENT IN REAL ESTATE

Investment in real estate at December 31, 2007 consisted of the following:

2007
Land	$1,246,655
Construction in progress	11,850,474

Investment in real estate	$13,097,129

3. FRANCHISE FEES

The Hotel has entered into a 20-year franchise agreement under which the Hotel agrees to use the Franchisor’s trademark, standard of service, and construction quality and design. This agreement required a one-time fee of $60,000, which will be amortized on a straight-line basis over the life of the agreement, beginning on the first day of operations. As the Hotel has not begun operations, no amortization was recorded in the current period.

The Hotel is required to pay the franchisor a flat fee monthly for dues, software support, etc., and is required to pay franchise, marketing, and reservation service fees which are based on a percentage of gross room revenues. As the Hotel has not begun operations as of December 31, 2007, no monthly fees have been incurred to date.

4. RELATED PARTIES

The Company’s ownership consists of seven members, Donald Culbertson at approximately 65% and six others with ownership between 4 and 10%. There were no outstanding loans from the Hotel to any of the members for the year ended December 31, 2007.

The company engaged Sunway Construction, a company 100% owned by Mr. Culbertson, to perform general contractor and oversight services during the construction of the Hotel. Approximately $1.5 million has been paid to Sunway Construction for the performance of these services.

5. MORTGAGE PAYABLE

Mortgage note payable at December 31, 2007 consisted of the following:

2007
Marshall & Ilsley Bank note, collateralized by the Hotel, interest only due monthly at 7.45%, maturing December 2010	$8,328,567

6. PENDING LEGAL PROCEEDINGS

The Hotel is involved in certain litigation arising in the ordinary course of our business. Although the ultimate outcome of these matters cannot be ascertained at this time and the results of legal proceedings cannot be predicted with certainty, the Hotel believes that based on current knowledge, that the resolution of these matters will not have a material adverse effect on our financial position or results of operations.

7. SUBSEQUENT EVENT

On July 31, 2008 the Company sold the Hotel to a subsidiary of Apple REIT Nine, Inc., a Virginia Corporation, for $18,375,000.

TUCSON, AZ—HILTON GARDEN INN HOTEL

BALANCE SHEETS

(UNAUDITED)

	June 30 2008 (Unaudited)	December 31 2007
ASSETS
Investment in hotel, net	$16,002,208	$13,097,129
Cash and cash equivalents	471,907	205,772
Accounts receivable	56,213	—
Prepaids and other assets	154,364	139,991
Deferred financing costs, net	49,118	—
Intangible assets, net	58,980	—

Total assets	$16,792,790	$13,442,842

LIABILITIES AND OWNERS’ EQUITY
Accounts payable and other liabilities	$643,419	$2,196,567
Mortgage payable	13,476,000	8,328,567

Total liabilities	14,119,419	10,525,134
Owners’ equity	2,673,371	2,917,708

Total liabilities and owners’ equity	$16,792,790	$13,442,842

TUCSON, AZ—HILTON GARDEN INN HOTEL

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Six Months Ending June 30 2008	Six Months Ending June 30 2007
REVENUES
Rooms	$943,472	$—
Other income	158,105	—

Total revenues	1,101,577	—

OPERATING EXPENSES
Rooms	218,827	—
Depreciation and amortization	274,743	—
Real estate taxes, insurance and other	76,018	631
Property operation, maintenance and energy costs	137,484	—
Management and franchise fees	110,958	—
Administrative and other	363,542	1,175

Total operating expenses	1,181,572	1,806

Operating loss	(79,995)	(1,806)

OTHER INCOME (EXPENSE)
Interest expense	(283,618)	(9,626)

Net loss	$(363,613)	$(11,432)

TUCSON, AZ—HILTON GARDEN INN HOTEL

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ending June 30 2008	Six Months Ending June 30 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(363,613)	$(11,432)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	263,563	—
Changes in operating assets and liabilities:
Accounts receivable	(56,213)	—
Prepaid expenses and other assets	(135,189)	(17,732)
Accounts payable and accrued expenses	510,068	—

Net cash provided by (used in) operating activities	218,616	(29,164)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment, including construction-in-progress	(5,219,139)	(1,980,494)

Net cash used in investing activities	(5,219,139)	(1,980,494)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from mortgage payable	5,147,433	1,430,935
Capital contributions	119,275	107,879

Net cash provided by financing activities	5,266,708	1,538,814

Net increase (decrease) in cash and cash equivalents	266,185	(470,844)

CASH AND CASH EQUIVALENTS
Beginning of period	205,722	482,513

End of period	$471,907	$11,669

SUPPLEMENTAL INFORMATION
Interest paid	$402,341	$38,008

NON-CASH TRANSACTIONS
Construction related payables	$(2,063,215)	$709,573

The unaudited interim financial statements have been prepared in accordance with Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered for a fair presentation have been included. These unaudited interim financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2007 included herein. Operating results for the six month period ended June 30, 2008 are not necessarily indicative of the results that may be expected for the twelve month period ending December 31, 2008.

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Charlotte Lakeside Hotel, L.P.:

We have audited the accompanying balance sheets of the Charlotte Lakeside Hotel, L.P., as of December 31, 2007 and 2006, and the related statements of operations and partners’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of the Charlotte Lakeside Hotel, L.P. as of December 31, 2007 and 2006, and the results in its operations, changes in partners’ deficit, and cash flows for the years ended December 31, 2007 and 2006 in conformity with U.S. generally accepted accounting principles.

/s/ SCHNEIDER & COMPANY

Certified Public Accountants, PC

Parsippany, New Jersey

September 12, 2008

CHARLOTTE LAKESIDE HOTEL, L.P.

BALANCE SHEETS

AS OF DECEMBER 31, 2007 and 2006

	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,569	$84,166
Accounts receivable	20,900	29,714
Prepaid expenses and other current assets	11,030	14,451

Total current assets	81,499	128,331

PROPERTY AND EQUIPMENT:
Land	1,163,961	1,163,961
Buildings	4,869,581	4,869,581
Furniture, fixtures and equipment	3,657,312	3,282,919

	9,690,854	9,316,461
Accumulated depreciation	(5,512,244)	(5,069,660)

Total property and equipment	4,178,610	4,246,801

OTHER ASSETS, net	36,262	42,118

Total assets	$4,296,371	$4,417,250

LIABILITIES AND PARTNERS’ DEFICIT

CURRENT LIABILITIES:
Current portion of long-term debt	$532,034	$472,153
Accounts payable	284,749	235,262
Accrued expenses	46,027	113,620
Accrued management fees—affiliates	577,442	438,281
Due to affiliates	1,987,231	1,976,527

Total current liabilities	3,427,483	3,235,843

LONG-TERM DEBT, net of current portion	3,319,524	3,852,558

COMMITMENTS AND CONTINGENCIES

PARTNERS’ DEFICIT	(2,450,636)	(2,671,151)

Total liabilities and partners’ deficit	$4,296,371	$4,417,250

The accompany notes to these financial statements

are integral part of these financial statements.

CHARLOTTE LAKESIDE HOTEL, L.P.

STATEMENTS OF OPERATIONS AND PARTNERS’ DEFICIT

AS OF DECEMBER 31, 2007 and 2006

	Year ended December 31,
	2007	2006
REVENUES:
Rooms	$2,734,801	$2,547,061
Meeting room	10,937	9,748
Telephone	6,087	6,267
Other	38,658	30,585

Total revenues	2,790,483	2,593,661

DEPARTMENTAL EXPENSES
Rooms	786,425	755,286
Meeting room	6,360	5,907
Telephone	17,801	16,652
Other	6,721	7,349

Total departmental expenses	817,307	785,194

GROSS OPERATING INCOME	1,973,176	1,808,467

OTHER OPERATING EXPENSES
General and administrative	407,540	357,360
Advertising and business promotion	285,830	281,410
Energy	156,880	153,778
Property operations and maintenance	241,190	241,422
Rent, Property Taxes and Insurance	114,856	161,777
Administrative Services and Professional Fees	162,203	152,610
Management Fees—affiliates	139,160	129,587

Total operating expenses	1,507,659	1,477,944

INCOME FROM OPERATIONS	465,517	330,523

DEPRECIATION AND AMORTIZATION	448,439	374,722

INTEREST EXPENSE, net	46,563	101,704

NET LOSS	(29,485)	(145,903)

PARTNERS’ DEFICIT, beginning of year	(2,671,151)	(2,625,248)

CAPITAL CONTRIBUTIONS	250,000	100,000

PARTNERS’ DEFICIT, end of year	$(2,450,636)	$(2,671,151)

The accompany notes to these financial statements

are integral part of these financial statements.

CHARLOTTE LAKESIDE HOTEL, L.P.

STATEMENTS OF CASH FLOWS

AS OF DECEMBER 31, 2007 and 2006

	Year ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,485)	$(145,903)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Accretion of forgiveness of indebtedness	(217,852)	(191,445)
Depreciation and amortization	448,440	374,712
Changes in:
Accounts receivable	8,814	66,621
Prepaid expenses and other current assets	3,421	(2,872)
Accounts payable	49,487	(10,414)
Accrued management fees—affiliates	139,161	129,587
Accrued expenses	(67,592)	67,382

Net cash flows provided by operating activities	334,394	287,668

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(374,393)	(231,590)

Net cash flows used in investing activities	(374,393)	(231,590)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(255,301)	(226,568)
Capital contributions	250,000	100,000
Borrowings from affiliates	10,703	145,576

Net cash flows provided by financing activities	5,402	19,008

INCREASE IN CASH AND CASH EQUIVALENTS	(34,597)	75,086

CASH AND CASH EQUIVALENTS, beginning of year	84,166	9,080

CASH AND CASH EQUIVALENTS, end of year	$49,569	$84,166

The accompany notes to these financial statements

are integral part of these financial statements.

CHARLOTTE LAKESIDE HOTEL, L.P.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 and 2006

1. ORGANIZATION

Charlotte Lakeside Hotel, L.P. is a limited partnership which owns a Homewood Suites hotel in Charlotte, North Carolina. The partnership is managed by common affiliates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Revenue Recognition

Revenues are derived primarily from the rental of hotel rooms. Revenues are recognized as earned.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost. Improvements that extend the life of the asset are capitalized. Depreciation is provided using straight-line and declining balance methods. The Partnership utilizes the following useful lives:

Buildings	15-40 years
Furniture, fixtures and equipment	5-10 years

Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations or betterments, which extend the useful life of the assets, are capitalized.

Long-Lived Assets

The Partnership reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable, as measured by comparing their net book value to the estimated future cash flows generated by their use. The Partnership does not believe that any such changes have occurred.

Other Assets

Other assets consist of hotel licenses and loan acquisition costs. Hotel licenses are amortized on a straight-line basis over the life of the applicable license, usually 20 years. Loan acquisition costs are amortized over the life of the applicable loan. Amortization of these costs was $5,856 and $5,856 during the years ended December 31, 2007 and 2006, respectively.

Income Taxes

No provision is made in the accounts of the Partnership for federal and state income taxes as such taxes are liabilities of the individual partners. The Partnership’s income tax returns and the amount of allocable partnership income are subject to examination by federal and state taxing authorities. If an examination results in a change to the Partnerships’ reported income or loss, the taxable income or loss reported by the individual partners may also change.

Cash and Cash Equivalents—Concentration of Credit Risk

For purposes of the Statement of Cash Flows, the Partnership considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Interest paid was approximately $264,415 and $293,149 for the years ended December 31, 2007 and 2006, respectively.

Financial instruments that potentially subject the Partnership to concentrations of credit risk consist principally of cash and cash equivalents and escrow deposits in financial institutions. The Partnership places its cash and temporary cash investments with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit.

3. LONG-TERM DEBT

As of December 31 long-term debt consisted of the following:

	2007	2006
Hotel building financing	$3,851,558	$4,324,711
Less: current portion	(532,034)	(472,153)

Long-term portion	$3,319,524	$3,852,558

Hotel Building Financing

The Partnership’s mortgages were consolidated, amended and restated during 1993 along with a consolidated group of eight other hotel mortgages upon purchase of the mortgages from the lender by Nomura Asset Capital Corporation (“NACC”). The 1993 consolidated group note with NACC of $72,204,000 bears interest at 12% per annum and principal and interest are paid monthly with a level monthly debt service payment calculated on $51,500,000 of principal through July 1, 2013. The remaining portion of consolidated group principal at inception of $20,704,000 is being amortized and forgiven by NACC on a pari passu basis as the monthly debt service payments are made.

Approximately $217,852 and $191,445 of the Partnership’s principal was amortized and forgiven during the years ended December 31, 2007 and 2006, respectively and was recorded as a reduction of interest expense. NACC had a first mortgage lien until May 22, 2008 on each of the group properties which all contain cross-collateralization and cross-default provisions. This collateral included all property and interests in property owned or acquired by the Partnership. See Note 8.

4. RELATED PARTY TRANSACTIONS

Management Fees

Under management agreements with affiliates, the Partnership incurs a basic fee of 4% of adjusted gross revenue, as defined, and an incentive fee of 10% of gross operating profit, as defined. Management fees were $139,160 and $129,587 for the years ended December 31, 2007 and 2006, respectively. Accrued management fees were $577,442 and $438,281 at December 31, 2007 and 2006, respectively.

Administrative Services

In addition, the Partnership utilizes the services of various affiliates for management, accounting and computer services. Amounts paid to affiliates for such services were $114,055 and $118,144 for the years ended December 31, 2007 and 2006, respectively.

Capital Contributions

During the years ended December 31, 2007 and 2006, partners made capital contributions of $250,000 and $100,000, respectively to the Partnership and will continue to make additional advances and/or capital contributions during 2008, if necessary.

5. LEASES

The Partnership leases hotel equipment under operating leases. Rent expense for these leases, excluding the related party lease discussed above, was $17,254 and $17,025 for the years ended December 31, 2007 and 2006, respectively.

Future minimum lease payments, excluding the related party lease discussed above, under the non-cancellable operating leases as of December 31, 2007 are as follows:

Year Ending December 31	Amount
2008	$16,920
2009	7,050

$23,970

6. SAVINGS AND RETIREMENT PLAN

Under the provisions of the Partnership’s 401(k) Savings and Retirement Plan, an employee may contribute a percentage of each year’s pay subject to legal maximums. The Partnership has the option to provide an employer matching contribution each year. The Partnership’s contribution was $5,326 and $3,594 for the years ended December 31, 2007 and 2006, respectively, which was equal to 50% of the first 4% of each participating employee’s contributions. Vesting of Partnership contributions starts in the second year of an employee’s service and increases by 20% each year, until fully vested in year six.

7. COMMITMENTS AND CONTINGENCIES

In conjunction with the Partnership’s agreement with a national hotel chain, the Partnership is obligated to perform certain additional renovations and improvements to its hotel which management estimates will aggregate approximately $1,700,000 as of December 31, 2007.

8. SUBSEQUENT EVENT

On May 22, 2008, the Partnership re-mortgaged its property along with six other co-borrowers with Wachovia Bank, NA. The consolidated loan agreement aggregated $60 million giving Wachovia a first mortgage lien on each of seven properties which all contain cross collateralization and cross default provisions. The collateral for this agreement includes all property and interests in property owned or acquired by the Partnership. In addition, the loan agreement required a $15 million guarantee by certain other affiliates of the consolidated borrowing group. The loan requires monthly payments of interest only at a rate of LIBOR plus 2.5% and requires an interest rate swap agreement which currently brings the effective rate of interest to approximately 6% at June 30, 2008. The $60 million mortgage matures on May 31, 2011 and is subject to two one-year extensions provided certain conditions are met.

As of September 12, 2008, the Partnership has not borrowed its $3.7 million allocation from the group’s $60 million agreement. The Partnership’s institutional borrowings have been replaced since May 22, 2008 by non-interest bearing advances from an affiliate.

(Remainder of Page Is Intentionally Blank)

CHARLOTTE LAKESIDE HOTEL, L.P.

BALANCE SHEETS

AS OF JUNE 30, 2008 and 2007

(Unaudited)

	June 30,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,051	$95,046
Accounts receivable	40,202	60,086
Prepaid expenses and other current assets	—	9,572

Total current assets	89,253	164,704

PROPERTY AND EQUIPMENT:
Land	1,163,961	1,163,961
Buildings	4,869,581	4,869,581
Furniture, fixtures and equipment	4,214,824	3,352,030

	10,248,366	9,385,572
Accumulated depreciation	(5,727,872)	(5,253,513)

Total property and equipment	4,520,494	4,132,059

OTHER ASSETS, net	113,224	39,190

Total assets	$4,722,971	$4,335,953

LIABILITIES AND PARTNERS’ DEFICIT

CURRENT LIABILITIES:
Current portion of long-term debt	$—	$501,201
Accounts payable	177,082	141,728
Accrued expenses	114,037	84,951
Accrued management fees—affiliates	629,678	509,411
Due to affiliates	4,863,989	1,998,258

Total current liabilities	5,784,786	3,235,549

LONG-TERM DEBT, net of current portion	—	3,593,479

COMMITMENTS AND CONTINGENCIES

PARTNERS’ DEFICIT	(1,061,815)	(2,493,075)

Total liabilities and partners’ deficit	$4,722,971	$4,335,953

CHARLOTTE LAKESIDE HOTEL, L.P.

STATEMENTS OF INCOME AND PARTNERS’ DEFICIT

AS OF JUNE 30, 2008 and 2007

(Unaudited)

	Six months ended June 30,
	2008	2007
REVENUES:
Rooms	$1,025,867	$1,398,742
Meeting room	3,828	6,156
Telephone	1,748	3,074
Other	13,825	20,879

Total revenues	1,045,268	1,428,851

DEPARTMENTAL EXPENSES
Rooms	337,806	392,071
Meeting room	3,031	3,149
Telephone	8,143	8,539
Other	1,794	4,372

Total departmental expenses	350,774	408,131

GROSS OPERATING INCOME	694,494	1,020,720

OTHER OPERATING EXPENSES
General and administrative	172,870	190,403
Advertising and business promotion	132,956	139,827
Energy	63,530	73,086
Property operations and maintenance	98,925	121,513
Rent, Property Taxes and Insurance	59,538	54,360
Administrative Services and Professional Fees	75,583	75,717
Management Fees—affiliates	52,236	71,130

Total operating expenses	655,638	726,036

INCOME FROM OPERATIONS	38,856	294,684
DEPRECIATION AND AMORTIZATION	237,855	186,780
INTEREST EXPENSE, net	622,820	29,826
GAIN ON DEBT CANCELLATION	(1,710,641)	—

NET INCOME	888,822	78,078
PARTNERS’ DEFICIT, beginning of period	(2,450,637)	(2,671,153)
CAPITAL CONTRIBUTIONS	500,000	100,000

PARTNERS’ DEFICIT, end of period	$(1,061,815)	$(2,493,075)

CHARLOTTE LAKESIDE HOTEL, L.P.

STATEMENTS OF CASH FLOWS

AS OF JUNE 30, 2008 and 2007

(Unaudited)

	Six months ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$888,822	$78,078
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Accretion of forgiveness of indebtedness	(78,232)	(106,191)
Depreciation and amortization	237,855	186,781
Gain on debt cancellation	(1,710,641)	—
Changes in:
Accounts receivable	(19,302)	(30,372)
Prepaid expenses and other current assets	11,030	4,879
Accounts payable	(107,667)	(93,534)
Accrued management fees—affiliates	52,236	71,130
Accrued expenses	68,010	(28,669)

Net cash flows (used in) provided by operating activities	(657,889)	82,102

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(557,512)	(69,111)
Increase in other long term assets	(99,189)	—

Net cash flows used in investing activities	(656,701)	(69,111)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(2,062,685)	(123,840)
Borrowings from affiliates	2,876,757	21,730
Capital contributions	500,000	100,000

Net cash flows provided by (used in) financing activities	1,314,072	(2,110)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(518)	10,881

CASH AND CASH EQUIVALENTS, beginning of period	49,569	84,165

CASH AND CASH EQUIVALENTS, end of period	$49,051	$95,046

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Apple Nine Hospitality, Inc.

Richmond, Virginia

We have audited the accompanying balance sheets of the Santa Clarita—Courtyard by Marriott Hotel (the Hotel), as of December 31, 2007 and 2006, and the related statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2007 and 2006, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ L.P. Martin & Company, P.C.

September 26, 2008

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$3,162,456	$3,162,456
Construction in Progress	—	10,632,981
Building and Improvements	13,334,334	—
Furnishings and Equipment	3,544,985	910,493

TOTAL	20,041,775	14,705,930
Less: Accumulated Depreciation	(680,669)	—

NET INVESTMENT IN HOTEL PROPERTY	19,361,106	14,705,930

Cash and Cash Equivalents	10,910	565,329
Accounts Receivable—Trade	73,844	—
Affiliate Advances	325,993	622,552
Prepaids and Other	126,168	23,698
Franchise Fees, Net	55,025	56,800

	591,940	1,268,379

TOTAL ASSETS	$19,953,046	$15,974,309

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Mortgages Payable	$15,720,040	$9,395,420
Affiliate Advances	121,303	—
Accounts Payable	476,966	7,297
Accrued Expenses	121,564	2,856,507
Cash Deficit	314,529	29,529

TOTAL LIABILITIES	16,754,402	12,288,753
MEMBERS’ EQUITY	3,198,644	3,685,556

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$19,953,046	$15,974,309

The accompanying notes are an integral part of these financial statements.

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

STATEMENTS OF MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Balance, Beginning of Year	$3,685,556	$3,654,017
Net Loss	(1,078,500)	(46,716)
Member Contributions, net	591,588	78,255

Balance, End of Year	$3,198,644	$3,685,556

The accompanying notes are an integral part of these financial statements.

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES:
Rooms	$2,018,947	$—
Other Operating Departments	310,415	—

TOTAL REVENUES	2,329,362	—

EXPENSES:
Rooms	317,421	—
Other Operating Departments	323,216	—
General and Administrative	464,121	—
Sales and Marketing	192,781	—
Property Operations and Energy	257,058	—
Property Taxes and Insurance	169,286	—
Interest Expense	612,321	—
Depreciation and Amortization	682,444	—
Management and Royalty Fees	204,617	—
Pre-Opening Costs	184,597	46,716

TOTAL EXPENSES	3,407,862	46,716

NET LOSS	$(1,078,500)	$(46,716)

The accompanying notes are an integral part of these financial statements.

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Loss	$(1,078,500)	$(46,716)
Adjustments to Reconcile Net Loss to Net Cash Provided (Used) by Operating Activities:
Depreciation	680,669	—
Amortization	1,775	—
Change in:
Accounts Receivable—Trade	(73,844)	—
Prepaids and Other	(102,470)	(1,149)
Accounts Payable	227,981	—
Accrued Expenses	66,364	—
Cash Deficit	314,529	—

NET CASH FLOWS FROM (TO) OPERATING ACTIVITIES	36,504	(47,865)

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(7,507,131)	(8,860,481)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	6,354,580	9,395,420
Mortgage Loan Curtailments	(29,960)	—
Member Contributions (Distributions), net	591,588	78,255

NET CASH FLOWS FROM FINANCING ACTIVITIES	6,916,208	9,473,675

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(554,419)	565,329
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	565,329	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$10,910	$565,329

SUPPLEMENTAL DISCLOSURES:
Interest Paid	$984,110	$201,477

The accompanying notes are an integral part of these financial statements.

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

NOTES TO THE FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial information of the 140 room Courtyard by Marriott Hotel located at 28523 Westinghouse Place in Santa Clarita, California (the Hotel) as of December 31, 2007 and 2006 and for the years then ended. The Hotel is owned by Ocean Park Hotels—MMM, LLC, a California limited liability company.

The Hotel land was acquired in 2004. Construction of the Hotel was completed and the Hotel opened for business on May 17, 2007.

Courtyard by Marriott Hotels specialize in providing full service lodging for business or leisure travelers. Economic conditions in the Hotel locality will impact the Hotel’s future revenues and the ability to collect accounts receivable.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents includes cash on hand and demand deposits in banks.

Concentrations—Cash maintained at major financial institutions may at times during the year be in excess of the FDIC-insured limit. However, these deposits may be redeemed upon demand, and therefore, bear minimal risk. At December 31, 2007, cash deposits were within FDIC insurance limits.

Accounts Receivable—Accounts receivable is comprised primarily of trade and credit card receivables due from Hotel guests. Accounts receivable are written off when collection is deemed doubtful. At December 31, 2007, all accounts receivable balances are considered to be fully collectible, and accordingly, an allowance for doubtful accounts has not been recorded. It is possible that certain balances will become uncollectible.

Amortization—Amortization of franchise fees is recorded on a straight-line basis. Amortization expense is anticipated to be $2,840 in each of the five succeeding years.

Pre-Opening Costs—Pre-Opening Costs represent expenditures incurred prior to the opening of the Hotel that would normally be expensed as a cost of operations if those costs were incurred after operations had begun.

Investment in Hotel Property—Land, building and improvements, furnishings and equipment and construction in progress are stated at the Owner’s cost. Mortgage interest of $388,110 in 2007 and $231,006 in 2006 is included as a cost of Hotel property. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Construction in progress consists of costs incurred to develop the site and construct the Hotel to the time the Hotel is placed in operation.

The respective classes of Hotel property are depreciated using straight-line methods over the following lives:

Building and Improvements	15 to 40 Years
Furnishings and Equipment	5 Years

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. Assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell. No impairment losses have been recorded to date.

Revenue Recognition—Room and other operating revenues represent revenue derived from rental of rooms and other associated customer fees. Revenue is recognized as room stays occur and other services are provided.

Advertising—Advertising costs are expensed in the period incurred.

Income Taxes—The Hotel property was owned by a limited liability company throughout the financial statement periods. Income and losses of a limited liability company are passed through to the members and taxed on their individual income tax returns. Accordingly, these financial statements do not reflect an income tax provision.

NOTE 3—RELATED PARTY TRANSACTIONS

A franchise agreement has been entered into with Marriott International, Inc., which entitles the Owner to operate as a Courtyard by Marriott Hotel for a twenty year term beginning on the opening date of the Hotel. The agreement required an initial franchise fee of $56,800. The fee is being amortized straight-line over the term of the agreement.

The agreement requires the payment of continuing royalty and marketing fees at the rates of 5.5% and 2.0% of gross room revenue, respectively. During 2007, royalty and marketing fees totaled $111,443 and $42,072, respectively.

Affiliate advances represent non-interest bearing loans to and from various affiliates to fund construction costs and various operating activities.

The Hotel is managed by Ocean Park Hotels, Inc., an affiliated entity. The management contract, which is for a ten year term beginning on the opening date of the Hotel, requires the Hotel owner to pay monthly management fees at 4.0% of “adjusted gross revenues.” In 2007, management fee expense totaled $93,174.

NOTE 4—MORTGAGES AND NOTE PAYABLE

The Hotel property is encumbered by a first deed of trust payable to Rabobank, NA, formerly Mid-State Bank and Trust. The loan, in the original amount of $15,750,000, is for a ten year term maturing on March 14, 2016.

For the initial 18 months, the note required interest only payments at a rate of 7.0%. For the period October 14, 2007 through March 14, 2011, the note continues to bear interest at a rate of 7.0% but requires monthly principal and interest payments of $105,866. For the final fifty-nine months, the interest rate changes to a variable rate equal to 2.5% above the rate for 5 year U. S. Government Treasuries with required monthly payments in an amount to fully amortize the loan in 318 months. The unpaid principal balance is payable in full on March 14, 2016.

The note is secured by the Hotel real estate, by an assignment of rents, by a security interest in the rents and personal property, and by the personal guarantee of the managing member of the Owner.

Below is a schedule of required future principal curtailments as of December 31, 2007:

2008	$175,549
2009	188,239
2010	201,847
2011	204,193
2012	214,728
Thereafter	14,735,484

TOTAL	$15,720,040

NOTE 5—SUBSEQUENT EVENT

On July 24, 2008, the Owner of the Hotel property entered into a contract to sell the Hotel property to an affiliate of Apple Nine Hospitality, Inc for $22,700,000. The sale closed September 24, 2008.

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

BALANCE SHEETS

JUNE 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$3,162,456	$3,162,456
Building and Improvements	13,334,334	13,334,334
Furnishings and Equipment	3,547,362	2,888,209

TOTAL	20,044,152	19,384,999
Less: Accumulated Depreciation	(1,225,442)	(119,714)

NET INVESTMENT IN HOTEL PROPERTY	18,818,710	19,265,285

Cash and Cash Equivalents	22,983	26,066
Accounts Receivable—Trade	75,144	27,830
Affiliate Advances	438,792	537,487
Prepaids and Other	144,159	41,804
Franchise Fees, Net	53,605	56,445

	734,683	689,632

TOTAL ASSETS	$19,553,393	$19,954,917

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Mortgage Payable	$15,680,600	$15,544,215
Accounts Payable	431,645	20,736
Affiliate Advances	199,210	24,251
Accrued Expenses	639,494	65,803
Cash Deficit	11,743	891,564

TOTAL LIABILITIES	16,962,692	16,546,569
MEMBERS’ EQUITY	2,590,701	3,408,348

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$19,553,393	$19,954,917

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

STATEMENTS OF MEMBERS’ EQUITY

SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
Balance, January 1	$3,198,644	$3,685,556
Net Loss	(645,007)	(422,279)
Member Contributions, net	37,064	145,071

Balance, June 30	$2,590,701	$3,408,348

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

STATEMENTS OF OPERATIONS

SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
REVENUES:
Rooms	$1,758,877	$274,561
Other Operating Departments	214,437	50,174
Other Income	2,953	—

TOTAL REVENUES	1,976,267	324,735

EXPENSES:
Rooms	218,892	75,007
Other Operating Departments	249,562	19,557
General and Administrative	373,084	131,176
Sales and Marketing	151,394	41,558
Property Operations and Energy	191,384	54,181
Property Taxes and Insurance	159,016	8,179
Interest Expense	555,617	89,823
Depreciation and Amortization	546,193	120,069
Management and Royalty Fees	176,132	26,717
Pre-Operating Costs	—	180,747

TOTAL EXPENSES	2,621,274	747,014

NET LOSS	$(645,007)	$(422,279)

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

STATEMENTS OF CASH FLOWS

SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Loss	$(645,007)	$(422,279)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation	544,773	119,714
Amortization	1,420	355
Change in:
Accounts Receivable—Trade	(1,300)	(27,830)
Prepaids and Other	(17,991)	(18,106)
Accounts Payable	(45,321)	20,736
Accrued Expenses	517,930	28,225
Affiliate Advances	(34,892)	—
Cash Deficit	(302,786)	891,564

NET CASH FLOWS FROM OPERATING ACTIVITIES	16,826	592,379

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(2,377)	(7,425,508)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	—	6,148,795
Mortgage Payable Curtailments	(39,440)	—
Member Contributions, net	37,064	145,071

NET CASH FLOWS FROM (TO) FINANCING ACTIVITIES	(2,376)	6,293,866

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12,073	(539,263)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	10,910	565,329

CASH AND CASH EQUIVALENTS, END OF PERIOD	$22,983	$26,066

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Allen Stacy Hotel, Ltd.

Allen, Texas

We have audited the accompanying balance sheets of Allen Stacy Hotel, Ltd. as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allen Stacy Hotel, Ltd. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Novogradac & Company LLP

Cleveland, Ohio

September 23, 2008

ALLEN STACY HOTEL, LTD.

BALANCE SHEETS

December 31, 2007 and 2006

	2007	2006
ASSETS
PROPERTY AND EQUIPMENT
Land and improvements	$914,358	$914,358
Building and improvements	6,511,178	6,500,847
Furniture, fixtures and equipment	1,317,166	1,309,627

	8,742,702	8,724,832
Less accumulated depreciation	(754,787)	(256,148)

	7,987,915	8,468,684
OTHER ASSETS
Cash and cash equivalents:
Operations	483,637	200,268
Reserve for furniture, fixtures and equipment	53,276	—
Accounts receivable, net	35,296	22,581
Prepaid expenses	16,207	26,849
Deferred charges, net	163,483	216,215

Total other assets	751,899	465,913

TOTAL ASSETS	$8,739,814	$8,934,597

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Accounts payable:
Trade	$18,795	$58,019
Construction	—	247,590
Accrued expenses:
Interest	—	42,764
Operating expenses	84,105	50,255
Real estate and other taxes	192,281	98,447
Management fees	7,454	5,350
Sales and occupancy taxes	31,472	22,338
Advances payable—partner	—	23,892
Advance deposits	7,224	—
Lease payable	213,355	263,835
Note payable	510,990	300,000
Mortgage note payable	6,707,221	6,863,913

Total liabilities	7,772,897	7,976,403
PARTNERS’ CAPITAL	966,917	958,194

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$8,739,814	$8,934,597

The accompanying notes are an integral part of these financial statements.

ALLEN STACY HOTEL, LTD.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2007 and 2006

	2007	2006
REVENUES
Rooms	$2,873,469	$781,238
Telephone	5,520	954
Ancillary income	100,489	30,626

	2,979,478	812,818

DEPARTMENTAL EXPENSES
Rooms	669,868	225,683
Telephone	21,575	14,477
Ancillary services	39,859	12,480

	731,302	252,640

DEPARTMENTAL INCOME	2,248,176	560,178

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	186,827	55,737
General and administrative	219,950	80,328
Energy costs	130,791	44,050
Repairs and maintenance	163,222	62,461
Franchise fees	115,156	31,302
Management fees	89,289	24,368

	905,235	298,246

OPERATING INCOME	1,342,941	261,932

FIXED EXPENSES
Insurance	9,360	4,527
Property and other taxes	186,032	44,665
Interest	587,163	212,931
Depreciation and amortization	551,371	278,120

	1,333,926	540,243

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)	9,015	(278,311)

OTHER INCOME (EXPENSE)
Interest	1,860	312
Miscellaneous	(2,152)	(375)
Organizational and start-up costs	—	(98,426)

	(292)	(98,489)

NET INCOME (LOSS)	$8,723	$(376,800)

The accompanying notes are an integral part of these financial statements.

ALLEN STACY HOTEL, LTD.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the years ended December 31, 2007 and 2006

BALANCE—JANUARY 1, 2006	$1,271,563

Contributions	63,431
Net loss	(376,800)

BALANCE—DECEMBER 31, 2006	958,194
Net income	8,723

BALANCE—DECEMBER 31, 2007	$966,917

The accompanying notes are an integral part of these financial statements.

ALLEN STACY HOTEL, LTD.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$8,723	$(376,800)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	551,371	278,120
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(12,715)	(22,581)
Decrease (increase) in prepaid expenses	10,642	(26,849)
Decrease in accounts payable—trade	(39,224)	(24,911)
Increase in accrued expenses	96,158	219,154
Increase in advance deposits	7,224	—

Total adjustments	613,456	422,933

Net cash provided by operating activities	622,179	46,133
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(265,460)	(6,053,564)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on deferred charges	—	(111,198)
Payments on advances payable—partners	(23,892)	(63,431)
Principal payments on lease payable	(50,480)	(36,552)
Proceeds from note payable	250,000	300,000
Payments on note payable	(39,010)	—
Proceeds from mortgage note payable	—	6,066,680
Payments on mortgage note payable	(156,692)	(15,237)
Contributions from partners	—	63,431

Net cash (used in) provided by financing activities	(20,074)	6,203,693

NET INCREASE IN CASH AND CASH EQUIVALENTS	336,645	196,262
CASH AND CASH EQUIVALENTS—BEGINNING OF YEAR	200,268	4,006

CASH AND CASH EQUIVALENTS—END OF YEAR	536,913	200,268
LESS RESTRICTED CASH AND CASH EQUIVALENTS
Reserve for furniture, fixtures and equipment	(53,276)	—

UNRESTRICTED CASH AND CASH EQUIVALENTS—END OF YEAR	$483,637	$200,268

The accompanying notes are an integral part of these financial statements.

ALLEN STACY HOTEL, LTD.

STATEMENTS OF CASH FLOWS (CONTINUED)

For the years ended December 31, 2007 and 2006

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid for interest during the year for:
Interest—expensed	$629,927	$170,167
Interest—capitalized	—	152,739

Total	$629,927	$322,906

Supplemental disclosure of non-cash investing activities:
Purchase of property and equipment is shown net of accounts payable—construction	$—	$247,590

Acquisition of equipment through capital lease	$—	$300,387

The accompanying notes are an integral part of these financial statements.

ALLEN STACY HOTEL, LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 and 2006

1. General

Allen Stacy Hotel, Ltd. (the “Partnership”), a Texas limited partnership, was formed in April 2003 to own and operate a hotel under the franchise of Hilton Hotel. The 103-room Hampton Inn and Suites, (the “Hotel”) located in Allen, Texas, began operations in August 2006.

On August 1, 2008, Apple Nine Hospitality Ownership, Inc., a Virginia corporation, entered into a contract with Allen Stacy Hotel, Ltd. to acquire the Hotel.

The accompanying financial statements have been prepared for the purpose of enabling Apple Nine Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

2. Summary of significant accounting policies and nature of operations

Accounting method

The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Accounts receivable

Accounts receivable represents unbilled hotel guest charges for guests staying at the hotel as of the end of the year and corporate account customer charges from various times throughout the year. The Company estimates an allowance for doubtful accounts based on historical activity. As of December 31, 2007 and 2006, the allowance for doubtful accounts was $435 and $406, respectively.

Advertising costs

Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2007 and 2006, was $69,902 and $23,450, respectively, which is included in marketing and advertising expense in the accompanying statements of operations.

Allocation

Income, loss and cash flows are allocated in accordance with the terms of the Partnership Agreement.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with maturities of three months or less at the date of acquisition.

Concentration of credit risk

The Partnership deposits its cash in financial institutions. At times, the account balances may exceed the institution’s federally insured limits. The Partnership has not experienced any losses in such accounts.

Deferred charges

Capitalized loan costs are amortized on the straight-line method over the life of the mortgage. The license fee is amortized over the life of the agreement. Amortization expense for the years ended December 31, 2007 and 2006, was $52,732 and $21,972, respectively.

	2007	2006
Capitalized loan costs	$181,187	$181,187
License fee	65,000	65,000

	246,187	246,187
Less: accumulated amortization	(82,704)	(29,972)

Deferred charges, net	$163,483	$216,215

Economic concentrations

The Partnership operates one hotel in Allen, Texas. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in the travel and tourism industry.

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in the circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount the asset exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2007 and 2006.

Income taxes

The Partnership is not taxed directly on its income, rather the respective items of income or expense are reported by the partners on their individual returns; therefore, no provision for income taxes is provided for in these financial statements.

Organizational and start-up costs

Organizational and start-up costs are expensed in the year incurred.

Property and equipment

Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis and other accelerated methods over the estimated useful lives as follows:

Building and improvements	15 to 39 years
Furniture, fixtures and equipment	5 to 7 years

Furniture, fixtures and equipment consist primarily of room furniture, fixtures, kitchen equipment, computer equipment, and operating equipment. Operating equipment consists of primarily of china, glassware, silverware, pots and pans, and linen.

Depreciation expense for the years ended December 31, 2007 and 2006, was $498,639 and $256,148, respectively.

Maintenance and repairs are charged against income as incurred and major improvements that significantly extend the useful life of property and equipment are capitalized.

Costs directly associated with the acquisition, development, and construction of the Partnership are capitalized. Such costs include interest, property taxes, insurance, pre-acquisition expenditures, and other direct costs incurred during the construction period.

Restricted cash

Management maintains cash reserves for the replacement of and additions to furniture, fixtures, and equipment. The unexpended reserve, classified as reserve for furniture, fixtures and equipment on the accompanying balance sheets, totaled $53,276 and $-0-, respectively, as of December 31, 2007 and 2006.

Revenue recognition

For financial reporting, the Partnership recognizes income on the accrual method of accounting. Under this method, revenue is recognized when services are performed. Revenue from advance deposits are deferred and included in income when the services to which they relate are delivered.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

3. Mortgage note payable

During 2005, the Partnership entered into a loan agreement with Texans Commercial Capital LLC. The loan is payable in monthly installments of principal and interest. The remaining principal is due at maturity. The note is secured by a first mortgage on the Partnership’s real property, an assignment of revenues, a guarantee by the General Partners and the personal guarantee of the individual managing members of the General Partners. The balance of the mortgage note payable at of December 31, 2007 and 2006 was $6,707,221 and $6,863,913, respectively. Accrued interest as of December 31, 2007 and 2006, was $-0- and $42,764, respectively. The terms of the note are as follows:

Original amount	$6,879,150
Original date	May 2005
Maturity date	May 2010
Interest rate	7.375%
Current monthly payment	$55,353

The annual principal payment requirements are as follows:

2008	$168,500
2009	181,600
2010	6,357,121

$6,707,221

4. Note payable

In May 2006, LJM Stacy, LLC, a General Partner, entered into a loan agreement on behalf of the Partnership with First Bank of Canyon Creek (“Payee”). The note was amended and restated on January 19, 2007. The note is payable in monthly installments of principal and interest. Any outstanding principal and interest is due at maturity or as demanded by the Payee. The note is secured by the General Partners’ interest in the Partnership and is guaranteed by the General Partners and their individual managing members. The balance of the note at December 31, 2007 and 2006 was $510,990 and $300,000, respectively. There was no accrued interest on the note as of December 31, 2007 and 2006. The terms of the note are as follows:

Original amount	$300,000
Amended amount	$550,000
Amended maturity date	May 2008
Interest rate	(1)
Current monthly payment	$5,453

(1)	Interest is based on a variable rate equal to the lesser of the maximum rate permitted by the Texas Finance Code and Texas Credit Code or prime plus 2% (9.25% and 10.25% at December 31, 2007 and 2006, respectively). However, at no time shall the interest rate be less than 9.75%.

Subsequent to December 31, 2007, the Partnership entered into a Loan Modification Agreement to extend the note to November 2009. The interest rate at no time shall be less than 8% and the monthly payment of principal and interest was modified to $4,351. In addition a principal payment of $30,000 is due in May 2009.

5. Lease payable

During 2006, the Partnership entered into a financing lease agreement for equipment totaling $300,387. The equipment has been capitalized and is being depreciated in accordance with the Partnership’s depreciation policy. The lease requires 60 monthly payments of $6,531, which includes interest imputed at 11%, commencing July 2006. The balance of the lease payable as of December 31, 2007 and 2006 was $213,355 and $263,835, respectively. Interest expense under the lease totaled $27,889 and $15,996 during 2007 and 2006, respectively.

Future minimum lease payments on the capital lease as of December 31, 2007 are as follows:

2008	$78,400
2009	78,400
2010	78,400
2011	26,040

$261,240
Less amount representing interest	47,885

Present value of minimum lease payments	$213,355

6. Related party transactions

Advances payable—partners

As of December 31, 2006, advances from certain partners totaled $23,892. During 2007, the advances were repaid. The advances bore interest at prime and were payable upon demand. There was no interest paid on these advances.

Developer Fee

The Partnership has contracted with a related corporation Second Century Investments, an affiliate of a General Partners, for services rendered in structuring, negotiating and developing the project for a fee of $50,000. The fee has been capitalized to the cost of property and equipment.

Management fee

The Partnership has contracted with a related corporation, Gateway Hospitality Group, Inc., an affiliate of the General Partner, to provide management services for a fee of 3% of revenue. Total management fees of

$89,289 and $24,368 have been expensed for 2007 and 2006 respectively, under the above-mentioned management contract with $7,454 and $5,350 included in accrued expenses at December 31, 2007 and 2006, respectively.

Technical Service Fee

The Partnership has contracted with a related corporation Gateway Hospitality Group, Inc., an affiliate of a General Partner, to provide technical services for a fee of $50,000. The fee has been capitalized to the cost of property and equipment.

7. License agreement

The Partnership entered into a 20-year license agreement in May 2003 with Promus Hotels, Inc. which commenced in August 2006. The agreement allows the Partnership to operate the hotel under the Hampton Inn & Suites name. The Partnership paid a $65,000 license fee, which is capitalized and amortized over the life of the agreement. The agreement requires the payment of a monthly franchise fee and a monthly program fee of 4% and 4%, respectively, of gross room revenues, as defined in the license agreement. The monthly program fee is subject to change, however, increases will not exceed 1% in any calendar year and cumulative increases will not exceed 5% of gross room revenues. For the year ended December 31, 2007 and 2006, franchise fees totaled $115,156 and $31,302, respectively. Program fees of $115,156 and $31,302, were incurred during 2007 and 2006, respectively, and were included in rooms expense and marketing and advertising on the accompanying statements of operations.

ALLEN STACY HOTEL, LTD.

BALANCE SHEETS (UNAUDITED)

June 30, 2008 and 2007

	2008	2007
ASSETS
PROPERTY AND EQUIPMENT
Land and improvements	$914,358	$914,358
Building and improvements	6,512,593	6,511,843
Furniture, fixtures and equipment	1,322,829	1,311,519

	8,749,780	8,737,720
Less accumulated depreciation	(994,787)	(514,148)

	7,754,993	8,223,572

OTHER ASSETS
Cash and cash equivalents:
Operations	384,204	288,600
Reserve for furniture, fixtures and equipment	102,219	4,670
Accounts receivable	15,404	27,712
Prepaid expenses	11,416	15,736
Deferred charges, net	137,117	189,849

Total other assets	650,360	526,567

TOTAL ASSETS	$8,405,353	$8,750,139

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES
Accounts payable	$33,903	$24,947
Accrued expenses:
Interest	—	2,648
Operating expenses	59,758	64,620
Real estate and other taxes	109,794	96,917
Management fees	9,338	8,480
Sales and occupancy taxes	42,575	34,483
Advances payable - partner	—	10,551
Deposits	151	2,759
Lease payable	186,027	239,342
Note payable	504,396	549,401
Mortgage note payable	6,623,900	6,784,918

Total liabilities	7,569,842	7,819,066
PARTNERS’ CAPITAL	835,511	931,073

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$8,405,353	$8,750,139

ALLEN STACY HOTEL, LTD.

STATEMENTS OF OPERATIONS (UNAUDITED)

For the six months ended June 30, 2008 and 2007

	2008	2007
REVENUES
Rooms	$1,603,864	$1,394,635
Telephone	1,473	1,306
Ancillary income	53,601	47,714

	1,658,938	1,443,655

DEPARTMENTAL EXPENSES
Rooms	379,376	326,755
Telephone	11,793	9,365
Ancillary services	20,708	18,642

	411,877	354,762

DEPARTMENTAL INCOME	1,247,061	1,088,893

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	107,662	93,018
General and administrative	115,496	109,103
Energy costs	76,192	62,196
Repairs and maintenance	93,826	72,775
Franchise fees	64,323	55,793
Management fees	49,768	43,214

	507,267	436,099

OPERATING INCOME	739,794	652,794

FIXED EXPENSES
Insurance	3,501	5,484
Property and other taxes	127,138	90,667
Interest	285,058	297,898
Depreciation and amortization	266,366	284,366

	682,063	678,415

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)	57,731	(25,621)

OTHER INCOME (EXPENSE)
Interest	3,312	—
Miscellaneous	(364)	(1,500)

	2,948	(1,500)

NET INCOME (LOSS)	$60,679	$(27,121)

ALLEN STACY HOTEL, LTD.

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six months ended June 30, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$60,679	$(27,121)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	266,366	284,366
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	19,892	(5,131)
Decrease in prepaid expenses	4,791	11,113
Increase (decrease) in accounts payable	15,108	(33,072)
Decrease in accrued expenses	(93,847)	(12,006)
(Decrease) increase in deposits	(7,073)	2,759

Total adjustments	205,237	248,029

Net cash provided by operating activities	265,916	220,908
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(7,078)	(260,478)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on advances payable—partner	—	(13,341)
Principal payments on lease payable	(27,328)	(24,493)
Proceeds from note payable	—	250,000
Payments on note payable	(6,594)	(599)
Payments on mortgage note payable	(83,321)	(78,995)
Distributions to partners	(192,085)	—

Net cash (used in) provided by financing activities	(309,328)	132,572

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(50,490)	93,002
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	536,913	200,268

CASH AND CASH EQUIVALENTS—END OF PERIOD	486,423	293,270
LESS RESTRICTED CASH AND CASH EQUIVALENTS
Reserve for furniture, fixtures and equipment	(102,219)	(4,670)

UNRESTRICTED CASH AND CASH EQUIVALENTS—END OF PERIOD	$384,204	$288,600

Supplemental disclosure of cash flow information:
Cash paid for interest	$285,058	$338,014

Independent Auditors’ Report

To the Partners of

RSV Twinsburg Hotel, Ltd.

Twinsburg, Ohio

We have audited the accompanying balance sheets of RSV Twinsburg Hotel, Ltd. as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RSV Twinsburg Hotel, Ltd. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Novogradac & Company LLP

Cleveland, Ohio

September 23, 2008

RSV TWINSBURG HOTEL, LTD.

BALANCE SHEETS

December 31, 2007 and 2006

	2007	2006
ASSETS

PROPERTY AND EQUIPMENT
Land and improvements	$1,004,865	$1,004,865
Building and improvements	7,038,600	7,034,130
Furniture, fixtures and equipment	3,399,169	3,295,024

	11,442,634	11,334,019
Less accumulated depreciation	(5,007,769)	(4,580,112)

	6,434,865	6,753,907
OTHER ASSETS
Cash and cash equivalents:
Operations	582,603	596,993
Reserve for furniture, fixtures and equipment	397,171	168,835
Tax and insurance escrows	191,088	196,068
Accounts receivable, net	138,543	71,111
Prepaid expenses	38,937	44,052
Deferred charges, net	74,783	93,463

Total other assets	1,423,125	1,170,522

TOTAL ASSETS	$7,857,990	$7,924,429

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES
Accounts payable—trade	$65,362	$82,745
Accrued expenses:
Operating expenses	182,832	144,013
Real estate and other taxes	245,772	235,557
Management fees	20,704	18,307
Sales and occupancy taxes	23,280	21,233
Advance deposits	88,025	78,788
Mortgage note payable	7,844,383	8,006,276

Total liabilities	8,470,358	8,586,919
PARTNERS’ CAPITAL	(612,368)	(662,490)

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$7,857,990	$7,924,429

The accompanying notes are an integral part of these financial statements.

RSV TWINSBURG HOTEL, LTD.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2007 and 2006

	2007	2006
REVENUES
Rooms	$3,565,285	$3,300,796
Food and beverage	1,460,972	1,369,171
Telephone	14,480	19,269
Ancillary income	160,839	174,915

	5,201,576	4,864,151
DEPARTMENTAL EXPENSES
Rooms	757,860	725,092
Food and beverage	798,225	756,402
Telephone	40,547	41,265
Ancillary services	94,643	96,481

	1,691,275	1,619,240

DEPARTMENTAL INCOME	3,510,301	3,244,911

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	461,982	377,252
General and administrative	415,572	367,741
Energy costs	220,061	218,905
Repairs and maintenance	252,435	227,085
Franchise fees	178,951	165,810
Management fees	260,124	243,207

	1,789,125	1,600,000

OPERATING INCOME	1,721,176	1,644,911

FIXED EXPENSES
Insurance	10,739	30,954
Property and other taxes	251,977	243,846
Interest	647,344	659,992
Depreciation and amortization	446,337	444,835

	1,356,397	1,379,627

INCOME BEFORE OTHER INCOME (EXPENSE)	364,779	265,284

OTHER INCOME (EXPENSE)
Interest	12,213	13,063
Miscellaneous	27,980	27,493
Partnership expense	(4,850)	(10,424)

	35,343	30,132

NET INCOME	$400,122	$295,416

The accompanying notes are an integral part of these financial statements.

RSV TWINSBURG HOTEL, LTD.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the years ended December 31, 2007 and 2006

BALANCE—JANUARY 1, 2006	$(507,906)
Distributions	(450,000)
Net income	295,416

BALANCE—DECEMBER 31, 2006	(662,490)
Distributions	(350,000)
Net income	400,122

BALANCE—DECEMBER 31, 2007	$(612,368)

The accompanying notes are an integral part of these financial statements.

RSV TWINSBURG HOTEL, LTD.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$400,122	$295,416
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	446,337	444,835
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, net	(67,432)	53,720
Decrease (increase) in prepaid expenses	5,115	(12,302)
(Decrease) increase in accounts payable—trade	(17,383)	696
Increase (decrease) in accrued expenses	53,478	(49,123)
Increase in advance deposits	9,237	16,416

Total adjustments	429,352	454,242

Net cash provided by operating activities	829,474	749,658

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(108,615)	(365,200)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on mortgage note payable	(161,893)	(149,246)
Distributions to partners	(350,000)	(450,000)

Net cash used in financing activities	(511,893)	(599,246)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	208,966	(214,788)
CASH AND CASH EQUIVALENTS—BEGINNING OF YEAR	961,896	1,176,684

CASH AND CASH EQUIVALENTS—END OF YEAR	1,170,862	961,896

LESS RESTRICTED CASH AND CASH EQUIVALENTS
Reserve for furniture, fixtures and equipment	(397,171)	(168,835)
Tax and insurance escrow	(191,088)	(196,068)

UNRESTRICTED CASH AND CASH EQUIVALENTS—END OF YEAR	$582,603	$596,993

Supplemental disclosure of cash flow information:
Cash paid for interest	$647,344	$659,992

The accompanying notes are an integral part of these financial statements.

RSV TWINSBURG HOTEL, LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 and 2006

1. General

RSV Twinsburg Hotel, Ltd. (the “Partnership”), an Ohio limited partnership, was formed in June 1998 to own and operate a hotel under the franchise of Hilton Hotel. The 142-room Hilton Garden Inn (the “Hotel”) located in Twinsburg, Ohio began operations in May 1999.

On August 1, 2008, Apple Nine Hospitality Ownership, Inc., a Virginia corporation, entered into a contract with RSV Twinsburg Hotel, Ltd. to acquire the Hotel.

The accompanying financial statements have been prepared for the purpose of enabling Apple Nine Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

2. Summary of significant accounting policies and nature of operations

Accounting method

The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Accounts receivable

Accounts receivable represents unbilled hotel guest charges for guests staying at the hotel as of the end of the year and corporate account customer charges from various times throughout the year. The Company estimates an allowance for doubtful accounts based on historical activity. As of December 31, 2007 and 2006, the allowance for doubtful accounts was $7,158 and $2,555, respectively.

Advertising costs

Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2007 and 2006 was $39,296 and $39,501, respectively, which is included in marketing and advertising expense in the accompanying statements of operations.

Allocation

Income, loss and cash flow are allocated in accordance with the terms of the Partnership Agreement.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less at the date of acquisition.

Concentration of credit risk

The Partnership deposits its cash in financial institutions. At times, the account balances may exceed the institution’s federally insured limits. The Partnership has not experienced any losses in such accounts.

Deferred charges

Capitalized loan costs are amortized on the straight-line method over the life of the mortgage. The license fee is amortized over the life of the agreement. Amortization expense for the years ended December 31, 2007 and 2006 was $18,680 and $18,680, respectively.

	2007	2006
Capitalized loan costs	$171,146	$171,146
License fee	31,300	31,300

	202,446	202,446
Less: accumulated amortization	(127,663)	(108,983)

Deferred charges, net	$74,783	$93,463

Economic concentrations

The Partnership operates one hotel in Twinsburg, Ohio. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in the travel and tourism industry.

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in the circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount the asset exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2007 and 2006.

Income taxes

The Partnership is not taxed directly on its income, rather the respective items of income or expense are reported by the partners on their individual returns; therefore, no provision for income taxes is provided for in these financial statements.

Organizational and start-up costs

Organizational and start-up costs are expensed in the year incurred.

Property and equipment

Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis and other accelerated methods over the estimated useful lives as follows:

Building and improvements	15 to 39 years
Furniture, fixtures and equipment	5 to 7 years

Furniture, fixtures and equipment consist primarily of room furniture, fixtures, kitchen equipment, computer equipment, and operating equipment. Operating equipment consists of primarily of china, glassware, silverware, pots and pans, and linen.

Depreciation expense for the years ended December 31, 2007 and 2006, was $427,657 and $426,155, respectively.

Maintenance and repairs are charged against income as incurred and major improvements that significantly extend the useful life of property and equipment are capitalized.

Costs directly associated with the acquisition, development, and construction of the Partnership are capitalized. Such costs include interest, property taxes, insurance, pre-acquisition expenditures, and other direct costs incurred during the construction period.

Restricted cash

Pursuant to note agreements, the Partnership is required to maintain certain cash reserves for the replacement of and additions to furniture, fixtures, and equipment and a tax and insurance escrow. The unexpended reserve, classified as reserve for furniture, fixtures and equipment on the accompanying balance sheets, totaled $397,171 and $168,835, respectively, as of December 31, 2007 and 2006. The tax and insurance escrow on the accompanying balance sheets totaled $191,088 and $196,068 as of December 31, 2007 and 2006, respectively.

Revenue recognition

For financial reporting, the Partnership recognizes income on the accrual method of accounting. Under this method, revenue is recognized when services are performed. Revenue from advance deposits are deferred and included in income when the services to which they relate are delivered.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

3. Mortgage note payable

In May 2001, the Partnership obtained a loan from Prudential Mortgage Capital Company LLC in the amount of $8,700,000. The loan is payable in monthly installments of principal and interest based on a twenty-five year amortization schedule. The remaining principal is due at the maturity date of June 2011. The loan is secured by a first mortgage and the assignment of revenues.

The balance of the mortgage note payable as of December 31, 2007 and 2006 was $7,844,383 and $8,006,276, respectively. The terms of the note are as follows:

Original amount	$8,700,000
Original date	May 2001
Maturity date	June 2011
Interest rate	8.05%
Current monthly payment	$67,436

The annual principal payment requirements are as follows:

2008	$173,700
2009	190,300
2010	206,500
2011	7,273,883

$7,844,383

4. Related party transactions

Management fee

The Partnership has contracted with a related corporation, Gateway Hospitality Group, Inc., an affiliate of the General Partner, to provide management services for a fee of 5% of revenue. Total management fees of $260,124 and $243,207 have been expensed for 2007 and 2006, respectively, under the above-mentioned management contract with $20,704 and $18,307 included in accrued expenses at December 31, 2007 and 2006, respectively.

5. License agreement

The Partnership entered into a 20-year license agreement in October 1998 with Hilton Inns, Inc., which commenced in May 1999. The agreement allows the Partnership to operate the hotel under the Hilton Garden Inn name. The Partnership paid a $31,300 license fee, which is capitalized and amortized over the life of the agreement. The agreement requires the payment of a monthly franchise fee and a monthly program fee of 5% and 3.6%, respectively, of gross room revenues, as defined in the license agreement. The monthly program fee is subject to change, however, increases will not exceed 1% in any calendar year and cumulative increases will not exceed 5% of gross room revenues. For the years ended December 31, 2007 and 2006, franchise fees totaled $178,951 and $165,810, respectively. Program fees of $131,844 and $119,383, were incurred in 2007 and 2006, respectively, and included in rooms expense and marketing and advertising on the accompanying statements of operations.

6. Retirement plan

The Partnership maintains a 401(k) retirement plan for its employees. There were no partnership contributions made to this plan for the years ended December 31, 2007 and 2006.

RSV TWINSBURG HOTEL, LTD.

BALANCE SHEETS (UNAUDITED)

June 30, 2008 and 2007

	2008	2007
ASSETS

PROPERTY AND EQUIPMENT
Land and improvements	$1,004,865	$1,004,865
Building and improvements	7,108,615	7,038,600
Furniture, fixtures and equipment	3,449,721	3,387,262

	11,563,201	11,430,727
Less accumulated depreciation	(5,232,869)	(4,789,962)

	6,330,332	6,640,765
OTHER ASSETS
Cash and cash equivalents:
Operations	369,649	415,439
Reserve for furniture, fixtures and equipment	300,865	282,762
Tax and insurance escrows	90,830	88,275
Accounts receivable, net	100,982	59,981
Prepaid expenses	33,211	30,000
Deferred charges, net	65,443	84,123

Total other assets	960,980	960,580

TOTAL ASSETS	$7,291,312	$7,601,345

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES
Accounts payable—trade	$16,920	$112,062
Accrued expenses:
Operating expenses	164,681	136,583
Real estate and other taxes	132,467	125,902
Management fees	22,194	24,515
Sales and occupancy taxes	32,943	36,313
Advance deposits	131,298	107,368
Mortgage note payable	7,757,548	7,924,305

Total liabilities	8,258,051	8,467,048
PARTNERS’ CAPITAL	(966,739)	(865,703)

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$7,291,312	$7,601,345

RSV TWINSBURG HOTEL, LTD.

STATEMENTS OF OPERATIONS (UNAUDITED)

For the six months ended June 30, 2008 and 2007

	2008	2007
REVENUES
Rooms	$1,793,650	$1,688,040
Food and beverage	645,624	711,796
Telephone	3,920	7,552
Ancillary income	82,044	81,063

	2,525,238	2,488,451

DEPARTMENTAL EXPENSES
Rooms	383,272	366,995
Food and beverage	391,200	372,418
Telephone	17,479	20,236
Ancillary services	54,015	51,253

	845,966	810,902

DEPARTMENTAL INCOME	1,679,272	1,677,549

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	231,129	230,898
General and administrative	199,285	204,345
Energy costs	117,381	105,360
Repairs and maintenance	135,706	130,707
Franchise fees	89,836	84,723
Management fees	126,238	124,423

	899,575	880,456

OPERATING INCOME	779,697	797,093

FIXED EXPENSES
Insurance	4,360	5,706
Property and other taxes	139,488	121,120
Interest	317,783	322,648
Depreciation and amortization	234,440	219,190

	696,071	668,664

INCOME BEFORE OTHER INCOME (EXPENSE)	83,626	128,429

OTHER INCOME (EXPENSE)
Interest	1,770	4,939
Miscellaneous	12,783	16,019
Partnership expense	(2,550)	(2,600)

	12,003	18,358

NET INCOME	$95,629	$146,787

RSV TWINSBURG HOTEL, LTD.

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six months ended June 30, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$95,629	$146,787
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	234,440	219,190
Changes in operating assets and liabilities:
Decrease in accounts receivable, net	37,561	11,130
Decrease in prepaid expenses	5,726	14,052
(Decrease) increase in accounts payable—trade	(48,442)	29,317
Decrease in accrued expenses	(120,303)	(95,797)
Increase in advance deposits	43,273	28,580

Total adjustments	152,255	206,472

Net cash provided by operating activities	247,884	353,259

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(120,567)	(96,708)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on mortgage note payable	(86,835)	(81,971)
Distributions to partners	(450,000)	(350,000)

Net cash used in financing activities	(536,835)	(431,971)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(409,518)	(175,420)
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	1,170,862	961,896

CASH AND CASH EQUIVALENTS—END OF PERIOD	761,344	786,476

LESS RESTRICTED CASH AND CASH EQUIVALENTS
Reserve for furniture, fixtures and equipment	(300,865)	(282,762)
Tax and insurance excrow	(90,830)	(88,275)

UNRESTRICTED CASH AND CASH EQUIVALENTS—END OF PERIOD	$369,649	$415,439

Supplemental disclosure of cash flow information:
Cash paid for interest:	$317,783	$322,648

INDEPENDENT AUDITORS’ REPORT

To the Partners of

SCI Lewisville Hotel, Ltd.

Lewisville, Texas

We have audited the accompanying balance sheets of SCI Lewisville Hotel Ltd. as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SCI Lewisville Hotel, Ltd. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Novogradac & Company LLP

Cleveland, Ohio

September 21, 2008

SCI LEWISVILLE HOTEL, LTD.

BALANCE SHEETS

December 31, 2007 and 2006

	2007	2006
ASSETS
PROPERTY AND EQUIPMENT
Land and improvements	$3,002,942	$2,984,000
Building and improvements	14,468,480	—
Furniture, fixtures and equipment	3,634,295	—
Construction in progress	—	8,092,783

	21,105,717	11,076,783
Less accumulated depreciation	(677,101)	—

	20,428,616	11,076,783

OTHER ASSETS
Cash and cash equivalents	48,512	36,987
Accounts receivable, net	131,153	—
Prepaid expenses	50,830	—
Deferred charges, net	267,857	339,282

Total other assets	498,352	376,269

TOTAL ASSETS	$20,926,968	$11,453,052

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Accounts payable:
Trade	$316,891	$—
Construction	20,981	1,036,041
Accrued expenses:
Interest	—	6,627
Operating expenses	85,706	—
Real estate and other taxes	262,740	—
Management fees	52,090	—
Sales and occupancy taxes	40,000	—
Advance deposits	68,862	—
Line of credit	254,538	—
Leases payable	435,345	—
Notes payable	3,780,471	3,750,000
Mortgage note payable	16,860,072	6,448,335

Total liabilities	22,177,696	11,241,003
PARTNERS’ CAPITAL	(1,250,728)	212,049

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$20,926,968	$11,453,052

The accompanying notes are an integral part of these financial statements.

SCI LEWISVILLE HOTEL, LTD.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2007 and 2006

	2007	2006
REVENUES
Rooms	$1,197,932	$—
Food and beverage	457,919	—
Telephone	1,266	—
Ancillary income	108,682	—

	1,765,799	—

DEPARTMENTAL EXPENSES
Rooms	286,978	—
Food and beverage	328,565
Telephone	18,079	—
Ancillary services	53,691	—

	687,313	—

DEPARTMENTAL INCOME	1,078,486	—

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	189,438	—
General and administrative	195,026	—
Energy costs	131,610	—
Repairs and maintenance	98,981	—
Franchise fees	48,147	—
Management fees	52,090	—

	715,292	—

OPERATING INCOME	363,194	—

FIXED EXPENSES
Insurance	4,462	—
Property and other taxes	117,199	—
Interest	619,754	—
Depreciation and amortization	707,572	—

	1,448,987	—

LOSS BEFORE OTHER INCOME (EXPENSE)	(1,085,793)	—

OTHER INCOME (EXPENSE)
Interest	10,565	—
Conference center management fee	84,032
Organizational and start up costs	(391,123)	(72,627)
Partnership expense	(80,458)	—

	(376,984)	(72,627)

NET LOSS	$(1,462,777)	$(72,627)

The accompanying notes are an integral part of these financial statements.

SCI LEWISVILLE HOTEL, LTD.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the years ended December 31, 2007 and 2006

Total
BALANCE—JANUARY 1, 2006	$284,676
Net loss	(72,627)

BALANCE—DECEMBER 31, 2006	212,049
Net loss	(1,462,777)

BALANCE—DECEMBER 31, 2007	$(1,250,728)

The accompanying notes are an integral part of these financial statements.

SCI LEWISVILLE HOTEL, LTD.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,462,777)	$(72,627)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	707,572	—
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(131,153)	—
Increase in prepaid expenses	(50,830)	—
Increase in accounts payable—trade	316,891	—
Increase in accrued expenses	433,909	6,627
Increase in advance deposits	68,862	—

Total adjustments	1,345,251	6,627

Net cash used in operating activities	(117,526)	(66,000)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(10,537,700)	(6,338,469)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on deferred charges	—	(106,677)
Proceeds from line of credit, net	254,538
Principal payments on leases payable	(29,995)	—
Proceeds from note payable	33,498	—
Payments on note payable	(3,027)	—
Proceeds from mortgage note payable	10,478,065	6,447,335
Payments on mortgage note payable	(66,328)	—

Net cash provided by financing activities	10,666,751	6,340,658

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,525	(63,811)
CASH AND CASH EQUIVALENTS—BEGINNING OF YEAR	36,987	100,798

CASH AND CASH EQUIVALENTS—END OF YEAR	$48,512	$36,987

The accompanying notes are an integral part of these financial statements.

SCI LEWISVILLE HOTEL, LTD.

STATEMENTS OF CASH FLOWS (CONTINUED)

For the years ended December 31, 2007 and 2006

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid for interest during the year for:
Interest—expensed	$619,754	$—
Interest—capitalized	754,025	187,316

Total	$1,373,779	$187,316

Supplemental disclosure of non-cash investing activities:
Purchase of property and equipment is shown net of accounts payable—construction	$—	$1,030,291

Acquisition of equipment through capital leases	$465,340	$—

Increase in property and equipment from capitalized amortization expense	$40,954	$70,207

The accompanying notes are an integral part of these financial statements.

SCI LEWISVILLE HOTEL, LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 and 2006

1. General

SCI Lewisville Hotel, Ltd. (the “Partnership”), a Texas limited partnership, was formed in March 2005 to own and operate a hotel under the franchise of Hilton Hotel. The 165-room Hilton Garden Inn (the “Hotel”) located in Lewisville, Texas, began operations in August 2007.

On August 1, 2008, Apple Nine Hospitality Ownership, Inc., a Virginia Corporation, entered into a Contract with SCI Lewisville Hotel, Ltd. to acquire the Hotel.

The accompanying financial statements have been prepared for the purpose if enabling Apple Nine Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

2. Summary of significant accounting policies and nature of operations

Accounting method

The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Accounts receivable

Accounts receivable represents unbilled hotel guest charges for guests staying at the hotel as of the end of the year and corporate account customer charges from various times throughout the year. The Partnership estimates an allowance for doubtful accounts based on historical activity. As of December 31, 2007 and 2006, the allowance for doubtful accounts was $868 and $-0-, respectively.

Advertising costs

Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2007 and 2006, was $41,250 and $-0-, respectively, which is included in marketing and advertising expense in the accompanying statements of operations.

Allocation

Income, loss and cash flow are allocated in accordance with the terms of the Partnership Agreement.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less at the date of the acquisition.

Concentration of credit risk

The Partnership deposits its cash in financial institutions. At times, the account balances may exceed the institution’s federally insured limits. The Partnership has not experienced any losses in such accounts.

Deferred charges

Capitalized loan costs are amortized on the straight-line method over the life of the mortgage. The license fee is amortized over the life of the agreement. Amortization expense for the years ended December 31, 2007 and 2006, was $30,471 and $-0-, respectively. During 2007 and 2006, $40,954 and $70,207, respectively, of amortization on loan costs was capitalized to building and improvements.

	2007	2006
Capitalized loan costs	$351,034	$351,034
License fee	58,455	58,455

	409,489	409,489
Less: accumulated amortization	(141,632)	(70,207)

Deferred charges, net	$267,857	$339,282

Economic concentrations

The Partnership operates one hotel in Lewisville, Texas. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in the travel and tourism industry.

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in the circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount the asset exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2007 and 2006.

Income taxes

The Partnership is not taxed directly on its income, rather the respective items of income or expense are reported by the partners on their individual returns; therefore, no provision for income taxes is provided for in these financial statements.

Organizational and start-up costs

Organizational and start up costs are expensed in the year incurred.

Property and equipment (continued)

Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis and other accelerated methods over the estimated useful lives as follows:

Building and improvements	15 to 39 years
Furniture, fixtures and equipment	5 to 7 years

Furniture, fixtures and equipment consist primarily of room furniture, fixtures, kitchen equipment, computer equipment, and operating equipment. Operating equipment consists of primarily of china, glassware, silverware, pots and pans, and linen.

Depreciation expense for the years ended December 31, 2007 and 2006, was $677,101 and $-0-, respectively.

Maintenance and repairs are charged against income as incurred and major improvements that significantly extend the useful life of property and equipment are capitalized.

Costs directly associated with the acquisition, development, and construction of the Hotel are capitalized. Such costs include interest, property taxes, insurance, pre-acquisition expenditures, and other direct costs incurred during the construction period.

Revenue recognition

For financial reporting, the Partnership recognizes income on the accrual method of accounting. Under this method, revenue is recognized when services are performed. Revenue from advanced deposits are deferred and included in income when the services to which they relate are delivered.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

3. Mortgage payable

In November 2005, the Partnership entered into a construction loan agreement with Stillwater National Bank and Trust Company. Interest only was payable on the note through November 2007. The note was amended and restated to a mortgage note payable on November 28, 2007. The note is payable in monthly installments of principal and interest based on a 300 month amortization. The note is guaranteed by the General Partners and their individual managing members. The balance of the mortgage note at December 31, 2007 and 2006 was $16,860,072 and $6,448,335, respectively. The terms of the note are as follows:

Original amount	$16,926,400
Amended amount	$16,893,173
Amended maturity date	November 2010
Interest rate	(1)
Current monthly payment	$113,000

(1)	Interest was based on a variable rate equal to the Prime Rate plus 1% per annum, (8.25% and 9.25% at December 31, 2007 and 2006, respectively). Commencing on December 28, 2007, interest will be payable at the greater of the Prime Rate or 6.25%.

The annual principal payment requirements are as follows:

2008	$136,500
2009	143,700
2010	16,579,872

$16,860,072

4. Notes payable

City of Lewisville

In April 2005, the Partnership entered into a Deed of Trust note with The City of Lewisville in the principal amount of $3,750,000. The note is non-interest bearing through its maturity. A principal installment of $1,750,000 is due on the later of December 31, 2012 or six years after the issuance of a Certificate of Occupancy of the Hotel. The remaining principal is due on the note’s maturity date which is the later of December 31, 2016 or nine years after the issuance of a Certificate of Occupancy of the Hotel. The note is secured by the personal guarantees of the General Partners. The balance of the note at December 31, 2007 and 2006 was $3,750,000.

Capital One

In July 2007, the Partnership entered into loan agreement with Capital One, N.A (the “Lender”) for the purchase of a vehicle. The note is payable in 48 monthly installments of principal and interest. The note is secured by such vehicle and the personal guarantees of the General Partners and their individual members. The balance of the note at December 31, 2007 was $30,471. The terms of the note are as follows:

Original amount	$33,498
Maturity date	August 2011
Interest rate	8.29%
Current monthly payment	$829

The annual principal payment requirements on the notes payable are as follows:

2008	$7,800
2009	8,400
2010	9,100
2011	5,171
2012	1,750,000
Thereafter	2,000,000

$3,780,471

5. Line of credit agreement

During 2007, the Partnership entered into a line of credit agreement with Capital One Bank in the amount of $300,000 which bears interest at Prime (7.25% at December 31, 2007). The balance as of December 31, 2007 was $254,538.

6. Leases payable

During 2007, the Partnership entered into two financing lease agreements for equipment totaling $465,339. The equipment has been capitalized and is being depreciated in accordance with the Partnership’s depreciation policy. The leases require 58 monthly payments of $10,061, which include interest imputed at 10.75%. Lease payments commence October 2007. The balance of the leases payable as December 31, 2007 was $435,345. Interest expense under the leases totaled $20,311 during 2007.

Future minimum lease payments on the capital leases as of December 31, 2007 are as follows:

2008	$120,700
2009	120,700
2010	120,700
2011	120,700
2012	90,500

$573,300
Less amount representing interest	137,955

Present value of minimum lease payments	$435,345

7. Related party transactions

Developer fee

The General Partner is entitled to a fee of $150,000 for services rendered in structuring, negotiating and developing the project. During 2007, the fee was paid. The fee has been capitalized into the cost of the building.

Management fee

The Partnership has contracted with a related party corporation, Gateway Hospitality Group, Inc., an affiliate of the General Partner, to provide management services for a fee of 3% of revenue. The Partnership is also required to pay a year end performance bonus not greater than 0.5% of revenue. There has been no year end performance fee bonus paid or accrued for the years ended December 31, 2007 and 2006. Total management fees of $52,090 and $-0- have been expensed for 2007 and 2006, respectively, under the above-mentioned management contract with $52,090 and $-0- included in accrued expenses at December 31, 2007 and 2006, respectively.

Technical service fee

The Partnership has contracted with a related Corporation, Gateway Hospitality Group, Inc., an affiliate of the General Partner, to provide technical services for a fee of $150,000. During 2007, the fee was paid. The fee has been capitalized into the cost of the building.

8. Rental under operating lease

The operations of the Partnership include leasing of the Hotel’s Conference Center to The City of Lewisville, Texas, under a Lease and Management Agreement. The lease is an operating lease expiring December 31, 2023.

The Partnership is entitled to monthly Management Fees, as defined in the Lease and Management Agreement, commencing on the date of Certificate of Occupancy and continuing for a period of 15 years. The Management Fee shall be equal to 100% of the Hotel’s monthly Occupancy Tax, as defined in the Lease and Management Agreement, not to exceed the following amounts:

Lease Year	Amount
1 through 10	$300,000
11	$250,000
12	$200,000
13	$150,000
14	$100,000
15	$50,000

9. License agreement

The Partnership entered into a 20-year license agreement in July 2005 with Hilton Inns, Inc., which commenced in July 2007. The agreement allows the Partnership to operate the hotel under the Hilton Garden Inn name. The Partnership paid a $58,455 license fee, which is capitalized and amortized over the life of the agreement. The agreement requires the payment of a monthly franchise fee of 4% for the first two years and 5% thereafter, of gross room revenues, as defined in the license agreement. The agreement also requires the payment of a monthly program fee of 4.3% of gross room revenues, as defined in the license agreement. The monthly program fee is subject to change, however, increases will not exceed 1% in any calendar year and cumulative increases will not exceed 5% of gross room revenues. For the years ended December 31, 2007 and 2006, franchise fees amounted to $48,147 and $-0-, respectively. Program fees for the years ended December 31, 2007 and 2006, amounted to $48,134 and $-0-, respectively, and were included in rooms expense and marketing and advertising on the accompanying statements of operations.

10. Real estate tax abatements

During 2005, Second Century Investments, an affiliate of the general partners, entered into a property tax abatement agreement with the City of Lewisville for the Hotel property, as defined in the agreement. The abatement commences on the date a Certificate of Occupancy is obtained and will continue for a period of 10 years. The abatement will be as follows:

Abatement Year
1 through 3	100%
4 through 5	85%
6 through 7	75%
8	70%
9	55%
10	50%

During 2005, the Partnership entered into a property tax abatement agreement with the County of Denton for the Hotel property, as defined in the agreement. The abatement commences on the date a Certificate of Occupancy is obtained. The tax rebate shall be 30% for five years in each year of the tax rebate period.

SCI LEWISVILLE HOTEL, LTD.

BALANCE SHEETS (UNAUDITED)

June 30, 2008 and 2007

	2008	2007
ASSETS

PROPERTY AND EQUIPMENT
Land and improvements	$3,031,207	$2,984,000
Building and improvements	14,515,236	—
Furniture, fixtures and equipment	3,631,449	—
Construction in progress	—	15,402,594

	21,177,892	18,386,594
Less accumulated depreciation	(1,325,101)	—

	19,852,791	18,386,594

OTHER ASSETS
Cash and cash equivalents:	183,040	181,198
Accounts receivable, net	121,702	—
Prepaid expenses	49,918	—
Deferred charges, net	231,292	304,178

Total other assets	585,952	485,376

TOTAL ASSETS	$20,438,743	$18,871,970

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES
Accounts payable:
Trade	$137,168	$3,975
Construction	—	1,356,039
Accrued expenses:
Operating expenses	187,085	1,188
Real estate and other taxes	139,998	—
Management fees	112,765	—
Sales and occupancy taxes	62,606	—
Advance deposits	130,830	29,925
Leases payable	397,541	—
Notes payable	3,776,698	3,750,000
Mortgage note payable	16,653,603	13,666,987

Total liabilities	21,598,294	18,808,114
PARTNERS’ CAPITAL	(1,159,551)	63,856

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$20,438,743	$18,871,970

SCI LEWISVILLE HOTEL, LTD.

STATEMENTS OF OPERATIONS (UNAUDITED)

For the six months ended June 30, 2008 and 2007

	2008	2007
REVENUES
Rooms	$2,207,792	$—
Food and beverage	814,619	—
Telephone	2,035	—
Ancillary income	113,951	—

	3,138,397	—

DEPARTMENTAL EXPENSES
Rooms	443,271	—
Food and beverage	469,903	—
Telephone	23,550	—
Ancillary services	69,673	—

	1,006,397	—

DEPARTMENTAL INCOME	2,132,000	—

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	304,784	—
General and administrative	268,028	—
Energy costs	167,604	—
Repairs and maintenance	127,307	—
Franchise fees	88,949	—
Management fees	109,899	—

	1,066,571	—

OPERATING INCOME	1,065,429	—

FIXED EXPENSES
Insurance	4,608	—
Property and other taxes	167,631	—
Interest	561,073	—
Depreciation and amortization	684,565	—

	1,417,877	—

LOSS BEFORE OTHER INCOME (EXPENSE)	(352,448)	—

OTHER INCOME (EXPENSE)
Function space rent	153,991	—
Organization and start up costs	—	(146,643)
Partnership expense	(10,366)	(1,550)

	143,625	(148,193)

NET LOSS	$(208,823)	$(148,193)

SCI LEWISVILLE HOTEL, LTD.

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six months ended June 30, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(208,823)	$(148,193)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	684,565	—
Changes in operating assets and liabilities:
Decrease in accounts receivable, net	9,451	—
Decrease in prepaid expenses	912	—
(Decrease) increase in accounts payable—trade	(179,723)	3,975
Increase (decrease) in accrued expenses	61,918	(5,439)
Increase in advance deposits	61,968	29,925

Total adjustments	639,091	28,461

Net cash provided by (used in) operating activities	430,268	(119,732)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(93,156)	(6,954,709)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on line of credit	(254,538)	—
Principal payments on leases payable	(37,804)	—
Payments on notes payable	(3,773)	—
Proceeds from mortgage note payable	—	7,218,652
Payments on mortgage note payable	(206,469)	—
Contributions from partners	300,000	—

Net cash (used in) provided by financing activities	(202,584)	7,218,652

NET INCREASE IN CASH AND CASH EQUIVALENTS	134,528	144,211
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	48,512	36,987

CASH AND CASH EQUIVALENTS—END OF PERIOD	$183,040	$181,198

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest—expensed	$561,073	$—
Interest—capitalized	—	461,150

Total	$561,073	$461,150

Supplemental disclosure of non-cash investing activities:
Purchase of property and equipment is shown net of accounts payable—construction	$—	$1,335,058

Increase in property and equipment from capitalized amortization expense	$—	$105,311

INDEPENDENT AUDITORS’ REPORT

To the Partners of

SCI Duncanville Hotel, Ltd.

Duncanville, Texas

We have audited the accompanying balance sheets of SCI Duncanville Hotel, Ltd. as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SCI Duncanville Hotel, Ltd. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Novogradac & Company LLP

Cleveland, Ohio

September 23, 2008

SCI DUNCANVILLE HOTEL, LTD.

BALANCE SHEETS

December 31, 2007 and 2006

	2007	2006
ASSETS
PROPERTY AND EQUIPMENT
Land and improvements	$127,868	$127,868
Building and improvements	10,696,694	10,668,978
Furniture, fixtures and equipment	2,579,115	2,525,958

	13,403,677	13,322,804
Less accumulated depreciation	(2,086,136)	(1,348,155)

	11,317,541	11,974,649
OTHER ASSETS
Cash and cash equivalents:
Operations	836,347	1,116,775
Reserve for furniture, fixtures and equipment	311,264	118,403
Insurance escrow	1,804	—
Accounts receivable	144,204	61,656
Prepaid expenses	67,231	93,954
Deferred charges, net	262,403	226,006

Total other assets	1,623,253	1,616,794

TOTAL ASSETS	$12,940,794	$13,591,443

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Accounts payable—trade	$35,310	$102,647
Accrued expenses:
Interest	48,386	22,666
Operating expenses	210,305	174,925
Real estate and other taxes	—	234,149
Sales and occupancy taxes	37,056	39,694
Developer fee	—	500,000
Technical service fee	—	75,000
Deposits	42,410	49,330
Note payable	—	142,987
Mortgage note payable	14,106,669	10,961,641

Total liabilities	14,480,136	12,303,039
PARTNERS’ CAPITAL	(1,539,342)	1,288,404

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$12,940,794	$13,591,443

The accompanying notes are an integral part of these financial statements.

SCI DUNCANVILLE HOTEL, LTD.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2007 and 2006

	2007	2006
REVENUES
Rooms	$3,805,876	$3,400,914
Food and beverage	1,436,914	1,292,468
Telephone	11,704	11,749
Ancillary income	179,261	146,801

	5,433,755	4,851,932

DEPARTMENTAL EXPENSES
Rooms	789,225	745,605
Food and beverage	789,260	709,285
Telephone	28,381	29,533
Ancillary services	123,113	90,714

	1,729,979	1,575,137

DEPARTMENTAL INCOME	3,703,776	3,276,795

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	488,482	450,518
General and administrative	407,744	352,958
Energy costs	274,796	312,904
Repairs and maintenance	309,432	221,031
Franchise fees	162,928	136,504
Management fees	271,681	242,544

	1,915,063	1,716,459

OPERATING INCOME	1,788,713	1,560,336

FIXED EXPENSES
Property insurance	23,133	23,386
Property and other taxes	234,451	249,288
Interest	1,090,988	814,708
Depreciation and amortization	931,623	949,686

	2,280,195	2,037,068

LOSS BEFORE OTHER INCOME (EXPENSE)	(491,482)	(476,732)

OTHER INCOME (EXPENSE)
Interest	37,637	20,903
Other income	875	1,958
Function space rent	260,248	222,065
Partnership	(18,046)	(5,494)

	280,714	239,432

NET LOSS	$(210,768)	$(237,300)

The accompanying notes are an integral part of these financial statements.

SCI DUNCANVILLE HOTEL, LTD.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the years ended December 31, 2007 and 2006

BALANCE—JANUARY 1, 2006	$1,525,704
Net loss	(237,300)

BALANCE—DECEMBER 31, 2006	1,288,404
Distributions	(2,616,978)
Net loss	(210,768)

BALANCE—DECEMBER 31, 2007	$(1,539,342)

The accompanying notes are an integral part of these financial statements.

SCI DUNCANVILLE HOTEL, LTD.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(210,768)	$(237,300)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	931,623	949,686
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(82,548)	(5,629)
(Increase) decrease in prepaid expenses	26,723	(28,623)
(Decrease) increase in accounts payable—trade	(67,337)	44,446
(Decrease) increase in accrued expenses	(750,687)	219,825
Decrease in deposits	(6,920)	(20,125)

Total adjustments	50,854	1,159,580

Net cash provided by operating activities	(159,914)	922,280
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(80,873)	(121,272)
CASH FLOWS FROM FINANCING ACTIVITIES
Payment of accounts payable—construction	—	(517,454)
Payment of deferred charges	(230,039)	—
Payments on note payable	(142,987)	(34,734)
Proceeds from mortgage note payable	14,200,000	327,118
Payments on mortgage note payable	(11,054,972)	—
Distributions	(2,616,978)	—

Net cash provided by (used in) financing activities	155,024	(225,070)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(85,763)	575,938
CASH AND CASH EQUIVALENTS—BEGINNING OF YEAR	1,235,178	659,240

CASH AND CASH EQUIVALENTS—END OF YEAR	1,149,415	1,235,178
LESS RESTRICTED CASH AND CASH EQUIVALENTS
Reserve for furniture, fixtures and equipment	(311,264)	(118,403)
Insurance escrow	(1,804)	—

Total restricted cash and cash equivalents	(313,068)	(118,403)

UNRESTRICTED CASH AND CASH EQUIVALENTS—END OF YEAR	$836,347	$1,116,775

The accompanying notes are an integral part of these financial statements.

SCI DUNCANVILLE HOTEL, LTD.

STATEMENTS OF CASH FLOWS (CONTINUED)

For the years ended December 31, 2007 and 2006

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,065,268	$813,310

Supplemental disclosure of non-cash financing activities:
Write off of deferred costs	$229,051	$—

The accompanying notes are an integral part of these financial statements.

SCI DUNCANVILLE HOTEL, LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 and 2006

1. General

SCI Duncanville, Ltd. (the “Partnership”), a Texas limited partnership, was formed in September 2005 to own and operate a hotel under the franchise of Hilton Hotel. The 142-room Hilton Garden Inn Hotel (the “Hotel”) located in Duncanville, Texas, began operations in September 2005.

On August 1, 2008, Apple Nine Hospitality Ownership, Inc., a Virginia corporation, entered into a contract with SCI Duncanville, Ltd. to acquire the Hotel.

The accompanying financial statements have been prepared for the purpose of enabling Apple Nine Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

2. Summary of significant accounting policies and nature of operations

Accounting method

The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Accounts receivable

Accounts receivable represents unbilled hotel guest charges for guests staying at the hotel as of the end of the year and corporate account customer charges from various times throughout the year. The Partnership estimates an allowance for doubtful accounts based on historical activity. As of December 31, 2007 and 2006, the allowance for doubtful accounts was $2,709 and $8,703, respectively.

Advertising costs

Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2007 and 2006, was $98,140 and $113,581, respectively, which is included in marketing and advertising expense in the accompanying statements of operations.

Allocation

Income, loss and cash flow are allocated in accordance with the terms of the Partnership Agreement.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less at the date of acquisition.

Concentration of credit risk

The Partnership deposits its cash in financial institutions. At times, the account balances may exceed the institution’s federally insured limits. The Partnership has not experienced any losses in such accounts.

Deferred charges

Capitalized loan costs are amortized on the straight-line method over the life of the mortgage. The license fee is amortized over the life of the agreement. Amortization expense for the years ended December 31, 2007 and 2006, was $37,123 and $48,510, respectively.

	2007	2006
Capitalized loan costs	$230,039	$229,051
License fee	54,000	54,000

	284,039	283,051
Less: accumulated amortization	(21,636)	(57,045)

Deferred charges, net	$262,403	$226,006

Economic concentrations

The Partnership operates one hotel in Duncanville, Texas. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in the travel and tourism industry.

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in the circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount the asset exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2007 and 2006.

Income taxes

The Partnership is not taxed directly on its income, rather the respective items of income or expense are reported by the partners on their individual returns; therefore, no provision for income taxes is provided for in these financial statements.

Organizational and start-up costs

Organizational and start-up costs are expensed in the year incurred.

Property and equipment

Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis and other accelerated methods over the estimated useful lives as follows:

Building and improvements	15 to 39 years
Furniture, fixtures and equipment	5 to 7 years

Furniture, fixtures and equipment consist primarily of room furniture, fixtures, kitchen equipment, computer equipment, and operating equipment. Operating equipment consists of primarily of china, glassware, silverware, pots and pans, and linen.

Depreciation expense for the years ended December 31, 2007 and 2006, was $737,981 and $901,176, respectively.

Maintenance and repairs are charged against income as incurred and major improvements that significantly extend the useful life of property and equipment are capitalized.

Costs directly associated with the acquisition, development, and construction of the Hotel are capitalized. Such costs include interest, property taxes, insurance, pre-acquisition expenditures, and other direct costs incurred during the construction period.

Revenue recognition

For financial reporting, the Partnership recognizes income on the accrual method of accounting. Under this method, revenue is recognized when services are performed. Revenue from advance deposits are deferred and included in income when the services to which they relate are delivered.

Restricted cash

Pursuant to the note agreements, the Partnership is required to maintain certain cash reserves for the replacement of and additions to furniture, fixtures and equipment and an insurance escrow. The unexpended reserve, classified as reserve for furniture, fixtures and equipment on the accompanying balance sheets, totaled $141,041 and $-0- as of December 31, 2007 and 2006, respectively. The insurance escrow on the accompanying balance sheets totaled $1,804 and $-0- as of December 31, 2007 and 2006, respectively. In addition, management maintains an additional reserve for the future replacement of furniture, fixtures and equipment, the balance of which was $170,223 and $118,403, as of December 31, 2007 and 2006, respectively and is included in the reserve for furniture, fixtures and equipment on the accompanying balance sheets.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

3. Mortgage note payable

In June 2004, the Partnership entered into first and second mortgage note agreements for $10,865,095 and $120,000, respectively with Town North Bank, N.A. In December 2005, the Partnership entered into Loan Renewal, Extension and Modification Agreements whereby the terms of each note were modified. The notes were secured by a first mortgage, the assignment of revenues and the personal guarantee of an affiliate of certain members of the General Partner.

The terms of the modified agreements were as follows:

Original amount	$10,985,095
Original date	December 2005
Maturity date	December 2009
Interest rate		(1)
Current monthly payment	Interest only	(1)
Balance at December 31, 2006	$10,961,641

(1)

Commencing on December 22, 2005 until December 22, 2006, the loan required monthly payments of interest only on the outstanding unpaid principal balance at a 7.25% annual rate. Thereafter, the loans are payable in monthly installments of principal and interest based on a twenty year amortization schedule. The interest rate on the loans was equal to a fixed rate of prime and determined on each anniversary date of the agreement for the subsequent twelve month period. On December 22, 2006, the interest rate was adjusted to 8.25%.

On May 1, 2007, the Partnership obtained a new mortgage from Nomura Credit & Capital, Inc. in the amount of $14,200,000, whose proceeds were used to pay the Partnership’s original first and second mortgage loans with Town North Bank, N.A. The note is secured by a first mortgage, the assignment of leases and rents, the Cash Management Agreement and required reserves as defined in the loan agreement.

The terms of the mortgage note is as follows:

Original amount	$14,200,000
Original date	May 2007
Maturity date	May 2017
Interest rate	5.88%
Current monthly payment	$84,044
Balance at December 31, 2007	$14,106,669

The annual principal payment requirement for the next five years is as follows:

2008	$169,800
2009	182,600
2010	193,800
2011	205,700
2012	21,600
Thereafter	13,333,169

$14,106,669

4. Note payable

The Partnership entered into a loan agreement with Town North Bank, N.A in June 2004. The note was secured by a personal property and the personal guarantee of an affiliate of certain members of the General Partner. The note was repaid in 2007 with the proceeds of the mortgage note with Nomura Credit & Capital, Inc. The balance of the note as of December 31, 2007 and 2006 was $-0- and $142,987, respectively. The terms of the note were as follows:

Original amount	$194,643
Original date	June 2005
Maturity date	July 2010
Interest rate	7.25%
Current monthly payment	$3,887

5. Related party transactions

Developer fee

The General Partner and Second Century Investments, an affiliate of the General Partner, is to be paid a fee of $600,000 for services rendered in structuring, negotiating and developing the project. The Partnership paid $100,000 of the fee during construction. The balance of the fee is payable to the General Partner and Second

Century Investments from sale or refinancing proceeds. Included in accrued expenses on the accompanying balance sheets as of December 31, 2007 and 2006 was $-0- and $500,000, respectively. During 2007, the balance of the fee of $500,000 was paid with the proceeds of the mortgage note with Nomura Credit & Capital, Inc. The fee has been capitalized into the cost of the building.

Management fee

The Partnership has contracted with a related corporation, Gateway Hospitality Group, Inc., an affiliate of the General Partner, to provide management services for a fee of 4% of revenue. In addition, an affiliate of the General Partner is paid 1% of revenue for management services. Total management fees of $271,681 and $242,544 have been expensed for 2007 and 2006, respectively, under the above-mentioned management contract.

Technical service fee

The partnership has contracted with a related corporation, Gateway Hospitality Group, Inc., an affiliate of the General Partner, to provide technical services for a fee of $150,000. Included in accrued expenses at December 31, 2007 and 2006 is $-0- and $75,000, respectively, of the unpaid balance of this fee. The fee has been capitalized to the cost of the building.

Rental under operating lease

The operations of the Partnership include leasing of the Hotel’s Conference Center to the City of Duncanville, Texas, under a Function Space License Agreement. The lease is an operating lease expiring August 2015. Terms of the lease require monthly rent equal to 100% of the Hotel Occupancy Tax throughout the lease term.

6. License agreement

The Partnership entered into a 20-year license agreement in June 2003 with Hiltons Inns, Inc., which commenced in September 2005. The agreement allows the Partnership to operate the hotel under the Hilton Garden Inn name. The Partnership paid a $54,000 license fee, which is capitalized and amortized over the life of the agreement. The agreement requires the payment of a monthly franchise fee and a monthly program fee of 4% and 4.3%, respectively, of gross room revenues, as defined in the license agreement. The monthly program fee is subject to change, however, increases will not exceed 5% of gross room revenues. For the years ended December 31, 2007 and 2006, franchise fees totaled $162,928 and $136,504, respectively. Program fees of $162,843 and $147,106 were incurred during 2007 and 2006, respectively. Program fees are included in rooms expense and marketing and advertising on the accompanying statements of operations.

7. Retirement plan

The Partnership maintains a 401(k) retirement plan for its employees. There were no partnership contributions made to this plan for the year ended December 31, 2007 and 2006.

8. Contingencies

Second Century Investment (“SCI”), an affiliate of the General Partner, entered into an agreement with Duncanville Community and Economic Development Corporation (“DCEDC”) whereby DCEDC will receive a payment of 10% of the net proceeds of a sale, refinancing or exchange as defined in the Net Proceeds Agreement as additional consideration for the sale of the property by DCEDC to SCI. There were no payments required under this agreement in during 2007 and 2006.

SCI DUNCANVILLE HOTEL, LTD.

BALANCE SHEETS (UNAUDITED)

June 30, 2008 and 2007

	2008	2007
ASSETS

PROPERTY AND EQUIPMENT
Land and improvements	$127,868	$127,868
Building and improvements	10,696,694	10,674,373
Furniture, fixtures and equipment	2,612,114	2,539,735

	13,436,676	13,341,976
Less accumulated depreciation	(2,396,336)	(1,720,155)

	11,040,340	11,621,821

OTHER ASSETS
Cash and cash equivalents:
Operations	451,334	721,897
Reserve for furniture, fixtures and equipment	230,513	202,392
Insurance escrow	175,332	156,001
Accounts receivable:
Trade, net	95,302	78,132
Related parties	301,961	—
Prepaid expenses	75,437	88,804
Deferred charges, net	249,374	275,256

Total other assets	1,579,253	1,522,482

TOTAL ASSETS	$12,619,593	$13,144,303

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES
Accounts payable	$53,192	$44,418
Accrued expenses:
Interest	48,386	—
Operating expenses	219,330	193,278
Real estate and other taxes	115,878	112,500
Sales and occupancy taxes	51,723	54,657
Advance deposits	73,472	60,745
Mortgage note payable	14,023,026	14,187,856

Total liabilities	14,585,007	14,653,454
PARTNERS’ CAPITAL	(1,965,414)	(1,509,151)

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$12,619,593	$13,144,303

SCI DUNCANVILLE HOTEL, LTD.

STATEMENTS OF OPERATIONS (UNAUDITED)

For the six months ended June 30, 2008 and 2007

	2008	2007
REVENUES
Rooms	$2,197,898	$1,958,925
Food and beverage	655,533	733,982
Telephone	6,657	6,638
Ancillary income	87,803	91,291

	2,947,891	2,790,836

DEPARTMENTAL EXPENSES
Rooms	443,449	407,526
Food and beverage	365,052	384,045
Telephone	14,713	14,524
Ancillary services	60,497	60,073

	883,711	866,168

DEPARTMENTAL INCOME	2,064,180	1,924,668

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	271,177	233,933
General and administrative	205,312	197,864
Energy costs	152,814	128,827
Repairs and maintenance	173,363	145,261
Franchise fees	113,073	78,844
Management fees	147,395	139,541

	1,063,134	924,270

OPERATING INCOME	1,001,046	1,000,398

FIXED EXPENSES
Insurance	10,984	11,761
Property and other taxes	175,141	140,518
Interest	420,619	619,526
Depreciation and amortization	323,229	552,789

	929,973	1,324,594

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)	71,073	(324,196)

OTHER INCOME (EXPENSE)
Interest	7,355	20,348
Other income	—	875
Function space rent	146,975	134,016
Partnership expenses	(1,475)	(11,620)

	152,855	143,619

NET INCOME (LOSS)	$223,928	$(180,577)

SCI DUNCANVILLE HOTEL, LTD.

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six months ended June 30, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$223,928	$(180,577)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	323,229	552,789
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable - trade, net	48,902	(16,476)
(Increase) decrease in prepaid expenses	(8,206)	5,150
Increase (decrease) in accounts payable	17,882	(58,229)
Increase (decrease) in accrued expenses	139,570	(110,999)
Increase in advance deposits	31,062	11,415

Total adjustments	552,439	383,650

Net cash provided by operating activities	776,367	203,073
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(32,999)	(594,172)
Increase in accounts receivable - related parties	(301,961)	—

Net cash used in investing activities	(334,960)	(594,172)
CASH FLOWS FROM FINANCING ACTIVITIES
Payment of deferred charges	—	(230,039)
Payments on note payable	—	(142,987)
Proceeds from mortgage note payable	—	14,200,000
Payments on mortgage note payable	(83,643)	(10,973,785)
Distributions to partners	(650,000)	(2,616,978)

Net cash (used in) provided by financing activities	(733,643)	236,211

NET DECREASE IN CASH AND CASH EQUIVALENTS	(292,236)	(154,888)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	1,149,415	1,235,178

CASH AND CASH EQUIVALENTS - END OF PERIOD	857,179	1,080,290

LESS RESTRICTED CASH AND CASH EQUIVALENTS
Reserve for furniture, fixtures and equipment	(230,513)	(202,392)
Insurance escrow	(175,332)	(156,001)

Total restricted cash and cash equivalents	(405,845)	(358,393)

UNRESTRICTED CASH AND CASH EQUIVALENTS - END OF PERIOD	$451,334	$721,897

Supplemental disclosure of cash flow information:
Cash paid for interest	$420,619	$642,192

Supplemental disclosure of non-cash financing activities:
Write off of deferred costs	$—	$229,051

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Apple REIT Nine, Inc.

We have audited the accompanying balance sheets of the Bristol, Virginia—Courtyard Marriot Hotel (the Hotel) as of December 31, 2007 and 2006, and the related statements of operations, cash flows, and owner’s equity for the years then ended. These financial statements are the responsibility of the Hotel’s former owner, Linden Hotel Properties, LLC. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Hotel’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bristol, Virginia – Courtyard Marriot Hotel at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Richmond, Virginia

December 10, 2008

BRISTOL, VIRGINIA—COURTYARD MARRIOTT HOTEL

BALANCE SHEETS

	December 31
	2007	2006
Assets
Cash and cash equivalents	$338,990	$9,917
Restricted cash-furniture, fixtures, and other escrows	245,015	98,285
Accounts receivable	122,510	129,809
Prepaid expenses and other assets, net	200,471	219,984
Franchise fees, net	56,613	60,133
Investment in real estate, net of accumulated depreciation of $1,330,910 and $988,491, respectively	10,853,112	11,193,185

Total assets	$11,816,711	$11,711,313

Liabilities and owner’s equity
Accounts payable and accrued expenses	$551,655	$558,552
Mortgage payable	9,857,163	9,960,589

Total liabilities	10,408,818	10,519,141
Owner’s equity	1,407,893	1,192,172

Total liabilities and owner’s equity	$11,816,711	$11,711,313

See accompanying notes.

BRISTOL, VIRGINIA—COURTYARD MARRIOTT HOTEL

STATEMENTS OF OPERATIONS

	Year Ended December 31
	2007	2006
Revenues
Rooms	$4,228,483	$3,660,970
Other revenue	377,882	427,383

Total revenues	4,606,365	4,088,353

Operating expenses
Rooms	1,101,567	1,105,841
Hotel administrative expenses	386,754	328,639
Utilities	183,917	179,016
Depreciation and amortization	345,939	345,760
Taxes, insurance, and other	149,624	140,151
Sales and marketing	251,176	252,583
Property operation and maintenance	160,383	156,577
Franchise and management fees	382,990	320,351
General and administrative	349,865	394,330

Total expenses	3,312,215	3,223,248

Operating income	1,294,150	865,105
Interest expense	683,217	651,521

Net income	$610,933	$213,584

See accompanying notes.

BRISTOL, VIRGINIA—COURTYARD MARRIOTT HOTEL

STATEMENTS OF CASH FLOWS

	December 31
	2007	2006
Cash flows from operating activities
Net income	$610,933	$213,584
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	345,939	345,760
Changes in operating assets and liabilities:
Restricted cash	(146,730)	(98,285)
Accounts receivable	7,299	(87,540)
Prepaid expenses and other assets	19,513	8,307
Accounts payable and accrued expenses	(6,897)	134,236

Net cash provided by operating activities	830,057	516,062

Cash flows from investing activities
Purchase of property and equipment	(2,346)	(139)

Net cash used in investing activities	(2,346)	(139)

Cash flows from financing activities
Payment of financing costs	—	(214,420)
Payments on secured notes payable	(103,426)	(7,537,837)
Proceeds from secured note payable	—	10,000,000
Contributions from owner	320,070	510,357
Distributions to owner	(715,282)	(3,284,437)

Net cash used in financing activities	(498,638)	(526,337)

Increase (decrease) in cash and cash equivalents	329,073	(10,414)

Cash and cash equivalents
Beginning of year	9,917	20,331

End of year	$338,990	$9,917

Supplemental information:
Cash paid for interest	$661,775	$642,587

See accompanying notes.

BRISTOL, VIRGINIA—COURTYARD MARRIOTT HOTEL

STATEMENTS OF OWNER’S EQUITY

	Year Ended December 31
	2007	2006
Owner’s equity at beginning of period	$1,192,172	$3,752,668
Distributions to owner	(715,282)	(3,284,437)
Owner contributions	320,070	510,357
Net income	610,933	213,584

Owner’s equity at end of period	$1,407,893	$1,192,172

See accompanying notes.

BRISTOL, VIRGINIA—COURTYARD MARRIOTT HOTEL

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 and 2006

1. Nature of Business and Significant Accounting Policies

Nature of Business

The accompanying financial statements present the financial information of the Bristol, Virginia—Courtyard Marriott Hotel (the Hotel) as of December 31, 2007 and 2006, and for the years then ended. The Hotel was owned by Linden Hotel Properties, LLC (the Company), a Virginia Limited Liability Company that was formed for the purpose of acquiring, owning, and operating hotels. The Hotel commenced operations in February 2004 and has 175 rooms operating under the Marriott franchise in Bristol, Virginia. On November 7, 2008, the Company sold the Hotel to Apple REIT Nine, Inc., a Virginia Corporation, for $18,650,000, including the assumption of the mortgage payable.

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

The Hotel considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

Restricted Cash

Restricted cash balances consist of amounts held in escrow for furniture, fixtures, and equipment reserves and for the payment of insurance premiums and taxes.

Accounts Receivable

Accounts receivable are comprised of trade receivables due from guests of the hotel and credit card receipts yet to be processed from guests of the hotel. The Hotel records an allowance for doubtful accounts when collection is deemed doubtful. Management has determined that no allowance was considered necessary at December 31, 2007 and 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Real Estate

Real estate is stated at cost, net of accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Management estimates the useful lives of assets to be 39 years for buildings and improvements and 5 to 7 years for furniture, fixtures, and equipment.

Impairment of Long-Lived Assets

The Hotel’s management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment, and projections as considered necessary. As of December 31, 2007 and 2006, no impairment losses were recognized.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Advertising costs

Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2007 and 2006, was $68,872 and $93,337, respectively, which is included in sales and marketing expense in the accompanying statements of operations.

Income Taxes

The Hotel was owned by a limited liability company. The members of the Company separately accounted for the Hotel’s items of income, deductions, losses, and credits for federal and state income tax reporting.

2. Investment in Real Estate

Investment in real estate at December 31, 2007 and December 31, 2006, consisted of the following:

	2007	2006
Land	$850,000	$850,000
Building and improvements	11,068,354	11,066,105
Furnishings and equipment	265,668	265,571

Total cost	12,184,022	12,181,676
Less accumulated depreciation	(1,330,910)	(988,491)

Investment in real estate, net	$10,853,112	$11,193,185

Depreciation expense for the years ended 2007 and 2006 was $342,419 and $342,240.

3. Franchise Agreement

The Hotel operates as a Courtyard by Marriott under a franchise agreement. The Hotel is required to pay the franchisor a flat fee monthly for dues, software support, etc., and is required to pay franchise, marketing, and reservation service fees that are based on a percentage of gross room revenues. These fees totaled $417,185 and $354,367 for the years ended 2007 and 2006, respectively. Of these amounts, $238,149 and $205,151 are included in franchise and management fees for the years ended 2007 and 2006, respectively. The remaining amounts are included in sales and marketing expense and rooms expense.

The franchise agreement required an initial one-time fee of $70,400, which was recorded as an intangible asset. Amortization is calculated on a straight-line basis over 20 years, and began on the first day of operations.

Franchise fees at December 31, 2007 and 2006, consisted of the following:

	2007	2006
Initial cost	$70,400	$70,400
Less accumulated amortization	(13,787)	(10,267)

Franchise fees, net	$56,613	$60,133

Amortization expense for 2007 and 2006 was $3,520 in each period. The estimated aggregate amortization expense is $17,600 for the five succeeding fiscal years.

4. Related Parties

The Hotel pays a monthly management fee of $9,600 to Linden Properties Management Co. (the manager), an affiliate of the Company. For the years ending December 31, 2007 and 2006, the fees were $115,200 each year. The hotel records an accrual for management fees each month; however, payment has not been made since the hotel opened. As of December 31, 2007 and 2006, the hotel has an accrued management fee payable balance due to the manager of $460,800 and $345,600, respectively.

5. Mortgage Payable

Mortgage notes payable at December 31, 2007 and 2006, consisted of the following:

	2007	2006
Wells Fargo Bank note, collateralized by the Hotel, due monthly at $63,767, including interest of 6.585%, maturing August 2016	$9,857,163	$9,960,589

The annual principal payment requirements are as follows:

2008	$119,677
2009	127,800
2010	136,474
2011	145,738
2012	155,629
Thereafter	9,171,845

$9,857,163

BRISTOL, VIRGINIA—COURTYARD MARRIOTT HOTEL

BALANCE SHEETS

	September 30 2008	December 31 2007
	(Unaudited)
Assets
Cash and cash equivalents	$423,166	$338,990
Restricted cash-furniture, fixtures, and other escrows	409,327	245,015
Accounts receivable	121,421	122,510
Prepaid expenses and other assets, net	175,999	200,471
Franchise fees, net	53,973	56,613
Investment in real estate, net of accumulated depreciation of $1,587,850 and $1,330,910, respectively	10,596,388	10,853,112

Total assets	$11,780,274	$11,816,711

Liabilities and owner’s equity
Accounts payable and accrued expenses	$712,780	$551,655
Mortgage payable	9,775,467	9,857,163

Total liabilities	10,488,247	10,408,818
Owner’s equity	1,292,027	1,407,893

Total liabilities and owner’s equity	$11,780,274	$11,816,711

BRISTOL, VIRGINIA—COURTYARD MARRIOTT HOTEL

STATEMENTS OF OPERATIONS

	Nine Months Ended
	September 30 2008	September 30 2007
	(Unaudited)
Revenues
Rooms	$3,363,271	$3,223,868
Other income	268,915	308,077

Total revenues	3,632,186	3,531,945

Operating expenses
Rooms	777,682	821,996
Hotel administrative expenses	296,313	291,868
Utilities	145,468	142,942
Depreciation and amortization	259,580	259,412
Taxes, insurance, and other	129,351	118,164
Sales and marketing	107,947	202,849
Property operation and maintenance	121,427	120,727
Franchise and management fees	299,717	291,486
General and administrative	171,184	285,565

Total expenses	2,308,669	2,535,009

Operating income	$1,323,517	$996,936
Interest expense	508,287	511,694

Net Income	$815,230	$485,242

BRISTOL, VIRGINIA—COURTYARD MARRIOTT HOTEL

STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30 2008	September 30 2007
	(Unaudited)
Cash flows from operating activities
Net income	$815,230	$485,242
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	259,580	259,412
Changes in operating assets and liabilities:
Restricted cash	(164,312)	(119,872)
Accounts receivable	1,089	(39,226)
Prepaid expenses and other assets	24,472	2,953
Accounts payable and accrued expenses	161,125	89,745

Net cash provided by operating activities	1,097,184	678,254

Cash flows from investing activities
Purchase of property and equipment	(216)	(2,249)

Net cash used in investing activities	(216)	(2,249)

Cash flows from financing activities
Payments on secured notes payable	(81,696)	(78,287)
Contributions from owner	12,882	289,427
Distributions to owner	(943,978)	(402,659)

Net cash used in financing activities	(1,012,792)	(191,519)
Increase in cash and cash equivalents	84,176	484,486

Cash and cash equivalents
Beginning of period	338,990	9,917

End of period	$423,166	$494,403

Supplemental information
Cash paid for interest	$492,206	$495,613

The unaudited interim financial statements have been prepared in accordance with Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered for a fair presentation have been included. These unaudited interim financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2007 included herein. Operating results for the nine month period ended September 30, 2008 are not necessarily indicative of the results that may be expected for the twelve month period ending December 31, 2008.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Apple Nine Hospitality, Inc.

Richmond, Virginia

We have audited the accompanying balance sheet of the Beaumont, Texas—Residence Inn by Marriott Hotel (the Hotel), as of December 31, 2007, and the related statements of operations, partners’ equity and cash flows for the year then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2007, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ L.P. Martin & Company, P.C.

October 28, 2008

BEAUMONT, TEXAS—RESIDENCE INN BY MARRIOTT HOTEL

BALANCE SHEET

DECEMBER 31, 2007

ASSETS

INVESTMENT IN HOTEL PROPERTY:
Land	$731,232
Construction in Progress	1,598,882

TOTAL INVESTMENT IN HOTEL PROPERTY	2,330,114

Cash and Cash Equivalents	920,702
Loan Costs - Permanent Financing	35,000
Franchise Fees	50,000

1,005,702

TOTAL ASSETS	$3,335,816

LIABILITIES AND PARTNERS’ EQUITY

LIABILITIES:
Mortgage Payable	$—
Accounts Payable	332,131
Accrued Liabilities	3,710
Due to Affiliate	231,928

TOTAL LIABILITIES	567,769
PARTNERS’ EQUITY	2,768,047

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$3,335,816

The accompanying notes are an integral part of this financial statement.

BEAUMONT, TEXAS—RESIDENCE INN BY MARRIOTT HOTEL

STATEMENT OF PARTNERS’ EQUITY

YEAR ENDED DECEMBER 31, 2007

Balance, January 1, 2007	$—
Equity Contributions	2,756,564
Net Income	11,483

Balance, December 31, 2007	$2,768,047

The accompanying notes are an integral part of this financial statement.

BEAUMONT, TEXAS—RESIDENCE INN BY MARRIOTT HOTEL

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

REVENUES:
Interest Income	$11,510

EXPENSES:
General and Administrative	27

NET INCOME	$11,483

The accompanying notes are an integral part of this financial statement.

BEAUMONT, TEXAS—RESIDENCE INN BY MARRIOTT HOTEL

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$11,483

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(1,994,273)
Payment of Franchise Fees	(50,000)

NET CASH TO INVESTING ACTIVITIES	(2,044,273)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Affiliate Loans	231,928
Equity Contributions, net	2,756,564
Loan Costs - Permanent Financing	(35,000)

NET CASH FLOWS FROM FINANCING ACTIVITIES	2,953,492

NET INCREASE IN CASH AND CASH EQUIVALENTS	920,702
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$920,702

SUPPLEMENTAL DISCLOSURES:
Interest Paid: Capitalized to Investment in Hotel Property	$12,728

NONCASH FINANCING AND INVESTING ACTIVITIES:
Hotel property purchases in the amounts of $332,131 and $3,710, respectively, were financed with accounts payable and accrued liabilities.

The accompanying notes are an integral part of this financial statement.

BEAUMONT, TEXAS—RESIDENCE INN BY MARRIOTT HOTEL

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2007

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial information of the Beaumont, Texas—Residence Inn by Marriott Hotel property (the Hotel) as of December 31, 2007 and for the year then ended. The Hotel, which is located at 5380 Clearwater Court in Beaumont, Texas, was owned by R. I. Beaumont Property, L. P, a Texas limited partnership throughout the period presented. The partnership entity was formed during 2007. The partnership acquired the Hotel land and began construction on the 133 room Hotel during 2007.

The Hotel was being developed by W. I. Realty I, L. P., an affiliate. At December 31, 2007, the Hotel was under construction and, accordingly, had not opened for business. Hotel construction was completed and the Hotel opened for business on August 21, 2008.

Residence Inn by Marriott Hotels specialize in providing extended stay lodging for business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Economic conditions in the Hotel locality will impact the Hotel’s future revenues and the ability to collect accounts receivable.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents—The Hotel considers all highly liquid debt instruments with a maturity date of three months or less at date of purchase to be cash equivalents. At times during the year, the Hotel maintains balances in banks which exceed the federally insured limit. These balances fluctuate during the year and the uninsured portion can vary greatly. Management monitors regularly the financial condition of the banking institutions, along with their balances of cash and cash equivalents and tries to keep the risk to a minimum. At December 31, 2007, the owner had $848,461 in cash in excess of FDIC-insured limits in a single financial institution.

Investment in Hotel Property—Land and construction in progress are stated at the Owner’s cost. Costs of improvements including interest, financing costs and real estate taxes during the construction period are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Construction in progress consists of costs incurred to develop the site and construct the Hotel to the time the Hotel is placed in operation.

No depreciation has been recorded to date, since the Hotel has not been placed in operation.

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. Assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell. No impairment losses have been recorded to date.

Loan Costs—Construction loan costs are capitalized to investment in Hotel property and are depreciated in accordance with the Hotel’s normal depreciation policies. Permanent loan costs are separately classified and amortized straight-line over the term of the permanent financing. At December 31, 2007, permanent financing had not been obtained.

Income Taxes—The Hotel property was owned by a limited partnership throughout the financial statement period. Income and losses of a limited partnership are passed through to the partners and taxed on their individual income tax returns. Accordingly, this financial statement does not reflect an income tax provision.

NOTE 3—RELATED PARTY TRANSACTIONS

On August 9, 2007, the Owner entered into a 20 year franchise agreement effective as of August 21, 2008, with Marriott International, Inc. to operate as a Residence Inn by Marriott Hotel. The agreement requires the Owner to pay the franchisor monthly royalty and marketing fees totaling five percent and two and one half percent of the Hotel’s gross room revenue, respectively.

Franchise fees included in the Hotel balance sheet represent a $50,000 payment to a nonaffiliated entity to relinquish their right to operate a Marriott brand Hotel in the area. Marriott International, Inc. waived their customary initial franchise fee.

The Owner agreed to pay development fees of $500,000 to W. I. Realty I, L. P. in connection with development of the Hotel property. Through December 31, 2007, $230,000 was earned and has been included in construction in progress. The balance of $270,000 was earned in 2008.

The balance due to affiliate represents advances from W. I. Realty I, L. P. to fund Hotel property costs. The advances bear interest at ten percent per annum. Through December 31, 2007, $12,728 of interest has been charged on the affiliate advances and is capitalized to investment in Hotel property.

NOTE 4—MORTGAGE LOAN PAYABLE

The Hotel property is encumbered by a $11,029,600 construction loan with Coppermark Bank dated August 31, 2007. Through December 31, 2007, no portion of the loan had been advanced. The loan requires interest only payments at a floating rate of LIBOR plus 1.85% through August 31, 2010. If the Owner chooses to extend the maturity date of the loan through August 31, 2012, monthly payments for the final 24 months will be in an amount sufficient to amortize the loan balance over 300 months with a final balloon payment of the outstanding loan amount due on August 31, 2012.

The loan is secured by a deed of trust to the Hotel real property as well as Hotel personal property and assignment of Hotel rents and leases and by the guarantee of W. I. Realty I, L. P.

NOTE 5—SUBSEQUENT EVENT

On September 1, 2008, the Owner of the Hotel property entered into a contract to sell the Hotel property to an affiliate of Apple Nine Hospitality, Inc for $16,900,000. The sale is anticipated to close in the fall of 2008.

BEAUMONT, TEXAS—RESIDENCE INN BY MARRIOTT HOTEL

BALANCE SHEETS

(UNAUDITED)

	September 30,
	2008	2007
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$731,232	$731,232
Construction in Progress	—	528,716
Building and Improvements	9,955,110	—
Furnishings and Equipment	1,733,762	—

TOTAL	12,420,104	1,259,948
Less: Accumulated Depreciation	(75,230)	—

TOTAL INVESTMENT IN HOTEL PROPERTY	12,344,874	1,259,948

Cash and Cash Equivalents	1,202,693	1,542,668
Loan Costs—Permanent Financing	35,000	35,000
Due from Affiliates	174,825	—
Prepaids and Other	37,767	—
Supplies Inventory	207,486	—
Franchise Fees, Net	49,687	50,000

	1,707,458	1,627,668

TOTAL ASSETS	$14,052,332	$2,887,616

LIABILITIES AND PARTNERS’ EQUITY
LIABILITIES:
Mortgage Payable	$11,029,600	$—
Accounts Payable	140,215	114,248
Accrued Liabilities	196,877	2,734
Due to Affiliates	—	14,069

TOTAL LIABILITIES	11,366,692	131,051
PARTNERS’ EQUITY	2,685,640	2,756,565

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$14,052,332	$2,887,616

BEAUMONT, TEXAS—RESIDENCE INN BY MARRIOTT HOTEL

STATEMENTS OF OPERATIONS

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
REVENUES
Rooms	$257,387	$—
Other Operating Departments	9,116	—
Other Income	4,144	—

TOTAL REVENUES	270,647	—

EXPENSES:
Rooms	29,529	—
Other Operating Departments	11,227	—
General and Administrative	22,778	—
Marketing and Pre-Opening Costs	101,845	—
Property Operations and Energy	21,679	—
Property Taxes and Insurance	24,203	—
Interest Expense	48,051
Depreciation and Amortization	75,543
Management and Royalty Fees	18,199	—

TOTAL EXPENSES	353,054	—

NET LOSS	$(82,407)	$—

BEAUMONT, TEXAS—RESIDENCE INN BY MARRIOTT HOTEL

STATEMENTS OF CASH FLOWS

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Loss	$(82,407)	$—
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation	75,230	—
Amortization	313	—
Change In:
Prepaids and Other	(37,767)	—
Supplies Inventory	(207,486)	—
Accrued Expenses	(3,710)	—

NET CASH FLOWS TO OPERATING ACTIVITIES	(255,827)	—

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(10,085,029)	(1,142,966)
Payment of Franchise Fees	—	(50,000)

NET CASH FLOWS TO INVESTING ACTIVITIES	(10,085,029)	(1,192,966)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	11,029,600	—
Affiliate Loans	(406,753)	14,069
Equity Contributions, net	—	2,756,565
Loan Costs—Permanent Financing	—	(35,000)

NET CASH FLOWS FROM FINANCING ACTIVITIES	10,622,847	2,735,634

NET INCREASE IN CASH	281,991	1,542,668
CASH AND CASH EQUIVALENTS, JANUARY 1	920,702	—

CASH AND CASH EQUIVALENTS, SEPTEMBER 30	$1,202,693	$1,542,668

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Apple Nine Hospitality Ownership, Inc.

We have audited the accompanying combined balance sheets of Santa Clarita Hotels Portfolio, as of December 31, 2007 and 2006, and the related combined statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Santa Clarita Hotels Portfolio, as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8, the investment in the hotels is being sold.

October 13, 2008

SANTA CLARITA HOTELS PORTFOLIO

COMBINED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Investment in hotels, net of accumulated depreciation of $9,146,750 and $7,958,489, respectively	$22,330,877	$23,380,933
Cash and cash equivalents	369,984	282,186
Escrow deposits	323,183	296,879
Accounts receivable	142,143	105,004
Prepaid expenses and other current assets	102,258	78,074
Intangible assets, net of accumulated amortization of $141,922 and $115,435, respectively	196,977	223,464
Other assets	5,541	5,541

TOTAL ASSETS	$23,470,963	$24,372,081

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Mortgages payable	$17,128,516	$17,518,856
Accounts payable and accrued expenses	601,376	809,739
Due to affiliate	—	43,309

Total liabilities	17,729,892	18,371,904
MEMBERS’ EQUITY	5,741,071	6,000,177

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$23,470,963	$24,372,081

See independent auditors’ report and notes to combined financial statements.

SANTA CLARITA HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES
Rooms	$10,118,623	$10,481,346
Other	386,852	388,040

Total revenues	10,505,475	10,869,386

EXPENSES
Rooms	1,348,648	1,434,144
Hotel administration	2,253,975	2,318,169
Property operation, maintenance and energy costs	1,023,524	860,534
Management and franchise fees	769,906	797,411
Taxes, insurance and other	656,686	693,910
Depreciation and amortization	1,214,748	1,543,189

Total expenses	7,267,487	7,647,357

OPERATING INCOME	3,237,988	3,222,029
Interest and rental income	41,743	46,528
Interest expense	(1,101,320)	(1,125,111)

NET INCOME	$2,178,411	$2,143,446

See independent auditors’ report and notes to combined financial statements.

SANTA CLARITA HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,178,411	$2,143,446
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,214,748	1,543,189
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(37,139)	126,551
Prepaid expenses and other current assets	(24,184)	(112,004)
Increase (decrease) in:
Accounts payable and accrued expenses	(208,363)	(108,647)
Due to affiliate	(43,309)	(19,000)

Net cash provided by operating activities	3,080,164	3,573,535

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets	(138,205)	(832,358)
Net (increase) decrease in escrow deposits	(26,304)	150,279

Net cash used in investing activities	(164,509)	(682,079)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on mortgages payable	(390,340)	(366,360)
Distributions (net)	(2,437,517)	(2,721,033)

Net cash used by financing activities	(2,827,857)	(3,087,393)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	87,798	(195,937)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	282,186	478,123

CASH AND CASH EQUIVALENTS AT END OF YEAR	$369,984	$282,186

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest	$1,101,320	$1,125,111

See independent auditors’ report and notes to combined financial statements.

SANTA CLARITA HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

RT Clarita, L.P. is a Delaware limited partnership which was formed on April 24, 2001 for the purpose of acquiring a Residence Inn and a Fairfield Inn by Marriott and operating the hotel under a management agreement with Dimension Development Company, Inc. (the Manager). The hotels are located in Santa Clarita, California.

RT Clarita Two, L.P. is a Delaware limited partnership which was formed on April 24, 2001 for the purpose of acquiring a Hampton Inn by Marriott and operating the hotel under a management agreement with Dimension Development Company, Inc. (the Manager). The hotel is located in Santa Clarita, California.

Personal Assets and Liabilities and Members’ Salaries

In accordance with the generally accepted method of presenting limited liability company and partnership financial statements, the combined financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability company or partnership nor any provision for income tax expense.

The expenses shown in the combined statements of income do not include any salaries to the members.

Cash and Cash Equivalents

The Hotels consider all short-term investments with an original maturity of three months or less to be cash equivalents.

Principles of Combination

The accompanying financial statements of Santa Clarita Hotels Portfolio include the accounts of Hampton Inn, Fairfield Inn and Residence Inn (collectively the Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Concentrations of Credit Risk

The Hotels maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Hotels have not experienced any losses in such accounts. The Hotels believe they are not exposed to any significant credit risk on cash.

Restricted Funds

The Hotels are required to fund the mortgage holders with sufficient funds to cover property taxes, property insurance and the cost of replacements and renewals to the hotel’s property and improvements. The mortgagor holds these funds in escrow in short-term money market securities on behalf of the hotels until the funds are spent on property taxes, property insurance and capital improvements.

Accounts Receivable

The Hotels report trade receivables at gross amounts due from customers. Because historical losses related to these receivables have been insignificant, management uses the direct write-off method to account for bad debts. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against operations.

Investment in Hotels

The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 40 years for buildings, 20 years for improvements and 5 to 10 years for furniture, fixtures and equipment.

Valuation of Long-Lived Assets

The Hotels account for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise Fees

Franchise fees are amortized on a straight-line basis which approximates the effective interest method over the term of the agreement commencing on the hotel opening dates.

Loan Origination Costs

Permanent loan costs are amortized using straight-line method, which approximates the effective interest method, over the terms of the respective mortgages.

Income Taxes

No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of the Hotels profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels status, or in changes to allowable Hotels income or loss, the tax liability of the members would be changed accordingly.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion. Sales and marketing expenses totaled $527,064 and $508,866 for the years ended December 31, 2007 and 2006, respectively.

Lodging and Sales Taxes

The Hotels collect various taxes from customers and remits these amounts to applicable taxing authorities. The Hotels’ accounting policy is to exclude these taxes from revenues and cost of sales.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVESTMENT IN HOTEL PROPERTIES

The following is a reconciliation of the carrying value of the investment in hotels at December 31, 2007 and 2006:

	2007	2006
Land and land improvements	$5,317,536	$5,317,536
Building and improvements	21,199,041	21,199,041
Furniture, fixtures and equipment	4,961,050	4,822,845

	31,477,627	31,339,422
Less accumulated depreciation	(9,146,750)	(7,958,489)

Investment in hotels, net	$22,330,877	$23,380,933

Depreciation expense was $1,188,261 and $1,490,675 for the years ended December 31, 2007 and 2006, respectively.

3. ESCROW DEPOSITS

Escrow deposits at December 31, 2007 and 2006, consisted of the following:

		2007	2006
Hampton Inn	Property Tax Escrow	$94,719	$94,528
	Capital Reserve Escrow	20,157	13,014
	Insurance Escrow Reserve	8,423	8,423

Fairfield Inn	Property Tax Escrow	345,315	285,509
	Capital Reserve Escrow	10,606	4,958
	Insurance Escrow Reserve	36,017	42,220

Residence Inn	Property Tax Escrow	(231,645)	(169,491)
	Capital Reserve Escrow	21,166	10,691
	Insurance Escrow Reserve	18,424	7,027

		$323,183	$296,879

4. MORTGAGES PAYABLE

Mortgages payable at December 31, 2007 and 2006, consisted of the following:

	2007	2006
Hampton Inn—Note with Wachovia Securities: term of 10 years and due February 11, 2013; interest at 6.27%	$6,851,407	$7,007,543
Fairfield Inn—Note with Wachovia Securities: term of 10 years and due February 11, 2013; interest at 6.27%	3,288,675	3,363,620
Residence Inn—Note with Wachovia Securities: term of 10 years and due February 11, 2013; interest at 6.27%	6,988,434	7,147,693

	$17,128,516	$17,518,856

5. CHANGES IN EQUITY

Changes in the Hotels’ equity accounts during 2007 and 2006 are summarized below:

	2007	2006
Beginning balance	$6,000,177	$6,577,764
Net income	2,178,411	2,143,446
Distributions (net)	(2,437,517)	(2,721,033)

Ending balance	$5,741,071	$6,000,177

6. INTANGIBLE ASSETS

Franchise Fees

Franchise fees totaling $148,050 have been paid to Marriott, Inc. and Hilton Hotels as of December 31, 2007 and 2006. Amortization expense totaled $7,402 and $7,403 for the years ended December 31, 2007 and 2006, respectively.

Estimated aggregate amortization expense is as follows:

2008	$7,402
2009	7,402
2010	7,402
2011	7,402
2012	7,402
Thereafter	62,924

Total	$99,934

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Marriott (Fairfield Inn, Residence Inn) and Hilton Hotels (Hampton Inn). The agreements cover an initial term of 20 years with varying renewal terms. The agreements provide for payment of franchise or royalty fees, which are calculated monthly and are approximately 5% (Fairfield Inn, Residence Inn) and 4% (Hampton Inn) of gross rental revenues. Franchise fees of $453,605 and $469,699 were paid in 2007 and 2006, respectively.

Loan Costs

Permanent loan costs totaling $190,849 have been paid as of December 31, 2007 and 2006. Amortization expense totaled $19,085 and $19,085 for the years ended December 31, 2007 and 2006, respectively.

Estimated aggregate amortization expense is as follows:

2008	$19,084
2009	19,084
2010	19,084
2011	19,084
2012	19,084
Thereafter	1,623

Total	$97,043

7. RELATED PARTIES

The Hotels are subject to management agreements with Dimension Development Company, Inc., which cover an initial term of 2 years with varying renewal terms. The agreements provide for payment of base management fees which are calculated monthly and are equal to 3% of gross rental revenues. Management fees of $316,301 and $327,712 were expensed in 2007 and 2006, respectively.

8. SUBSEQUENT EVENT

In August 2008, the Hotels entered into a contract to sell the real and personal property of RT Clarita, L.P. and RT Clarita Two, L.P. to Apple Nine Hospitality Ownership, Inc. for a gross purchase price of $41,500,000. As of October 13, 2008, none of the hotel sales have closed.

SANTA CLARITA HOTELS PORTFOLIO

COMBINED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 30, 2008 AND 2007

	2008	2007
ASSETS
Investment in hotels, net of accumulated depreciation of $9,913,311 and $8,830,219, respectively	$22,096,998	$22,777,214
Cash and cash equivalents	668,893	345,023
Escrow deposits	394,928	390,931
Accounts receivable	181,929	151,204
Prepaid expenses and other current assets	367,275	359,866
Intangible assets, net of accumulated amortization of $133,239 and $95,734, respectively	206,574	217,912
Other assets	5,541	5,541

TOTAL ASSETS	$23,922,138	$24,247,691

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Mortgages payable	$16,822,861	$17,229,161
Accounts payable and accrued expenses	1,073,459	1,169,569
Due to affiliate	58,000	43,309

Total liabilities	17,954,320	18,442,039
MEMBERS’ EQUITY	5,967,818	5,805,652

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$23,922,138	$24,247,691

SANTA CLARITA HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	2008	2007
REVENUES
Rooms	$6,882,350	$7,801,010
Other	172,874	174,569

Total revenues	7,055,224	7,975,579

EXPENSES
Rooms	909,922	923,758
Hotel administration	1,853,298	1,816,411
Property operation, maintenance and energy costs	572,547	571,457
Management and franchise fees	524,749	592,023
Taxes, insurance and other	497,391	512,753
Depreciation and amortization	775,432	877,281

Total expenses	5,133,339	5,293,683

OPERATING INCOME	1,921,885	2,681,896
Interest and rental income	142,259	151,031
Interest expense	(812,771)	(826,097)

NET INCOME	$1,251,373	$2,006,830

SANTA CLARITA HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	2008	2007
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,251,373	$2,006,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	775,432	877,281
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(39,786)	(46,200)
Prepaid expenses and other current assets	(90,589)	(112,120)
Increase in:
Accounts payable and accrued expenses	11,187	190,159
Due to affiliate	58,000	—

Net cash provided by operating activities	1,965,617	2,915,950

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets	(532,682)	(268,011)
Increase in escrow deposits	(71,745)	(94,052)

Net cash used by investing activities	(604,427)	(362,063)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on mortgages payable	(305,655)	(289,695)
Distributions	(756,626)	(2,201,355)

Net cash used by financing activities	(1,062,281)	(2,491,050)

NET INCREASE IN CASH AND CASH EQUIVALENTS	298,909	62,837
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	369,984	282,186

CASH AND CASH EQUIVALENTS AT END OF YEAR	$668,893	$345,023

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest, including capitalized interest	$812,771	$826,097

INDEPENDENT AUDITORS’ REPORT

To the Partners of

SCI Allen Hotel, Ltd.

Allen, Texas

We have audited the accompanying balance sheets of SCI Allen Hotel, Ltd. as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SCI Allen Hotel, Ltd. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Novogradac & Company LLP

Cleveland, Ohio

September 24, 2008

SCI ALLEN HOTEL, LTD.

BALANCE SHEETS

December 31, 2007 and 2006

	2007	2006
ASSETS
PROPERTY AND EQUIPMENT
Land and improvements	$1,156,243	$1,156,243
Building and improvements	9,389,418	9,389,418
Furniture, fixtures and equipment	2,612,382	2,456,148

	13,158,043	13,001,809
Less accumulated depreciation	(3,508,498)	(3,004,640)

	9,649,545	9,997,169
OTHER ASSETS
Cash and cash equivalents:
Operations	1,018,191	987,146
Reserve for furniture, fixtures and equipment	365,568	266,321
Tax and insurance escrows	104,659	70,991
Accounts receivable, net	35,921	54,645
Prepaid expenses	53,116	78,481
Deferred charges, net	171,845	195,909

Total other assets	1,749,300	1,653,493

TOTAL ASSETS	$11,398,845	$11,650,662

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES
Accounts payable—trade	$87,506	$113,981
Accrued expenses:
Interest	50,506	34,322
Operating expenses	102,664	155,157
Real estate and other taxes	125	23,004
Management fees	18,972	20,482
Sales and occupancy taxes	44,315	50,326
Advance deposits	47,369	30,522
Mortgage note payable	10,922,149	11,078,402

Total liabilities	11,273,606	11,506,196
PARTNERS’ CAPITAL	125,239	144,466

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$11,398,845	$11,650,662

The accompanying notes are an integral part of these financial statements.

SCI ALLEN HOTEL, LTD.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2007 and 2006

	2007	2006
REVENUES
Rooms	$4,142,730	$4,236,845
Food and beverage	916,376	957,462
Telephone	13,973	20,858
Ancillary income	182,579	176,904

	5,255,658	5,392,069

DEPARTMENTAL EXPENSES
Rooms	839,052	904,712
Food and beverage	450,623	504,789
Telephone	28,027	27,652
Ancillary services	125,067	123,919

	1,442,769	1,561,072

DEPARTMENTAL INCOME	3,812,889	3,830,997

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	475,234	443,166
General and administrative	404,602	433,170
Energy costs	281,289	308,285
Repairs and maintenance	301,283	292,948
Franchise fees	209,317	213,981
Management fees	262,707	269,517

	1,934,432	1,961,067

OPERATING INCOME	1,878,457	1,869,930

FIXED EXPENSES
Insurance	13,649	16,665
Property and other taxes	245,724	280,676
Interest	615,471	590,009
Depreciation and amortization	527,922	521,243

	1,402,766	1,408,593

INCOME BEFORE OTHER INCOME (EXPENSE)	475,691	461,337

OTHER INCOME (EXPENSE)
Civic center rent	231,852	294,639
Interest	29,428	29,136
Partnership expenses	(6,198)	(2,614)

	255,082	321,161

NET INCOME	$730,773	$782,498

The accompanying notes are an integral part of these financial statements.

SCI ALLEN HOTEL, LTD.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the years ended December 31, 2007 and 2006

BALANCE - JANUARY 1, 2006	$211,964
Distributions	(849,996)
Net income	782,498

BALANCE - DECEMBER 31, 2006	144,466
Distributions	(750,000)
Net income	730,773

BALANCE - DECEMBER 31, 2007	$125,239

The accompanying notes are an integral part of these financial statements.

SCI ALLEN HOTEL, LTD.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$730,773	$782,498
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	527,922	521,243
Changes in operating assets and liabilities:
Decrease in accounts receivable	18,724	29,920
Decrease (increase) in prepaid expenses	25,365	(11,279)
(Decrease) increase in accounts payable	(26,475)	40,087
Decrease in accrued expenses	(66,709)	(272,576)
Increase in advance deposits	16,847	8,361

Total adjustments	495,674	315,756

Net cash provided by operating activities	1,226,447	1,098,254
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(156,234)	(219,660)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on mortgage note payable	(156,253)	(147,991)
Distributions to partners	(750,000)	(849,996)

Net cash used in financing activities	(906,253)	(997,987)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	163,960	(119,393)
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	1,324,458	1,443,851

CASH AND CASH EQUIVALENTS - END OF YEAR	1,488,418	1,324,458
LESS RESTRICTED CASH AND CASH EQUIVALENTS
Reserve for furniture, fixtures and equipment	(365,568)	(266,321)
Tax and insurance escrow	(104,659)	(70,991)

UNRESTRICTED CASH AND CASH EQUIVALENTS—END OF YEAR	$1,018,191	$987,146

Supplemental disclosure of cash flow information:
Cash paid for interest	$599,287	$607,549

The accompanying notes are an integral part of these financial statements.

SCI ALLEN HOTEL, LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 and 2006

1. General

SCI Allen Hotel, Ltd. (the “Partnership”), a Texas limited partnership, was formed in February 2001 to own and operate a hotel under the franchise of Hilton Hotel. The 150-room Hilton Garden Inn Hotel, (the “Hotel”) located in Allen, Texas, began operations in August 2002.

On August 1, 2008, Apple Nine Hospitality Ownership, Inc., a Virginia corporation, entered into a contract with SCI Allen Hotel, Ltd. to acquire the Hotel.

The accompanying financial statements have been prepared for the purpose of enabling Apple Nine Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

2. Summary of significant accounting policies and nature of operations

Accounting method

The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Accounts receivable

Accounts receivable represents unbilled hotel guest charges for guests staying at the hotel as of the end of the year and corporate account customer charges from various times throughout the year. The Company estimates an allowance for doubtful accounts based on historical activity. As of December 31, 2007 and 2006, the allowance for doubtful accounts was $7,226 and $5,045, respectively.

Advertising costs

Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2007 and 2006, was $44,459 and $36,597, respectively, which is included in marketing and advertising expense in the accompanying statements of operations.

Allocation

Income, loss and cash flows are allocated in accordance with the terms of the Partnership Agreement.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with maturities of three months or less at the date of acquisition.

Concentration of credit risk

The Partnership deposits its cash in financial institutions. At times, the account balances may exceed the institution’s federally insured limits. The Partnership has not experienced any losses in such accounts.

Deferred charges

Capitalized loan costs are amortized on the straight-line method over the life of the mortgage. The license fee is amortized over the life of the agreement. Amortization expense for the years ended December 31, 2007 and 2006, was $24,064 and $24,064, respectively.

	2007	2006
Capitalized loan costs	$199,636	$199,636
License fee	41,000	41,000

	240,636	240,636
Less: accumulated amortization	(68,791)	(44,727)

Deferred charges, net	$171,845	$195,909

Economic concentrations

The Partnership operates one hotel in Allen, Texas. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in the travel and tourism industry.

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in the circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount the asset exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2007 and 2006.

Income taxes

The Partnership is not taxed directly on its income, rather the respective items of income or expense are reported by the partners on their individual returns; therefore, no provision for income taxes is provided for in these financial statements.

Organizational and start-up costs

Organizational and start-up costs are expensed in the year incurred.

Property and equipment

Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis and other accelerated methods over the estimated useful lives as follows:

Building and improvements	15 to 39 years
Furniture, fixtures and equipment	5 to 7 years

Furniture, fixtures and equipment consist primarily of room furniture, fixtures, kitchen equipment, computer equipment, and operating equipment. Operating equipment consists of primarily of china, glassware, silverware, pots and pans, and linen.

Depreciation expense for the years ended December 31, 2007 and 2006, was $503,858 and $497,179, respectively.

Maintenance and repairs are charged against income as incurred and major improvements that significantly extend the useful life of property and equipment are capitalized.

Costs directly associated with the acquisition, development, and construction of the Partnership are capitalized. Such costs include interest, property taxes, insurance, pre-acquisition expenditures, and other direct costs incurred during the construction period.

Restricted cash

Pursuant to note agreements, the Partnership is required to maintain certain cash reserves for the replacement of and additions to furniture, fixtures, equipment, insurance and tax escrow. The unexpended reserve, classified as reserve for furniture, fixtures and equipment on the accompanying balance sheets, totaled $89,951 and $185,424, respectively, as of December 31, 2007 and 2006. The tax and insurance escrows totaled $104,659 and $70,991 for the years ended December 31, 2007 and 2006, respectively. Management has also funded an additional reserve account to be used for future replacement of furniture, fixtures and equipment the balance of which was $275,617 and $80,897 at December 31, 2007 and 2006, respectively, and is included in the reserve for furniture, fixtures and equipment on the accompanying balance sheets.

Revenue recognition

For financial reporting, the Partnership recognizes income on the accrual method of accounting. Under this method, revenue is recognized when services are performed. Revenue from advance deposits are deferred and included in income when the services to which they relate are delivered.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

3. Mortgage note payable

During 2005, the Partnership entered into a loan agreement with Lehman Brothers Bank, FSB. In 2006, the administration of the note was transferred to Wachovia Corporation. The note is secured by a first mortgage, and the assignment of revenues. The balance of the mortgage note payable at of December 31, 2007 and 2006 was $10,922,149 and $11,078,402, respectively. Accrued interest as of December 31, 2007 and 2006, was $50,506 and $34,322, respectively. The terms of the note are as follows:

Original amount	$11,250,000
Maturity date	October 2015
Interest rate	5.370%
Current monthly payment	$62,962

The annual principal payment requirements are as follows:

2008	$165,700
2009	175,000
2010	184,800
2011	195,100
2012	206,000
Thereafter	9,995,549

$10,922,149

4. Related party transactions

Management fee

The Partnership has contracted with a related corporation, Gateway Hospitality Group, Inc., an affiliate of the General Partner, to provide management services for a fee of 4% of revenue. In addition, an affiliate of the General Partner is paid a fee of 1% of revenue for management services. Total management fees of $262,707 and $269,517 have been expensed for 2007 and 2006 respectively, under the above-mentioned management contract with $18,972 and $20,482 included in accrued expenses at December 31, 2007 and 2006, respectively.

5. Rental under operating lease

The operations of the Partnership include leasing of the Hotel’s Conference Center to the City of Allen, Texas, as a municipal civic center. The lease is an operating lease expiring August 2012. Terms of the lease require monthly rent payments equal to 100% of the Hotel Occupancy Tax, as defined, for the initial five years of the lease term and monthly rent payments equal to 50% of the Hotel Occupancy Tax for the remainder of the lease term.

6. License agreement

The Partnership entered into a 20-year license agreement in May 1999 with Hilton Inns, Inc. which commenced in August 2002. The agreement allows the Partnership to operate the hotel under the Hilton Garden Inn Hotel name. The Partnership paid a $41,000 license fee, which is capitalized and amortized over the life of the agreement. The agreement requires the payment of a monthly franchise fee and a monthly program fee of 5% and 4.3%, respectively, of gross room revenues, as defined in the license agreement. The monthly program fee is subject to change, however, increases will not exceed 1% in any calendar year and cumulative increases will not exceed 5% of gross room revenues. For the years ended December 31, 2007 and 2006, franchise fees totaled $209,317 and $213,981, respectively. Program fees of $197,455 and $194,545, were incurred during 2007 and 2006, respectively, and were included in rooms expense and marketing and advertising on the accompanying statements of operations.

7. Retirement plan

The Partnership maintains a 401(k) retirement plan for its employees. There were no contributions made to this plan for the years ended December 31, 2007 and 2006.

SCI ALLEN HOTEL, LTD.

BALANCE SHEETS (UNAUDITED)

September 30, 2008 and 2007

	2008	2007
ASSETS
PROPERTY AND EQUIPMENT
Land and improvements	$1,156,243	$1,156,243
Building and improvements	9,392,508	9,389,418
Furniture, fixtures and equipment	2,697,473	2,612,382

	13,246,224	13,158,043
Less accumulated depreciation	(3,867,027)	(3,412,287)

	9,379,197	9,745,756
OTHER ASSETS
Cash and cash equivalents:
Operations	822,555	755,347
Reserve for furniture, fixtures and equipment	179,088	379,736
Tax and insurance escrows	272,863	299,793
Accounts receivable:
Trade, net	62,480	114,466
Related parties	255,989	—
Prepaid expenses	28,237	24,533
Deferred charges, net	153,797	177,861

Total other assets	1,775,009	1,751,736

TOTAL ASSETS	$11,154,206	$11,497,492

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Accounts payable	$95,999	$100,959
Accrued expenses:
Interest	48,322	33,776
Operating expenses	336,245	323,574
Real estate and other taxes	12,573	18,372
Management fees	22,779	22,281
Sales and occupancy taxes	49,962	50,320
Advance deposits	36,410	46,814
Mortgage note payable	10,801,324	10,962,410

Total liabilities	11,403,614	11,558,506
PARTNERS’ CAPITAL	(249,408)	(61,014)

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$11,154,206	$11,497,492

SCI ALLEN HOTEL, LTD.

STATEMENTS OF OPERATIONS (UNAUDITED)

For the nine months ended September 30, 2008 and 2007

	2008	2007
REVENUES
Rooms	$3,150,545	$3,202,672
Food and beverage	743,480	655,438
Telephone	12,007	11,114
Ancillary income	141,005	136,791

	4,047,037	4,006,015
DEPARTMENTAL EXPENSES
Rooms	656,691	655,468
Food and beverage	361,485	334,794
Telephone	21,132	20,929
Ancillary services	103,111	92,486

	1,142,419	1,103,677

DEPARTMENTAL INCOME	2,904,618	2,902,338
UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	391,115	368,662
General and administrative	292,187	314,478
Energy costs	227,690	213,635
Repairs and maintenance	246,960	223,224
Franchise fees	159,049	161,740
Management fees	202,355	200,225

	1,519,356	1,481,964

OPERATING INCOME	1,385,262	1,420,374
FIXED EXPENSES
Insurance	7,604	12,000
Property and other taxes	248,455	215,409
Interest	445,821	450,117
Depreciation and amortization	376,577	425,695

	1,078,457	1,103,221

INCOME BEFORE OTHER INCOME (EXPENSE)	306,805	317,153
OTHER INCOME (EXPENSE)
Civic center rent	108,763	211,843
Interest	10,699	20,942
Partnership expenses	(914)	(5,418)

	118,548	227,367

NET INCOME	$425,353	$544,520

SCI ALLEN HOTEL, LTD.

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the nine months ended September 30, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$425,353	$544,520
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	376,577	425,695
Changes in operating assets and liabilities:
Increase in accounts receivable—trade, net	(26,559)	(59,821)
Decrease in prepaid expenses	24,879	53,948
Increase (decrease) in accounts payable	8,493	(13,022)
Increase in accrued expenses	253,299	165,032
(Decrease) increase in advance deposits	(10,959)	16,292

Total adjustments	625,730	588,124

Net cash provided by operating activities	1,051,083	1,132,644
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(88,181)	(156,234)
Increase in accounts receivable - related parties	(255,989)	—

Net cash used in investing activities	(344,170)	(156,234)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on mortgage note payable	(120,825)	(115,992)
Distributions to partners	(800,000)	(750,000)

Net cash used in financing activities	(920,825)	(865,992)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(213,912)	110,418
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	1,488,418	1,324,458

CASH AND CASH EQUIVALENTS - END OF PERIOD	1,274,506	1,434,876
LESS RESTRICTED CASH AND CASH EQUIVALENTS
Reserve for furniture, fixtures and equipment	(179,088)	(379,736)
Tax and insurance escrow	(272,863)	(299,793)

UNRESTRICTED CASH AND CASH EQUIVALENTS—END OF PERIOD	$822,555	$755,347

Supplemental disclosure of cash flow information:
Cash paid for interest	$448,005	$450,663

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

The Owners

Brothers Hospitality Development, LLC:

We have audited the accompanying balance sheets of the Hampton Inn and Suites located in Pueblo, Colorado, owned by Brothers Hospitality Development, LLC (the Hotel), as of December 31, 2007 and 2006, and the related statements of income, owner’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Richmond, Virginia

January 6, 2009

HAMPTON INN AND SUITES, PUEBLO, COLORADO

BALANCE SHEETS

December 31, 2007 and 2006

	2007	2006
ASSETS
Hotel property and equipment, net of accumulated depreciation of $1,912,204 and $1,714,619, respectively	$4,904,268	$5,032,577
Cash and cash equivalents	208,235	44,871
Accounts receivable	84,993	42,864
Prepaid expenses and other current assets	1,000	1,000
Franchise Fees, net of accumulated amortization of $22,000 and $19,000, respectively	23,000	26,000

Total assets	$5,221,496	$5,147,312

LIABILITIES AND OWNER’S EQUITY
Liabilities:
Note payable	$3,424,661	$3,593,116
Accounts payable and accrued expenses	98,279	39,274
Due to affiliate	117,291	391,991

Total liabilities	3,640,231	4,024,381
Owner’s equity	1,581,265	1,122,931

Total liabilities and owner’s equity	$5,221,496	$5,147,312

See accompanying notes to financial statements.

HAMPTON INN AND SUITES, PUEBLO, COLORADO

STATEMENTS OF INCOME

Years ended December 31, 2007 and 2006

	2007	2006
Revenues:
Rooms	$2,062,810	$1,504,933
Other	50,807	52,154

Total revenues	2,113,617	1,557,087

Expenses:
Rooms	394,299	322,003
Property operation, maintenance and energy costs	234,938	230,684
Hotel administration and general	262,539	212,163
Management and franchise fees	239,259	167,460
Taxes, insurance, and other	91,803	88,860
Depreciation and amortization	200,585	195,138

Total expenses	1,423,423	1,216,308

Operating income	690,194	340,779
Interest expense	230,848	152,128

Net income	$459,346	$188,651

See accompanying notes to financial statements.

HAMPTON INN AND SUITES, PUEBLO, COLORADO

STATEMENTS OF OWNER’S EQUITY

Years ended December 31, 2007 and 2006

Balance, December 31, 2005	$934,280
Net Income	188,651

Balance, December 31, 2006	1,122,931
Distributions	(1,012)
Net Income	459,346

Balance, December 31, 2007	$1,581,265

See accompanying notes to financial statements.

HAMPTON INN AND SUITES, PUEBLO, COLORADO

STATEMENTS OF CASH FLOWS

Years ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net income	$459,346	$188,651
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	200,585	195,138
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(42,129)	(23,669)
Prepaids and other assets	—	7,500
Proceeds from (payments on) amount due to affiliate	(274,700)	(82,632)
Increase (decrease) in:
Accounts payable and accrued expenses	59,005	(13,192)

Net cash provided by operating activities	402,107	271,796

Cash flows from investing activities—purchase of hotel property and equipment	(69,276)	(128,541)
Cash flows from financing activities:
Principal payments on mortgages payable	(168,455)	(192,686)
Distributions to owner	(1,012)	—

Net cash used in financing activities	(169,467)	(192,686)

Net increase (decrease) in cash and cash equivalents	163,364	(49,431)
Cash and cash equivalents at beginning of year	44,871	94,302

Cash and cash equivalents at end of year	$208,235	$44,871

Supplemental cash flow information:
Cash paid for interest	$230,848	$152,128

See accompanying notes to financial statements.

HAMPTON INN AND SUITES, PUEBLO, COLORADO

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 and 2006

(1) Nature of Business and Significant Accounting Policies

(a) Nature of Business

Hampton Inn and Suites (the Hotel) is a limited service hotel located in Pueblo, Colorado. The Hotel is owned by Brothers Hospitality Development, LLC (Brothers) and began operations in August 2000.

On October 31, 2008, Brothers sold the Hotel for approximately $8,025,000 to Apple Nine Hospitality Ownership, Inc. (Apple) (see note 6).

(b) Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in financial institutions, and other highly liquid short-term investments with original maturities of three months or less when purchased.

(c) Concentrations of Credit Risk

The Hotel maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Hotel has not experienced any losses in such accounts and the Hotel believes it is not exposed to any significant credit risk on cash.

(d) Accounts Receivable

Accounts receivable are comprised primarily of trade receivables due from hotel guests. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

(e) Hotel Property and Equipment

Hotel property and equipment is stated at cost. Interest and property taxes incurred during the construction of the facilities are capitalized and are depreciated over the life of the hotel property. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

(f) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount of fair value less costs to sell.

(g) Due to Affiliate

Due to affiliate includes advances received by the Hotel from an affiliate of the limited liability company that owned the Hotel. The advances are non-interest bearing and were settled in connection with the sale of the Hotel to Apple on October 31, 2008 (see Notes 5 and 6).

(h) Franchise Fees

Initial franchise fees are deferred and amortized on a straight-line basis over the term of the respective franchise agreement commencing on the hotel opening date. Amortization expense totaled $3,000 for 2007 and for 2006. Deferred franchise fees, net, amounted to $26,000 and $23,000 at December 31, 2007 and 2006, respectively.

(i) Income Taxes

No federal or state income taxes are payable directly by the Hotel and, therefore, no tax provision has been reflected in the accompanying financial statements. The Hotel’s owner is treated as a partnership for federal and state income tax purposes. The members of the owner are required to include their respective share of the owner’s profits or losses in their individual tax returns. The tax returns, the status of the owner for tax purposes, and the amount of allocable income or loss from the Hotel, are subject to examinations by the Internal Revenue Service and if examinations result in changes with respect to the owner’s tax status, or in changes to allowable income or loss from the Hotel, the tax liability of the owner’s or the hotel could be changed accordingly.

(j) Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services. Additionally, the Hotel collect sales, use, occupancy and similar taxes from guests, which are presented on a net basis (excluded from revenues), on the statements of income.

(k) Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion.

(l) Use of Estimates in the Preparation of Financial Statements

The presentation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Hotel Property and Equipment

Hotel property and equipment at December 31, 2007 and 2006 consist of the following:

	2007	2006
Land and improvements	$565,060	$565,060
Building and improvements	5,116,300	5,116,300
Furniture, fixtures, and equipment	1,135,112	1,065,836

Less accumulated depreciation	(1,912,204)	(1,714,619)

Hotel property and equipment, net	$4,904,268	$5,032,577

(3) Mortgage Payable

During 1999 Brothers Hospitality Development, LLC began construction on the Hampton Inn and Suites. At this time Brothers Hospitality entered into a note agreement in the amount of $5.1 million to finance the construction costs. The note was subsequently modified in September 2003 to combine the Hampton Inn note and a note payable with a related party into one note agreement. In accordance with the arrangement, 90% of the total outstanding debt is allocated to Hampton Inn and Suites. The note is secured by land, building and improvements of the hotel and is due on October 1, 2011 at a fixed interest rate of 6.5%. At December 31, 2007 and 2006 the estimated value of long-term debt approximates fair value.

The consolidated balance of the mortgage payable at December 31, 2007 and 2006 was $3,781,480 and $3,974,246, respectively. At December 31, 2007 and 2006 the allocated balance to the hotel was $3,424,661 and $3,593,116. In connection with the sale of the Hotel to Apple in November 2008, the balance of the mortgage payable was settled (see Note 6).

(4) Franchise Agreement

The Hotel is subject to a franchise agreement with Promus Hotels, Inc., a subsidiary of Hilton Hotels Corporation, under which the Hotel agrees to use the franchisor’s trademark, standards of service (cleanliness, management, and advertising) and construction quality and design. The agreement, dated July 10, 1998, covers an initial term of 15 years with varying renewal terms. The agreement provides for payment of base royalty fees, marketing fees, and reservation system fees, which is calculated monthly as 8% of gross rental revenues. Franchise royalty fees of $166,529 and $121,433 were incurred in 2007 and 2006, respectively.

(5) Related Parties

The Hotel has various transactions with another hotel that shares common management. At December 31, 2006 and 2007, respectively the Hotel had a payable balance with the other hotel in the amount of $117,279 and $391,991.

(6) Subsequent Events

On October 6, 2008, Brothers contracted with Apple to sell its real and personal property for a gross purchase price of $8,025,000. The sale closed on October 31, 2008.

HAMPTON INN AND SUITES, PUEBLO, COLORADO

BALANCE SHEETS

September 30, 2008 and 2007

	Unaudited 2008	Unaudited 2007
ASSETS
Hotel property and equipment, net of accumulated depreciation of $2,047,167 and $1,849,582, respectively	$4,776,535	$4,966,496
Cash and cash equivalents	280,004	208,249
Accounts receivable	1,435	102,109
Prepaid expenses and other current assets	36,498	17,508
Franchise Fees, net of accumulated amortization of $24,250 and $21,250, respectively	20,750	23,750
Due from affiliate	61,763	—

Total assets	$5,176,985	$5,318,112

LIABILITIES AND OWNER’S EQUITY
Liabilities:
Note payable	$3,250,419	$3,456,313
Due to affiliate	—	147,408
Accounts payable and accrued expenses	91,946	200,400

Total liabilities	3,342,365	3,804,121
Owner’s equity	1,834,620	1,513,991

Total liabilities and Owner’s equity	$5,176,985	$5,318,112

HAMPTON INN AND SUITES, PUEBLO, COLORADO

STATEMENTS OF INCOME

Nine months ended September 30, 2008 and 2007

	Unaudited 2008	Unaudited 2007
Revenues:
Rooms	$1,707,274	$1,531,147
Other	52,080	44,827

Total revenues	1,759,354	1,575,974

Expenses:
Rooms	268,929	293,792
Property operation, maintenance and energy costs	155,059	186,672
Hotel administration and general	204,446	193,865
Management and franchise fees	192,460	173,625
Taxes, insurance, and other	86,061	75,125
Depreciation and amortization	137,213	137,213

Total expenses	1,044,168	1,060,292

Operating income	715,186	515,682
Interest expense	73,831	123,611

Net income	$641,355	$392,071

HAMPTON INN AND SUITES, PUEBLO, COLORADO

STATEMENTS OF CASH FLOWS

Nine months ended September 30, 2008 and 2007

	Unaudited 2008	Unaudited 2007
Cash flows from operating activities:
Net income	$641,355	$392,071
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137,213	137,213
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	83,558	(59,245)
Prepaids and other assets	(35,498)	(16,507)
Payments on amount due to affiliate	(179,154)	(245,120)
Increase (decrease) in:
Accounts payable and accrued expenses	(6,333)	161,126

Net cash provided by operating activities	641,141	369,538

Cash flows from investing activities—purchase of hotel property and equipment	(7,130)	(68,345)
Cash flows from financing activities:
Principal payments on mortgages payable	(174,242)	(136,803)
Distributions to members	(388,000)	(1,012)

Net cash used in financing activities	(562,242)	(137,815)

Net increase in cash and cash equivalents	71,769	163,378
Cash and cash equivalents at beginning of year	208,235	44,871

Cash and cash equivalents at end of year	$280,004	$208,249

Supplemental cash flow information:
Cash paid for interest	$73,831	$123,611

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Apple Nine Hospitality, Inc.

Richmond, Virginia

We have audited the accompanying balance sheets of the Durham, North Carolina—Hilton Homewood Suites Hotel (the Hotel), as of December 31, 2007 and 2006, and the related statements of operations, members’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2007 and 2006, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ L.P. Martin & Company, P.C.

December 3, 2008

DURHAM, NORTH CAROLINA—HILTON HOMEWOOD SUITES HOTEL

BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$1,155,800	$1,155,800
Building and Improvements	7,244,283	7,244,283
Furnishings and Equipment	4,097,437	3,940,031

TOTAL	12,497,520	12,340,114
Less: Accumulated Depreciation	(5,048,692)	(4,663,986)

NET INVESTMENT IN HOTEL PROPERTY	7,448,828	7,676,128

Cash and Cash Equivalents	365,334	590,862
Accounts Receivable—Trade	44,099	42,685
Prepaids, Supplies and Other	251,028	146,448
Affiliate Advances	270,603	212,403
Franchise Fees, Net	23,496	25,885
Loan Costs, Net	91,123	94,733

	1,045,683	1,113,016

TOTAL ASSETS	$8,494,511	$8,789,144

LIABILITIES AND MEMBERS’ DEFICIT

LIABILITIES:
Mortgage Payable	$11,799,576	$11,983,988
Accounts Payable	9,301	7,987
Accrued Expenses	97,431	79,865

TOTAL LIABILITIES	11,906,308	12,071,840
MEMBERS’ DEFICIT	(3,411,797)	(3,282,696)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$8,494,511	$8,789,144

The accompanying notes are an integral part of these financial statements.

DURHAM, NORTH CAROLINA—HILTON HOMEWOOD SUITES HOTEL

STATEMENTS OF MEMBERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Balance, Beginning of Year	$(3,282,696)	$(1,034,398)
Net Income	605,708	238,626
Member Distributions	(734,809)	(2,486,924)

Balance, End of Year	$(3,411,797)	$(3,282,696)

The accompanying notes are an integral part of these financial statements.

DURHAM, NORTH CAROLINA—HILTON HOMEWOOD SUITES HOTEL

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES:
Rooms	$3,931,387	$3,628,317
Other Operating Departments	147,152	189,030
Other Income	16,628	15,548

TOTAL REVENUES	4,095,167	3,832,895

EXPENSES:
Rooms	715,962	725,161
Other Operating Departments	94,975	102,071
General and Administrative	362,203	377,858
Sales and Marketing	405,133	370,538
Property Operations and Energy	265,167	265,460
Property Taxes and Insurance	115,189	98,262
Interest Expense	823,240	764,973
Depreciation and Amortization	390,705	601,709
Management and Royalty Fees	316,885	288,237

TOTAL EXPENSES	3,489,459	3,594,269

NET INCOME	$605,708	$238,626

The accompanying notes are an integral part of these financial statements.

DURHAM, NORTH CAROLINA—HILTON HOMEWOOD SUITES HOTEL

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Income	$605,708	$238,626
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	384,706	349,698
Amortization	5,999	252,011
Change in:
Accounts Receivable—Trade	(1,414)	(20,451)
Prepaids, Supplies and Other	(4,580)	(25,152)
Accounts Payable	1,314	(55,724)
Accrued Expenses	17,566	13,828

NET CASH FLOWS FROM OPERATING ACTIVITIES	1,009,299	752,836

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(157,406)	(550,176)
Land Purchase Deposits	(100,000)	—
Affiliate Advances	(58,200)	(412,403)

NET CASH FLOWS TO INVESTING ACTIVITIES	(315,606)	(962,579)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	—	12,000,000
Mortgage Loan Curtailments	(184,412)	(8,946,151)
Mortgage Loan Costs	—	(95,636)
Member Distributions	(734,809)	(2,486,924)

NET CASH FLOWS FROM (TO) FINANCING ACTIVITIES	(919,221)	471,289

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(225,528)	261,546
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	590,862	329,316

CASH AND CASH EQUIVALENTS, END OF YEAR	$365,334	$590,862

SUPPLEMENTAL DISCLOSURES:
Interest Paid	$821,060	$748,278

The accompanying notes are an integral part of these financial statements.

DURHAM, NORTH CAROLINA—HILTON HOMEWOOD SUITES HOTEL

NOTES TO THE FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial information of the 122 room Hilton Homewood Suites Hotel located at 4603 Central Park Drive in Durham, North Carolina (the Hotel) as of December 31, 2007 and 2006 and for the years then ended. The Hotel opened for business in 1998. The Hotel was developed by Ralham, LLC, a North Carolina limited liability company and has been owned by the limited liability company from inception.

Hilton Homewood Suites Hotels specialize in providing extended stay lodging for business or leisure travelers. Economic conditions in the Hotel locality will impact the Hotel’s future revenues and the ability to collect accounts receivable.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents includes cash on hand and demand deposits in banks.

Concentrations—Cash maintained at major financial institutions may at times during the year be in excess of the FDIC-insured limit. At December 31, 2007, cash deposits exceeded FDIC insurance limits by $187,213.

Accounts Receivable—Accounts receivable is comprised primarily of trade and credit card receivables due from Hotel guests. Accounts outstanding greater than 90 days are reviewed by management and any amounts deemed uncollectible are written off. The accounts receivable balances are considered to be fully collectable, and accordingly, allowances for doubtful accounts have not been recorded. It is possible that certain balances will become uncollectible.

Investment in Hotel Property—Land, building and improvements and furnishings and equipment are stated at the Owners’ cost. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

The respective classes of Hotel Property are depreciated using the straight-line method over the following lives:

Building and Improvements	7 to 40 Years
Furnishings and Equipment	5 to 7 Years

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. Assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell. No impairment losses have been recorded to date.

Intangible Assets—Loan costs are amortized straight-line over the term of the mortgage loan. Franchise fees are amortized straight-line over the term of the franchise agreement. Amortization expense is estimated to be $5,999 in each of the next five years.

Revenue Recognition—Room and other operating revenues represent revenue derived from rental of rooms and other associated customer fees. Revenue is recognized as room stays occur and other services are provided.

Advertising—Advertising costs are expensed in the period incurred.

Income Taxes—The Hotel property was owned by a limited liability company throughout the financial statement periods. Income and losses of a limited liability company are passed through to the members and taxed on their individual income tax returns. Accordingly, these financial statements do not reflect an income tax provision.

NOTE 3—RELATED PARTY TRANSACTIONS

In October 1996, the Owner entered into a franchise agreement to operate as a Homewood Suites Hotel. The agreement, which required an initial franchise fee of $45,000, extends through October 24, 2017. The franchise fee is being amortized straight-line over the term of the agreement.

The statement of operations includes the following expenses paid to Hilton Hotels Corporation or affiliated entities:

	Expense Recorded
Fee Type	2007	2006
Hilton Honors/Guest Relations	$76,493	$60,431
Travel Agent	62,715	57,393
Marketing	157,098	143,860
Royalty	159,621	143,676

The Hotel is managed by an affiliate of the managing member of the Hotel Owner. Management fees totaled $157,264 and $144,561 in 2007 and 2006, respectively.

The December 31, 2007 and 2006 balances in affiliate advances are comprised of non-interest bearing advances to members and affiliated entities. During 2006, members of the Owner advanced funds to the Owner to fund Hotel furnishings and equipment acquisitions. 2006 interest payments by the Hotel Owner on the members’ personal credit line totaling $40,148 have been expensed in the 2006 statement of operations.

NOTE 4—MORTGAGE AND NOTE PAYABLE

The Hotel property is encumbered by a mortgage loan payable to General Electric Capital Corporation in the amounts of $11,799,576 and $11,983,988 at December 31, 2007 and 2006, respectively. The loan dated September 28, 2006, bears interest at LIBOR plus 1.52%, 6.745% at December 31, 2007. The loan is payable in 300 monthly installments of principal and interest with the final installment due October 1, 2031. Below is a schedule of future required principal curtailments.

Year Ended December 31,
2008	$200,956
2009	215,366
2010	230,809
2011	247,360
2012	265,097
Thereafter	10,639,988

TOTAL	$11,799,576

The Owner also has an unsecured business line of credit with Wachovia Bank, National Association in the amount of $75,000. The loan, which is due on demand, had no outstanding balance at December 31, 2007 or 2006. Outstanding advances bear interest at PRIME plus 2.5%.

NOTE 5—COMMITMENTS AND CONTINGENCIES

The Owner has entered into two six year agreements to lease satellite television equipment and license satellite programming to each of the Hotel rooms. The agreements, which run through 2012, require monthly installments of $1,323. Rent expense totaled $15,876 in 2007. For financial statement purposes, these agreements have been classified as operating leases. Below is a schedule of future required lease payments for the next five years.

Year Ended December 31,
2008	$15,881
2009	15,881
2010	15,881
2011	15,881
2012	14,368

On October 10, 2008, the Owner of the Hotel property entered into a contract to sell the Hotel property to an affiliate of Apple Nine Hospitality, Inc for $19,050,000. The sale is anticipated to close by year end.

DURHAM, NORTH CAROLINA—HILTON HOMEWOOD SUITES HOTEL

BALANCE SHEETS

SEPTEMBER 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$1,155,800	$1,155,800
Building and Improvements	7,244,283	7,244,283
Furnishings and Equipment	4,199,801	4,066,529

TOTAL	12,599,884	12,466,612
Less: Accumulated Depreciation	(5,344,899)	(4,945,952)

NET INVESTMENT IN HOTEL PROPERTY	7,254,985	7,520,660

Cash and Cash Equivalents	263,072	404,477
Accounts Receivable—Trade	110,156	60,589
Prepaids, Supplies and Other	249,622	197,348
Affiliate Advances	382,853	349,067
Franchise Fees, Net	21,704	24,093
Loan Costs, Net	88,416	92,026

	1,115,823	1,127,600

TOTAL ASSETS	$8,370,808	$8,648,260

LIABILITIES AND MEMBERS’ DEFICIT

LIABILITIES:
Mortgage Payable	$11,591,514	$11,852,151
Accounts Payable	—	29,950
Accrued Expenses	181,252	158,946

TOTAL LIABILITIES	11,772,766	12,041,047
MEMBERS’ DEFICIT	(3,401,958)	(3,392,787)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$8,370,808	$8,648,260

DURHAM, NORTH CAROLINA—HILTON HOMEWOOD SUITES HOTEL

STATEMENTS OF MEMBERS’ DEFICIT

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
Balance, Beginning of Period	$(3,411,797)	$(3,282,696)
Net Income	663,093	541,057
Member Distributions	(653,254)	(651,148)

Balance, End of Period	$(3,401,958)	$(3,392,787)

DURHAM, NORTH CAROLINA—HILTON HOMEWOOD SUITES HOTEL

STATEMENTS OF OPERATIONS

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
REVENUES:
Rooms	$2,955,065	$3,015,786
Other Operating Departments	94,613	104,805
Other Income	1,999	14,543

TOTAL REVENUES	3,051,677	3,135,134

EXPENSES
Rooms	520,444	524,210
Other Operating Departments	67,369	70,868
General and Administrative	238,436	268,399
Sales and Marketing	304,288	291,283
Property Operations and Energy	183,471	199,444
Property Taxes and Insurance	120,580	85,505
Interest Expense	420,475	628,155
Depreciation and Amortization	300,706	286,465
Management and Royalty Fees	232,815	239,748

TOTAL EXPENSES	2,388,584	2,594,077

NET INCOME	$663,093	$541,057

DURHAM, NORTH CAROLINA—HILTON HOMEWOOD SUITES HOTEL

STATEMENTS OF CASH FLOWS

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Income	$663,093	$541,057
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	296,207	281,966
Amortization	4,499	4,499
Change in:
Accounts Receivable—Trade	(66,057)	(17,904)
Prepaids, Supplies and Other	1,406	(900)
Accounts Payable	(9,301)	21,963
Accrued Expenses	83,821	79,081

NET CASH FLOWS FROM OPERATING ACTIVITIES	973,668	909,762

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(102,364)	(126,498)
Land Purchase Deposits	—	(50,000)
Affiliate Advances	(112,250)	(136,664)

NET CASH FLOWS TO INVESTING ACTIVITIES	(214,614)	(313,162)

CASH FLOWS TO FINANCING ACTIVITIES:
Mortgage Loan Curtailments	(208,062)	(131,837)
Member Distributions	(653,254)	(651,148)

NET CASH FLOWS TO FINANCING ACTIVITIES	(861,316)	(782,985)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(102,262)	(186,385)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	365,334	590,862

CASH AND CASH EQUIVALENTS, END OF PERIOD	$263,072	$404,477

SUPPLEMENTAL DISCLOSURES:
Interest Paid	$420,475	$628,155

INDEPENDENT AUDITORS’ REPORT

To the Owners

RMRVH Jackson, LLC,

CYRMR Jackson, LLC, and

VH Fort Lauderdale Investment, LTD

We have audited the accompanying combined balance sheets of RMRVH Jackson, LLC, CYRMR Jackson, LLC, and VH Fort Lauderdale Investment, LTD (collectively, the “Companies”) as of December 30, 2007 and December 31, 2006, and the related combined statements of income, owners’ equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of RMRVH Jackson, LLC, CYRMR Jackson, LLC, and VH Fort Lauderdale Investment, LTD as of December 30, 2007 and December 31, 2006, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Pannell Kerr Forster of Texas, P.C.

January 12, 2009

RMRVH JACKSON, LLC,

CYRMR JACKSON, LLC AND

VH FORT LAUDERDALE INVESTMENT, LTD

COMBINED BALANCE SHEETS

	December 30, 2007	December 31, 2006
ASSETS
Property and equipment, at cost
Land	$2,485,977	$902,317
Buildings and improvements	10,091,820	4,760,515
Furniture, fixtures and equipment	3,288,053	2,649,388
Construction in progress	4,756,181	4,861,923

	20,622,031	13,174,143
Less accumulated depreciation and amortization	(2,529,529)	(1,853,100)

Property and equipment, net	18,092,502	11,321,043

Other assets
Cash and cash equivalents	931,480	1,396,301
Accounts receivable	62,570	59,735
Reserve and escrow accounts	150,183	128,015
Prepaid expenses	53,522	46,405
Related party receivable	50,000	—
Deferred charges, net	302,221	276,293
Deposits	10,950	950

Total assets	$19,653,428	$13,228,742

LIABILITIES AND OWNERS’ EQUITY
Liabilities
Mortgage notes payable	$17,280,868	$11,624,128
Accounts payable	713,668	631,689
Accrued expenses and other liabilities	458,173	373,513
Accrued management fees—affiliates	26,953	16,440

Total liabilities	18,479,662	12,645,770

Commitments and contingencies	—	—
Owners’ equity	1,173,766	582,972

Total liabilities and owners’ equity	$19,653,428	$13,228,742

The accompanying notes are an integral part of these financial statements.

RMRVH JACKSON, LLC,

CYRMR JACKSON, LLC AND

VH FORT LAUDERDALE INVESTMENT, LTD

COMBINED STATEMENTS OF INCOME

	Year Ended December 30, 2007	Year Ended December 31, 2006
Revenue
Rooms	$7,101,917	$4,041,423
Telephone	11,935	13,950
Other	78,010	61,239

	7,191,862	4,116,612

Departmental expenses
Rooms	1,210,041	716,109
Telephone	21,377	10,761
Food and beverage	174,817	91,126
Other	43,481	21,999

	1,449,716	839,995

Other operating expenses
General and administrative	920,754	555,284
Advertising and marketing	613,305	366,994
Property taxes and insurance	397,687	230,680
Repairs and maintenance	221,114	138,008
Utilities	254,241	156,033
Management fees—affiliates	359,589	205,860
Pre-opening costs	115,847	—
Other	11,153	8,605

	2,893,690	1,661,464

Interest expense, net	875,524	400,133
Depreciation and amortization	730,257	417,081
Loss on disposal of assets	20,892	37,359

Net income	$1,221,783	$760,580

The accompanying notes are an integral part of these financial statements.

RMRVH JACKSON, LLC,

CYRMR JACKSON, LLC AND

VH FORT LAUDERDALE INVESTMENT, LTD

COMBINED STATEMENTS OF OWNERS’ EQUITY

	RMRVH JACKSON, LLC	CYRMR JACKSON, LLC	VH FT. LAUDERDALE INVEST. LTD	Combined Owners’ Equity
Balance, January 1, 2006	$936,000	$—	$(34,695)	$901,305
Distributions	—	—	(1,078,913)	(1,078,913)
Net income	91	—	760,489	760,580

Balance, December 31, 2006	936,091	—	(353,119)	582,972
Contributions	664,011	730,000	—	1,394,011
Distributions	(800,000)	—	(1,225,000)	(2,025,000)
Net income (loss)	344,723	(18,038)	895,098	1,221,783

Balance, December 30, 2007	$1,144,825	$711,962	$(683,021)	$1,173,766

The accompanying notes are an integral part of these financial statements.

RMRVH JACKSON, LLC,

CYRMR JACKSON, LLC AND

VH FORT LAUDERDALE INVESTMENT, LTD

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 30, 2007	Year Ended December 31, 2006
Cash flows from operating activities
Net income	$1,221,783	$760,580
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	730,257	417,081
Interest associated with amortization of deferred financing costs	27,849	22,769
Loss on disposal of assets	20,892	37,359
Changes in operating assets and liabilities:
Accounts receivable	(2,835)	11,030
Reserve and escrow accounts	(22,168)	14,879
Prepaid expenses	(7,117)	(30,687)
Related party receivable	(50,000)	—
Deferred charges, net	(53,777)	(76,493)
Deposits	(10,000)	8,690
Accounts payable	(535,784)	106,740
Accrued expenses and other liabilities	84,660	194,392
Accrued management fees—affiliates	10,513	(3,553)

Net cash provided by operating activities	1,414,273	1,462,787

Cash flows from investing activities
Purchases of property and equipment	(5,516,834)	(4,972,569)
Proceeds from sale of assets	6,000	—

Net cash used in investing activities	(5,510,834)	(4,972,569)

Cash flows from financing activities
Distributions to equity holders	(2,025,000)	(1,078,913)
Principal payments on mortgage notes payable	(208,707)	(122,543)
Borrowings on mortgage notes payable	5,865,447	4,361,137

Net cash provided by financing activities	3,631,740	3,159,681

Net decrease in cash and cash equivalents	(464,821)	(350,101)
Cash and cash equivalents at beginning of year	1,396,301	1,746,402

Cash and cash equivalents at end of year	$931,480	$1,396,301

Non-cash investing and financing activities:
Accrued property and equipment expenditures	$617,763	$479,313

Capital contributions of land	$1,394,011	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,098,624	$421,241

The accompanying notes are an integral part of these financial statements.

RMRVH JACKSON, LLC,

CYRMR JACKSON, LLC AND

VH FORT LAUDERDALE INVESTMENT, LTD

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 30, 2007 AND DECEMBER 31, 2006

Note 1—Organization and Summary of Significant Accounting Policies

RMRVH Jackson, LLC (a Tennessee limited liability company), CYRMR Jackson, LLC (a Tennessee limited liability company), and VH Fort Lauderdale Investment, LTD (a Florida limited partnership) were formed to own and operate the Hampton Inn & Suites Jackson, Courtyard Jackson, and Hampton Inn Ft. Lauderdale Airport hotels, respectively. Hampton Inn & Suites Jackson is an 83 room hotel located in Jackson, Tennessee, and it opened for business in January 2007. Courtyard Jackson is an 94 room hotel located in Jackson, Tennessee that was under construction as of December 30, 2007, and it opened for business in June 2008. Hampton Inn Ft. Lauderdale Airport is an 109 room hotel located in Ft. Lauderdale, Florida, and it opened for business in December 2001.

RMRVH Jackson, LLC, CYRMR Jackson, LLC, and VH Fort Lauderdale Investment, LTD will herein collectively be referred to as the “Companies.” Vista Host, Inc. (“Vista Host”), the management company, is responsible for the daily management of the hotels and accounting for the Companies. The Companies are affiliated through common ownership and management. The significant accounting policies of the Companies are as follows:

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. and present the financial information of the Companies on a combined basis as of December 30, 2007 and December 31, 2006. All intercompany accounts and transactions have been eliminated in combination. The Companies end their fiscal years on the last Sunday of December.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Buildings and improvements	15-39 years
Furniture, fixtures and equipment	5-7 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

Long-lived assets

The Companies review their long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable, as measured by comparing their book value to the estimated future cash flows generated by their use. The Companies do not believe that any such changes have occurred and there were no impairment losses recorded in 2007 and 2006.

Cash equivalents

For purposes of the statements of cash flows, the Companies consider all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable represent unbilled hotel guest charges for guests staying at the hotels as of the end of the year and corporate account customer charges from various times throughout the year. The Companies estimate an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of December 30, 2007 and December 31, 2006.

Reserve and escrow accounts

Reserve and escrow accounts represent cash held by third parties for purposes of paying property and real estate taxes and for funding future purchases of furniture, fixtures and equipment.

Deferred charges

Deferred charges include deferred loan costs and franchise fees. Deferred loan costs are those costs incurred in connection with obtaining mortgage notes payable and are amortized to interest expense, on a straight-line basis, over the term of the notes payable. Deferred franchise fees represent the initial fees to obtain the right to operate the hotels under the Hampton Inn and Courtyard franchise names. Deferred franchise fees are amortized on a straight-line basis from the date the hotels opened for business through the expiration dates of the franchise agreements. Deferred charges are shown net of accumulated amortization of $89,261 and $55,194 as of December 30, 2007 and December 31, 2006, respectively.

Income taxes

No income tax is reflected in the accompanying financial statements because any resulting income tax liability is that of the owners and not the Companies due to the limited liability company and limited partnership structures.

Owners’ equity

The Companies’ net income or loss is allocated to the owners in accordance with the Companies’ formation documents.

Revenue recognition

Revenues are derived primarily from the rental of hotel rooms and are recognized as earned.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $342,537 and $196,127 for the years ended December 30, 2007 and December 31, 2006, respectively.

Concentrations of credit risk

Financial instruments which potentially subject the Companies to concentrations of credit risk are primarily cash equivalents, reserve and escrow accounts, and trade receivables.

The Companies maintain cash accounts in major U.S. financial institutions. The terms of these deposits are on demand to minimize risk. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances.

Any losses incurred in connection with accounts receivable historically have been immaterial and considered a normal cost of operations.

Economic concentrations

The Companies each operate one hotel. Future operations could be affected by economic or other conditions in their geographical area or by changes in the travel and tourism industry.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2—Mortgage Notes Payable

Mortgage notes payable consist of the following:

	December 30, 2007	December 31, 2006
RMRVH Jackson, LLC	$6,321,767	$4,823,523
CYRMR Jackson, LLC	4,288,770	—
VH Fort Lauderdale Investment, LTD	6,670,331	6,800,605

Total mortgage notes payable	$17,280,868	$11,624,128

The RMRVH Jackson, LLC mortgage note payable was entered into on December 21, 2005 with an original principal amount of $6.4 million available for draw. Principal and interest payments are due monthly, commencing June 30, 2007, with a final payment due on the maturity date of May 31, 2011. Interest accrued at a rate of 7.54% through May 2007, and accrues at a rate of prime plus 0.25% thereafter. The prime rate was 7.50% at December 30, 2007. The note is secured by the underlying property.

The CYRMR Jackson, LLC mortgage note payable was entered into on April 2, 2007 with an original principal amount of $7.76 million available for draw. Principal and interest payments are due monthly, commencing September 1, 2008, with a final payment due on the maturity date of August 1, 2013. Interest accrues at the prime rate through August 2008, after which it will accrue at a fixed rate of 6.72%. The note is secured by the underlying property. During 2008, the remaining amount available was drawn for the completion of the hotel.

The VH Fort Lauderdale Investment, LTD mortgage note payable was entered into on November 1, 2000 with an original principal amount of $5.23 million available for draw, and was subsequently amended to increase the amount available to $7.0 million. Principal and interest payments are due monthly, with a final payment due on the maturity date of April 1, 2015. Interest accrues at a rate of 6.05%. The note is secured by the underlying property.

Accrued interest on the mortgage notes payable was $143,760 and $205,132 as of December 30, 2007 and December 31, 2006, respectively. Interest incurred during the construction of the hotels is capitalized to property and equipment. During the years ended December 30, 2007 and December 31, 2006, the Companies capitalized interest of $136,911 and $169,703, respectively.

Aggregate principal maturities of the mortgage notes payable at December 30, 2007 are:

2008	$344,886
2009	499,902
2010	535,403
2011	6,231,243
2012	411,266
Thereafter	9,258,168

Total future maturities	$17,280,868

Note 3—Related Party Transactions

Hotel management agreement

Vista Host manages the Companies under the terms of an agreement with each entity. Principals of Vista Host are also equity holders of the Companies. The agreements entitle Vista Host to receive a base fee of 3% of gross revenues of each hotel, plus an incentive management fee of 2% of gross revenues after a preferred return to the owners. Management fees totaled $359,589 and $205,860 for the years ended December 30, 2007 and December 31, 2006, respectively, of which $26,953 and $16,440 was accrued for at December 30, 2007 and December 31, 2006, respectively.

Related party receivable

During 2007, RMRVH Jackson, LLC paid a $50,000 franchise fee on behalf of another hotel, under common ownership. The franchise fee is expected to be repaid once development of the hotel has begun. The receivable is fully collectible from the owners if the decision is made not to develop the hotel.

Note 4—Commitments and Contingencies

Litigation

The Companies are involved in various legal proceedings of a nature considered normal to its business. The outcome of legal proceedings, if any, is not expected to be material.

Service agreements

The Companies have entered into numerous service agreements for telecommunications, maintenance, pest control, billboard advertising, and other services, with various terms. Future commitments under these service agreements as of December 30, 2007 are as follows:

2008	$128,304
2009	132,947
2010	82,705
2011	42,355
2012	17,542
Thereafter	6,022

Total future commitments	$409,875

In addition to the above service agreements, the Companies are required under the franchise agreements to maintain computer system maintenance contracts with the franchisors. As of December 30, 2007, monthly fees for these contracts ranged from approximately $660 to $850 per month per hotel. These fees are subject to change at the discretion of the franchisors.

Note 5—Subsequent Events

During December 2008, the Companies sold the three hotels to Apple REIT Nine, Inc. The sale of Courtyard Jackson closed on December 16, 2008 for a purchase price of $15.2 million. The sale of Hampton Inn & Suites Jackson closed on December 30, 2008 for a purchase price of $12.6 million. The sale of Hampton Inn Ft. Lauderdale Airport closed on December 31, 2008 for a purchase price of approximately $19.3 million, including defeasance costs related to the payoff of the mortgage note payable that occurred in connection with the sale.

RMRVH JACKSON, LLC,

CYRMR JACKSON, LLC AND

VH FORT LAUDERDALE INVESTMENT, LTD

COMBINED BALANCE SHEETS (UNAUDITED)

	September 28, 2008	September 30, 2007
ASSETS
Property and equipment, at cost
Land	$2,663,547	$2,656,631
Buildings and improvements	17,793,278	10,781,783
Furniture, fixtures and equipment	5,002,871	2,380,005
Construction in progress	—	2,242,004

	25,459,696	18,060,423
Less accumulated depreciation and amortization	(3,211,767)	(2,369,012)

Net property and equipment	22,247,929	15,691,411

Other assets
Cash and cash equivalents	859,137	1,104,205
Accounts receivable	143,383	61,378
Reserve and escrow accounts	232,227	265,344
Prepaid expenses	107,235	109,251
Related party receivable	50,000	—
Deferred charges, net	320,048	306,950
Deposits and other assets	34,040	10,950

Total assets	$23,993,999	$17,549,489

LIABILITIES AND OWNERS’ EQUITY
Liabilities
Mortgage notes payable	$20,510,612	$15,529,292
Accounts payable	77,609	73,691
Accrued expenses and other liabilities	545,121	491,641
Accrued management fees—affiliates	27,983	23,351

Total liabilities	21,161,325	16,117,975

Commitments and contingencies	—	—
Owners’ equity	2,832,674	1,431,514

Total liabilities and owners’ equity	$23,993,999	$17,549,489

RMRVH JACKSON, LLC,

CYRMR JACKSON, LLC AND

VH FORT LAUDERDALE INVESTMENT, LTD

COMBINED STATEMENTS OF INCOME (UNAUDITED)

	Nine Months Ended September 28, 2008	Nine Months Ended September 30, 2007
Revenue
Rooms	$6,177,393	$5,309,325
Telephone	7,314	9,120
Food and beverage	34,272	—
Other	65,232	56,964

	6,284,211	5,375,409

Departmental expenses
Rooms	1,066,300	894,010
Telephone	15,298	16,537
Food and beverage	211,562	131,705
Other	34,639	32,853

	1,327,799	1,075,105

Other operating expenses
General and administrative	826,083	689,834
Advertising and marketing	540,792	458,497
Property taxes and insurance	307,466	309,490
Repairs and maintenance	196,016	157,080
Utilities	238,618	190,180
Management fees—affiliates	302,627	268,823
Pre-opening costs	167,175	115,847
Other	1,221	3,534

	2,579,998	2,193,285

Interest expense, net	786,124	653,127
Depreciation and amortization	691,382	524,361

Net income	$898,908	$929,531

RMRVH JACKSON, LLC,

CYRMR JACKSON, LLC AND

VH FORT LAUDERDALE INVESTMENT, LTD

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 28, 2008	Nine Months Ended September 30, 2007
Cash flows from operating activities
Net income	$898,908	$929,531
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	691,382	524,361
Interest associated with amortization of deferred financing costs	20,887	20,887
Changes in operating assets and liabilities:
Accounts receivable	(80,813)	(1,643)
Reserve and escrow accounts	(82,044)	(137,329)
Prepaid expenses	(53,713)	(62,846)
Deferred charges, net	(38,714)	(51,544)
Deposits and other assets	(23,090)	(10,000)
Accounts payable	(686,059)	(557,998)
Accrued expenses and other liabilities	86,948	118,128
Accrued management fees—affiliates	1,030	6,911

Net cash provided by operating activities	734,722	778,458

Cash flows from investing activities
Purchases of property and equipment	(4,796,809)	(3,500,718)

Net cash used in investing activities	(4,796,809)	(3,500,718)

Cash flows from financing activities
Contributions from equity holders	2,210,000	—
Distributions to equity holders	(1,450,000)	(1,475,000)
Principal payments on mortgage notes payable	(241,486)	(140,872)
Borrowings on mortgage notes payable	3,471,230	4,046,036

Net cash provided by financing activities	3,989,744	2,430,164

Net decrease in cash and cash equivalents	(72,343)	(292,096)
Cash and cash equivalents at beginning of year	931,480	1,396,301

Cash and cash equivalents at end of year	$859,137	$1,104,205

Non-cash investing and financing activities:
Accrued property and equipment expenditures	$50,000	$—

Capital contributions of land	$—	$1,394,011

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,079,307	$874,018

INDEPENDENT AUDITOR’S REPORT

To the Partners of

Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P.

(A Pennsylvania Limited Partnership)

We have audited the accompanying combined balance sheet of Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P., both of which are under common management, as of December 30, 2007, and the related combined statement of income, combined changes in partners’ deficit, and combined cash flows for the 52-week period then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The accompanying financial statements as of and for the year ended December 31, 2006, were audited by other auditors whose report dated February 15, 2007, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P. as of December 30, 2007, and the combined results of its operations and its cash flows for the 52-week period then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The accompanying supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements of the Partnership. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the combined basic financial statements taken as a whole.

February 15, 2008	/s/ Dauby O’Connor & Zaleski, LLC
Indianapolis, Indiana	Certified Public Accountants

PLAYHOUSE SQUARE HOTEL ASSOCIATES

AND PLAYHOUSE PARKING ASSOCIATES, L.P.

(A PENNSYLVANIA LIMITED PARTNERSHIP)

COMBINED BALANCE SHEETS

DECEMBER 30, 2007 AND DECEMBER 31, 2006

	2007	2006
ASSETS
Current assets:
Cash—operations	$612,981	$254,972
Accounts receivable—guests	41,819	46,174
Accounts receivable—other	—	19,631
Notes receivable—Partners	25	25
Prepaid expenses	15,920	8,167

Total current assets	670,745	328,969

Restricted deposits and funded reserves (Note 2):
Mortgagee escrow deposits	270,377	259,787
Replacement reserve	213,571	212,878

Total restricted deposits and funded reserves	483,948	472,665

Property and equipment (Note 2):
Land (air rights)	1,592,390	1,592,390
Land (parking lot)	500,238	500,238
Buildings	5,610,419	5,564,220
Furniture, fixtures and equipment	1,236,335	1,055,550
Vehicles	77,134	74,325

	9,016,516	8,786,723
Less, accumulated depreciation	(3,916,050)	(3,516,396)

Total property and equipment	5,100,466	5,270,327

Other assets (Note 1):
Unamortized costs, net	142,141	171,760

Total assets	$6,397,300	$6,243,721

See notes to combined financial statements

PLAYHOUSE SQUARE HOTEL ASSOCIATES

AND PLAYHOUSE PARKING ASSOCIATES, L.P.

(A PENNSYLVANIA LIMITED PARTNERSHIP)

COMBINED BALANCE SHEETS (CONTINUED)

DECEMBER 30, 2007 AND DECEMBER 31, 2006

LIABILITIES AND PARTNERS’ DEFICIT

	2007	2006
Current liabilities:
Accounts payable and accrued liabilities	$280,397	$157,822
Accrued payroll	28,958	11,540
Current portion of parking lot mortgage	57,674	40,351
Deferred management fee	4,968	4,616
Current portion of hotel mortgage payable	120,191	112,891

Total current liabilities	492,188	327,220

Long term liabilities (Note 2)
Parking lot mortgage, less current portion	14,658	86,295
Hotel mortgage payable, less current portion	6,149,481	6,279,497

Total long term liabilities	6,164,139	6,365,792

Total liabilities	6,656,327	6,693,012
Contingencies (Note 1)
Partners’ deficit (Note 5)	(259,027)	(449,291)

Total liabilities and partners’ deficit	$6,397,300	$6,243,721

See notes to combined financial statements

PLAYHOUSE SQUARE HOTEL ASSOCIATES

AND PLAYHOUSE PARKING ASSOCIATES, L.P.

(A PENNSYLVANIA LIMITED PARTNERSHIP)

COMBINED STATEMENTS OF INCOME

FOR THE 52 WEEK PERIOD ENDED DECEMBER 30, 2007 AND

THE 52 WEEK PERIOD ENDED DECEMBER 31, 2006

	2007	2006
Revenue:
Room, food and beverage	$4,325,906	$3,618,104
Parking revenue	260,209	193,669
Other income	51,332	35,140

Total revenue	4,637,447	3,846,913

Cost of revenue:
Room	786,280	692,935
Food and beverage	127,216	120,110
Telephone	24,474	16,171
Other income	—	3,666

Total cost of revenue	937,970	832,882

Gross operating income	3,699,477	3,014,031
General and unapplied expenses	1,684,087	1,529,989

Net operating income	2,015,390	1,484,042

Financial expenses:
Interest on hotel mortgage	473,418	482,227
Interest on parking lot mortgage	6,392	12,573

Total financial expenses	479,810	494,800

Net income before depreciation and amortization	1,535,580	989,242
Depreciation expense	399,654	353,817
Amortization expense	29,619	29,619

Net income (loss)	$1,106,307	$605,806

See notes to combined financial statements

PLAYHOUSE SQUARE HOTEL ASSOCIATES

AND PLAYHOUSE PARKING ASSOCIATES, L.P.

(A PENNSYLVANIA LIMITED PARTNERSHIP)

COMBINED STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

FOR THE 52 WEEK PERIOD ENDED DECEMBER 30, 2007 AND

THE 52 WEEK PERIOD ENDED DECEMBER 31, 2006

Partners’ deficit, January 1, 2006	$(639,054)
Distributions	(416,043)
Net income (loss)	605,806

Partners’ deficit, December 31, 2006	(449,291)
Distributions	(916,043)
Net income (loss)	1,106,307

Partners’ deficit, December 30, 2007	$(259,027)

See notes to combined financial statements

PLAYHOUSE SQUARE HOTEL ASSOCIATES

AND PLAYHOUSE PARKING ASSOCIATES, L.P.

(A PENNSYLVANIA LIMITED PARTNERSHIP)

COMBINED STATEMENTS OF CASH FLOWS

FOR THE 52 WEEK PERIOD ENDED DECEMBER 30, 2007 AND

THE 52 WEEK PERIOD ENDED DECEMBER 31, 2006

	2007	2006
Reconciliation of net income to net cash provided by operating activities:
Net income	$1,106,307	$605,806

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	399,654	353,817
Amortization	29,619	29,619
Loss on disposal of property and equipment	—	3,768
Deferred management fee	(4,616)	(478)
Changes in:
Accounts receivable	23,986	(20,736)
Prepaid expenses	(7,753)	(2,811)
Accounts payable and accrued liabilities	102,548	(84,629)
Accrued payroll	17,418	(1,390)

Total adjustments	560,856	277,160

Net cash provided by operating activities	1,667,163	882,966

Cash flow from investing activities:
Purchase of property and equipment	(204,798)	(402,781)
Net changes in mortgage escrow deposits	(10,590)	(10,589)
Net changes in reserve for replacements	(693)	211,563

Net cash used in investing activities	(216,081)	(201,807)

Cash flow from financing activities:
Principal payments on hotel mortgage payable	(122,716)	(113,906)
Principal payments on parking lot mortgage	(54,314)	(63,310)
Distributions	(916,043)	(416,043)

Net cash used in financing activities	(1,093,073)	(593,259)

Net change in cash and cash equivalents	358,009	87,900
Cash and cash equivalents, beginning	254,972	167,072

Cash and cash equivalents, ending	$612,981	$254,972

See notes to combined financial statements

PLAYHOUSE SQUARE HOTEL ASSOCIATES

AND PLAYHOUSE PARKING ASSOCIATES, L.P.

(A PENNSYLVANIA LIMITED PARTNERSHIP)

COMBINED NOTES TO FINANCIAL STATEMENTS

FOR THE 52 WEEK PERIOD ENDED DECEMBER 30, 2007 AND

THE 52 WEEK PERIOD ENDED DECEMBER 31, 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Playhouse Square Hotel Associates (“Partnership”) was formed as a limited partnership, under the laws of the Commonwealth of Pennsylvania, on February 27, 1990 (partnership agreement last amended December 17, 2002), for the purpose of constructing, owning, and operating a 133-room hotel (the “Hotel”) located in Oakland, Pennsylvania which opened on March 1, 1991. In March 2004, Playhouse Parking Associates, L.P. (“Parking Associates”) was formed to acquire real property adjacent to the Hotel. The accounts of Playhouse Parking Associates, L.P. have been combined with the Partnership’s accounts. All intercompany balances and transactions have been eliminated.

The fiscal year of the Partnership ends on the Sunday closest to December 31 of each year. The fiscal year of Parking Associates is December 31.

The General Partners are NDC Properties, Inc. and HDBL Oakland Venture, Inc.

The following is a summary of significant accounting policies followed in preparation of these financial statements:

Depreciation

Depreciation of property and equipment, stated at cost, is computed using the straight-line method for buildings and accelerated methods for building equipment over the estimated useful lives of the assets ranging from five to thirty years.

Management of the Partnership assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management. To date, management has not identified any impairment of property and equipment.

Amortization

The Partnership incurred cost of $278,681 in connection with the financing. These costs have been capitalized and are being amortized over the 10-year term of the mortgage. In addition, the Partnership paid a franchise fee of $35,000 in connection with its hotel operations. This amount is being amortized over the 20 year term of the agreement. Amortization expense for the 52 week period ended December 30, 2007 and the 52 week period ended December 31, 2006 was $29,619 and accumulated amortization was $171,540 and $141,921, all respectively.

Accounting for bad debts

Delinquent receivables are written off and included in bad debt expense in the period the balances are deemed to be uncollectible, which is generally after 90 days.

Advertising costs

Advertising costs are expensed as incurred. Advertising expense totaled $185,628 and $149,395 for the 52 week period ended December 30, 2007 and the 52 week period ended December 31, 2006, respectively.

Income taxes

No provision for taxes on income is made in the Partnership financial statements since all taxable income and losses are allocated to the Partners for inclusion in their respective tax returns.

Property taxes

Property taxes are expensed in the year of the lien on the property such that twelve months of expense are charged to operations each year.

Cash and cash equivalents

For the statement of cash flows, unrestricted investments with original maturities of three months or less are cash equivalents. At December 30, 2007 and December 31, 2006, cash and cash equivalents consist of, an unrestricted checking account held at a bank and petty cash.

Concentration of credit risk

Financial instruments which potentially subject the Partnership to concentration of credit or custodial risk consist principally of cash, restricted deposits, and funded reserves held by the mortgagee. At December 30, 2007, the Partnership had cash balances in excess of FDIC limits by $698,369. Restricted deposits and funded reserves of $283,948 are administered by the mortgagee.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain prior year amounts have been restated to conform to the current year financial statement presentation. These reclassifications had no effect on the reported combined net income.

2. MORTGAGES PAYABLE

Hotel mortgage

The Hotel mortgage bears interests at an annual rate of 7.37%, and is secured by substantially all of the Partnership’s assets. Monthly installments of principal and interest of $49,678 are payable beginning February 1, 2003 and continue through December 1, 2012, with the remaining balance due on January 1, 2013.

Under the Hotel mortgage agreement, the Partnership is required to make monthly escrow deposits for property taxes of $18,530, and monthly deposits for replacement of project assets of $12,088 as of December 31, 2006.

Parking lot mortgage

The Partnership through Playhouse Parking Associates, L.P. entered into a mortgage for a parking lot with Vista Host Associates. Ltd. This mortgage bears the interest rate of 6% and is collateralized by the related property and is to be paid in quarterly installments of $15,176, commencing July 1, 2004 and continue through April l, 2009, at which time the remaining balance, if any, should be paid.

Maturities of the mortgage loans for the next five years and thereafter are approximately as follows:

	Hotel	Parking Lot	Total
2008	$120,191	$57,674	$177,865
2009	141,427	14,658	156,085
2010	152,365	-0-	152,365
2011	164,148	-0-	164,148
2012	175,616	-0-	175,616
Thereafter	5,515,925	-0-	5,515,925

	$6,269,972	$72,332	$6,342,004

Interest expensed and paid for the combined mortgages was $479,810 and $494,800 in 2007 and 2006, respectively.

3. MANAGEMENT AGREEMENT AND RELATED PARTIES

The Partnership entered into an Agreement with Vista Host, Inc. to manage and operate the Hampton Inn Hotel. The current term of the Agreement is for three years ending March 2008 and will continue for one three year renewal term unless terminated as of the end of the current term or any renewal term by either the Partnership or Vista Host, Inc.

In accordance with the Agreement, the Partnership agreed to pay monthly to Vista Host, Inc., as manager of the hotel, a basic management fee equal to 3% of gross revenues (as defined in the Hotel Management Agreement). Additional deferred management fees of up to 2% may be earned by the management agent based on cash flow (as defined in the Agreement). The total management fee expense was $230,310 and $191,765 in 2007 and 2006, respectively, which includes $92,310 and $71,860 of additional deferred management fees, respectively. The deferred management fees are payable if cash flow, as defined in the Agreement, is available.

4. LICENSE AGREEMENT

The Partnership has entered into a license agreement with Hampton Inn. The term of the agreement is through March 3, 2011 and provides for among other items, for the Partnership to pay a royalty fee of 4% of the gross revenues from the rental of guest rooms (as that term is defined) and a marketing/reservation contribution fee of 4% of gross revenues from rental of guest rooms. During the 52 week period ended December 30, 2007, these fees totaled $346,072 and during the 52 week period ended December 31, 2006, these fees totaled $312,278.

5. PARTNERS’ DEFICIT

The Limited Partnership Agreement (the “Agreement”) stipulates the method to make distributions to the respective partners, and it contains certain restrictions on the transfer or disposition of the General and Limited Partnership interests in the partnership presently owned, or hereafter acquired, by any General or Limited Partner. The Agreement provides for the allocation of distributions, profits and losses in accordance with the Partners’ respective partner interests. During the 52 week period ended December 30, 2007 and the 52 week period ended December 31, 2006, cash distributions totaled $916,043 and $416,043, respectively.

PLAYHOUSE SQUARE HOTEL ASSOCIATES

AND PLAYHOUSE PARKING ASSOCIATES, L.P.

(A PENNSYLVANIA LIMITED PARTNERSHIP)

ACCOMPANYING INFORMATION

SCHEDULES OF GENERAL AND UNAPPLIED EXPENSES

FOR THE 52 WEEK PERIOD ENDED DECEMBER 30, 2007 AND

THE 52 WEEK PERIOD ENDED DECEMBER 31, 2006

	2007	2006
General and unapplied expenses:
General and administrative	$565,088	$498,949
Advertising and promotion	343,725	290,994
Management fee	230,310	191,765
Utilities	143,544	142,060
Maintenance and repairs	151,631	154,622
Property taxes and insurance	249,789	251,599

	$1,684,087	$1,529,989

PLAYHOUSE SQUARE HOTEL ASSOCIATES

AND PLAYHOUSE PARKING ASSOCIATES, L.P.

(A PENNSYLVANIA LIMITED PARTNERSHIP)

COMBINED BALANCE SHEETS

SEPTEMBER 28, 2008 AND SEPTEMBER 30, 2007

	Unaudited 2008	Unaudited 2007
ASSETS
Current assets:
Cash—operations	$931,254	$812,332
Accounts receivable—guests	66,288	51,051
Notes receivable—Partners	25	25
Prepaid expenses	78,929	75,910

Total current assets	1,076,496	939,318

Restricted deposits and funded reserves
Mortgagee escrow deposits	225,376	214,786
Replacement reserve	212,466	236,698

Total restricted deposits and funded reserves	437,842	451,484

Property and equipment
Land (air rights)	1,592,390	1,592,390
Land (parking lot)	500,238	500,238
Buildings	5,610,419	5,581,326
Furniture, fixtures and equipment	1,319,002	1,147,693
Vehicles	77,134	77,134

	9,099,183	8,898,781
Less: Accumulated depreciation	(4,203,544)	(3,816,136)

Total property and equipment	4,895,639	5,082,645

Other assets
Unamortized costs, net	119,926	149,545

Total assets	$6,529,903	$6,622,992

PLAYHOUSE SQUARE HOTEL ASSOCIATES

AND PLAYHOUSE PARKING ASSOCIATES, L.P.

(A PENNSYLVANIA LIMITED PARTNERSHIP)

COMBINED BALANCE SHEETS (CONTINUED)

SEPTEMBER 28, 2008 AND SEPTEMBER 30, 2007

LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)

	Unaudited 2008	Unaudited 2007
Current liabilities:
Accounts payable and accrued liabilities	$237,529	$280,366
Accrued payroll	29,499	26,328
Current portion of parking lot mortgage	29,420	55,956
Deferred management fee	8,774	7,446
Current portion of hotel mortgage payable	139,678	128,408

Total current liabilities	444,900	498,504

Long term liabilities
Parking lot mortgage, less current portion	—	30,259
Hotel mortgage payable, less current portion	6,032,148	6,171,827

Total long term liabilities	6,032,148	6,202,086

Total liabilities	6,477,048	6,700,590
Partners’ equity (deficit)	52,855	(77,598)

Total liabilities and Partners’ equity (deficit)	$6,529,903	$6,622,992

PLAYHOUSE SQUARE HOTEL ASSOCIATES

AND PLAYHOUSE PARKING ASSOCIATES, L.P.

(A PENNSYLVANIA LIMITED PARTNERSHIP)

COMBINED STATEMENTS OF INCOME

FOR THE 39 WEEK PERIOD ENDED SEPTEMBER 28, 2008 AND

THE 39 WEEK PERIOD ENDED SEPTEMBER 30, 2007

	Unaudited 2008	Unaudited 2007
Revenue:
Room, food and beverage	$3,654,858	$3,301,738
Parking revenue	225,295	197,652
Other income	31,693	37,299

Total revenue	3,911,846	3,536,689

Cost of revenue:
Room	612,417	587,843
Food and beverage	114,453	95,853
Telephone	12,461	16,964

Total cost of revenue	739,331	700,660

Gross operating income	3,172,515	2,836,029
General and unapplied expenses	1,383,009	1,266,292

Net operating income	1,789,506	1,569,737

Financial expenses:
Interest on hotel mortgage	349,255	354,948
Interest on parking lot mortgage	2,617	5,098

Total financial expenses	351,872	360,046

Net income before depreciation and amortization	1,437,634	1,209,691
Depreciation expense	287,494	299,740
Amortization expense	22,215	22,215

Net income	$1,127,925	$887,736

PLAYHOUSE SQUARE HOTEL ASSOCIATES

AND PLAYHOUSE PARKING ASSOCIATES, L.P.

(A PENNSYLVANIA LIMITED PARTNERSHIP)

COMBINED STATEMENTS OF CHANGES IN PARTNERS’ EQUITY (DEFICIT)

FOR THE 39 WEEK PERIOD ENDED SEPTEMBER 28, 2008 AND

THE 39 WEEK PERIOD ENDED SEPTEMBER 30, 2007

Unaudited
Partners’ deficit, January 1, 2007	$(449,291)
Distributions	(516,043)
Net income	887,736

Partners’ deficit, September 30, 2007	$(77,598)

Partners’ deficit, December 31, 2007	$(259,027)
Distributions	(816,043)
Net income	1,127,925

Partners’ equity, September 28, 2008	$52,855

PLAYHOUSE SQUARE HOTEL ASSOCIATES

AND PLAYHOUSE PARKING ASSOCIATES, L.P.

(A PENNSYLVANIA LIMITED PARTNERSHIP)

COMBINED STATEMENTS OF CASH FLOWS

FOR THE 39 WEEK PERIOD ENDED SEPTEMBER 28, 2008 AND

THE 39 WEEK PERIOD ENDED SEPTEMBER 30, 2007

	Unaudited 2008	Unaudited 2007
Reconciliation of net income to net cash provided by operating activities:
Net income	$1,127,925	$887,736
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	287,494	299,740
Amortization	22,215	22,215
Deferred management fee	3,806	2,830
Changes in:
Accounts receivable—guests	(24,469)	(4,877)
Accounts receivable—other	—	19,631
Prepaid expenses	(63,009)	(67,743)
Accounts payable and accrued liabilities	(42,868)	122,544
Accrued payroll	541	14,788

Total adjustments	183,710	409,128

Net cash provided by operating activities	1,311,635	1,296,864

Cash flow from investing activities:
Purchase of property and equipment	(82,667)	(112,058)
Net changes in mortgage escrow deposits	45,001	45,001
Net changes in reserve for replacements	1,105	(23,820)

Net cash used in investing activities	(36,561)	(90,877)

Cash flow from financing activities:
Principal payments on hotel mortgage payable	(97,846)	(92,153)
Principal payments on parking lot mortgage	(42,912)	(40,431)
Distributions	(816,043)	(516,043)

Net cash used in financing activities	(956,801)	(648,627)

Net change in cash—operations	318,273	557,360
Cash—operations, beginning	612,981	254,972

Cash—operations, ending	$931,254	$812,332

Apple REIT Nine, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Nine, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hilton Garden Inn	Twinsburg, OH	$17.8	October 7, 2008
Hilton Garden Inn	Lewisville, TX	28.0	October 16, 2008
Hilton Garden Inn	Duncanville, TX	19.5	October 21, 2008
Residence Inn	Beaumont, TX	16.9	October 29, 2008
Hilton Garden Inn	Allen, TX	18.5	October 31, 2008
Hampton Inn & Suites	Pueblo, CO	8.0	October 31, 2008
Courtyard	Bristol, VA	18.7	November 7, 2008
Homewood Suites	Durham, NC	19.1	December 4, 2008
Hampton Inn	Pittsburgh, PA	20.5	December 31, 2008
Santa Clarita Hotels Portfolio (3 Hotels):
Hampton Inn	Santa Clarita, CA	17.1	October 29, 2008
Residence Inn	Santa Clarita, CA	16.6	October 29, 2008
Fairfield Inn	Santa Clarita, CA	9.3	October 29, 2008
Vista Host Hotels Portfolio (3 Hotels):
Courtyard	Jackson, TN	15.2	December 16, 2008
Hampton Inn & Suites	Jackson, TN	12.6	December 30, 2008
Hampton Inn	Fort Lauderdale, FL	19.3	December 31, 2008

	Total	$257.1

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Texas Western Management Partners, L.P., Dimension Development Company, McKibbon Hotel Group, Inc., Gateway Hospitality Group, Inc., LBAM-Investor Group, L.L.C. and Vista Host, Inc. under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Nine, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Nine, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 2008, nor does it purport to represent the future financial position of Apple REIT Nine, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels.

Balance Sheet as of September 30, 2008 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$60,675	$263,737	(A)	$324,412
Cash and cash equivalents	196,030	(194,030	)(C)	2,000
Other assets, net	3,747	2,539	(B)	6,286

Total Assets	$260,452	72,246		$332,698

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$—	$36,215	(B)	$36,215
Accounts payable and accrued expenses	312	3,635	(B)	3,947

Total Liabilities	312	39,850		40,162

Preferred stock, authorized 30,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 400,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 480,000 shares	48	—		48
Common stock, no par value, authorized 400,000,000 shares	264,528	32,396	(C)	296,924
Distributions greater than net income	(4,436)	—		(4,436)

Total Shareholders’ Equity	260,140	32,396		292,536

Total Liabilities and Shareholders’ Equity	$260,452	$72,246		$332,698

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the 15 properties that have been purchased after September 30, 2008 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Twinsburg, OH Hilton Garden Inn	Lewisville, TX Hilton Garden Inn	Duncanville, TX Hilton Garden Inn	Beaumont, TX Residence Inn	Santa Clarita, CA Hampton Inn	Santa Clarita, CA Residence Inn	Santa Clarita, CA Fairfield Inn	Allen, TX Hilton Garden Inn
Purchase price per contract	$17,792	$28,000	$19,500	$16,900	$17,129	$16,600	$9,337	$18,500
Other closing and capitalized costs (credits) incurred	(136)	(1,069)	(82)	86	84	78	76	108
Acquisition fee payable to Apple Suites Realty
Group (2% of purchase price per contract)	356	560	390	338	343	332	187	370

Investment in hotel properties	18,012	27,491	19,808	17,324	17,556	17,010	9,600	18,978
Net other assets/(liabilities) assumed	112	(2,700)	(13,143)	23	(31)	(44)	9	(10,409)

Total purchase price	$18,124	$24,791	$6,665	$17,347	$17,525	$16,966	$9,609	$8,569

(In thousands)	Pueblo, CO Hampton Inn & Suites	Bristol, VA Courtyard	Durham, NC Homewood Suites	Jackson, TN Courtyard	Jackson, TN Hampton Inn & Suites	Fort Lauderdale, FL Hampton Inn	Pittsburgh, PA Hampton Inn	Total Combined
Purchase price per contract	$8,025	$18,650	$19,050	$15,200	$12,600	$19,290	$20,458	$257,031
Other closing and capitalized costs (credits) incurred	81	1,809	74	94	93	122	146	1,564
Acquisition fee payable to Apple Suites Realty
Group (2% of purchase price per contract)	161	373	381	304	252	386	409	5,142

Investment in hotel properties	8,267	20,832	19,505	15,598	12,945	19,798	21,013	263,737	(A)
Net other assets/(liabilities) assumed	(51)	(10,981)	(130)	—	—	24	10	(37,311	)(B)

Total purchase price	$8,216	$9,851	$19,375	$15,598	$12,945	$19,822	$21,023	$226,426

Less: Cash on hand at September 30, 2008 to fund acquisitions								(196,030)
Plus: Working capital requirements								2,000

								(194,030	)(C)

Equity proceeds needed for acquisitions and working capital								$32,396	(C)

(B)	Represents other assets and liabilities assumed in the acquisition of the hotel including, mortgages payable, debt service escrows, operational charges and credits and prepaid or accrued property taxes.

(C)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions and issuance of additional shares.

Apple REIT Nine, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2007 and nine months ended September 30, 2008

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Nine, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hilton Garden Inn	Tucson, AZ	$18.4	July 31, 2008
Homewood Suites	Charlotte, NC	5.7	September 24, 2008
Courtyard	Santa Clarita, CA	22.7	September 24, 2008
Hampton Inn & Suites	Allen, TX	12.5	September 26, 2008
Hilton Garden Inn	Twinsburg, OH	17.8	October 7, 2008
Hilton Garden Inn	Lewisville, TX	28.0	October 16, 2008
Hilton Garden Inn	Duncanville, TX	19.5	October 21, 2008
Residence Inn	Beaumont, TX	16.9	October 29, 2008
Hilton Garden Inn	Allen, TX	18.5	October 31, 2008
Hampton Inn & Suites	Pueblo, CO	8.0	October 31, 2008
Courtyard	Bristol, VA	18.7	November 7, 2008
Homewood Suites	Durham, NC	19.1	December 4, 2008
Hampton Inn	Pittsburgh, PA	20.5	December 31, 2008
Santa Clarita Hotels Portfolio (3 Hotels):
Hampton Inn	Santa Clarita, CA	17.1	October 29, 2008
Residence Inn	Santa Clarita, CA	16.6	October 29, 2008
Fairfield Inn	Santa Clarita, CA	9.3	October 29, 2008
Vista Host Hotels Portfolio (3 Hotels):
Courtyard	Jackson, TN	15.2	December 16, 2008
Hampton Inn & Suites	Jackson, TN	12.6	December 30, 2008
Hampton Inn	Fort Lauderdale, FL	19.3	December 31, 2008

	Total	$316.4

These Pro Forma Condensed Consolidated Statements of Operations also assume all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Texas Western Management Partners, L.P., Dimension Development Company, McKibbon Hotel Group, Inc., Gateway Hospitality Group, Inc., LBAM-Investor Group, L.L.C. and Vista Host, Inc. under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of Apple REIT Nine, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Nine, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed on the latter of January 1, 2007, or the date the hotel began operations nor do they purport to represent the future financial results of Apple REIT Nine, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and are qualified in their entirety by the historical Statements of Operations of the acquired hotels.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the nine months ended September 30, 2008

(In thousands, except per share data)

	Company Historical Statement of Operations	Tucson, AZ Hilton Garden Inn (A)	Chartlotte Lakeside Hotel, L.P. Charlotte, NC Homewood Suites (A)	Santa Clarita, CA Courtyard (A)	Allen Stacy Hotel, Ltd. Allen, TX Hampton Inn & Suites (A)	RSV Twinsburg Hotel, Ltd. Twinsburg, OH Hilton Garden Inn (A)	SCI Lewisville Hotel, Ltd. Lewisville, TX Hilton Garden Inn (A)	SCI Duncanville Hotel, Ltd. Duncanville, TX Hilton Garden Inn (A)		Beaumont, TX Residence Inn (A)
Revenue:
Room revenue	$609	$1,342	$1,505	$2,581	$2,313	$2,823	$3,373	$3,144		$257
Other revenue	110	240	28	318	90	1,116	1,711	1,317		14

Total revenue	719	1,582	1,533	2,899	2,403	3,939	5,084	4,461		271

Expenses:
Operating expenses	416	600	948	1,190	1,022	2,014	2,552	2,210		164
General and administrative	573	409	304	547	176	304	410	313		23
Management and franchise fees	46	155	136	258	165	336	281	374		18
Taxes, insurance and other	20	99	88	233	180	224	290	254		24
Depreciation of real estate owned	267	320	349	801	393	300	1,107	518		76
Interest, net	(1,865)	331	914	816	507	474	837	618		48

Total expenses	(543)	1,914	2,739	3,845	2,443	3,652	5,477	4,287		353
Gain on debt cancellation	—	—	(1,711)	—	—	—	—	—		—
Income tax expense	—	—	—	—	—	—	—	—		—

Net income (loss)	$1,262	$(332)	$505	$(946)	$(40)	$287	$(393)	$174		$(82)

Basic and diluted earnings per common share	$0.13

Weighted average common shares outstanding—basic and diluted	9,705

	Santa Clarita Hotels Portfolio (3 Hotels) (A)	SCI Allen Hotel, Ltd. Allen, TX Hilton Garden Inn (A)	Pueblo, CO Hampton Inn & Suites (A)	Bristol, VA Courtyard (A)	Durham, NC Homewood Suites (A)	Playhouse Square Hotel and Playhouse Parking Associates, L.P. Pittsburgh, PA Hampton Inn (A)	Vista Host Hotels Portfolio (3 Hotels) (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$6,882	$3,151	$1,707	$3,363	$2,955	$3,655	$6,177	$—		$45,837
Other revenue	173	1,005	52	269	97	257	107	—		6,904

Total revenue	7,055	4,156	1,759	3,632	3,052	3,912	6,284	—		52,741

Expenses:
Operating expenses	1,483	2,009	425	1,153	1,076	985	1,808	—		20,055
General and administrative	1,853	292	204	467	238	461	826	750	(B)	8,150
Management and franchise fees	525	361	192	300	233	487	799	—		4,666
Taxes, insurance and other	497	256	86	129	121	189	307	—		2,997
Depreciation of real estate owned	775	377	137	260	301	310	859	(7,150	)(C)	6,493
								6,493	(D)
Interest, net	671	436	74	508	420	352	786	(4,515	)(E)	1,412

Total expenses	5,804	3,731	1,118	2,817	2,389	2,784	5,385	(4,422)		43,773
Gain on debt cancellation	—	—	—	—	—	—	—	1,711	(E)	—
Income tax expense	—	—	—	—	—	—	—	—	(G)	—

Net income (loss)	$1,251	$425	$641	$815	$663	$1,128	$899	$2,711		$8,968

Basic and diluted earnings per common share										$0.33

Weighted average common shares outstanding—basic and diluted								17,588	(F)	27,293

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2007

(In thousands, except per share data)

	Company Historical Statement of Operations	Chartlotte Lakeside Hotel, L.P. Charlotte, NC Homewood Suites (A)	Santa Clarita, CA Courtyard (A)	Allen Stacy Hotel, Ltd. Allen, TX Hampton Inn & Suites (A)	RSV Twinsburg Hotel, Ltd. Twinsburg, OH Hilton Garden Inn (A)	SCI Lewisville Hotel, Ltd. Lewisville, TX Hilton Garden Inn (A)	SCI Duncanville Hotel, Ltd. Duncanville, TX Hilton Garden Inn (A)		Santa Clarita Hotels Portfolio (3 Hotels) (A)
Revenue:
Room revenue	$—	$2,735	$2,019	$2,873	$3,565	$1,198	$3,806		$10,119
Other revenue	—	55	310	106	1,637	652	1,888		386

Total revenue	—	2,790	2,329	2,979	5,202	1,850	5,694		10,505

Expenses
Operating expenses	—	1,501	1,091	1,213	2,626	1,107	2,802		2,372
General and administrative	15	460	464	220	416	195	408		2,254
Management and franchise fees	—	248	205	204	439	100	435		770
Taxes, insurance and other	—	115	169	195	263	122	258		657
Depreciation of real estate owned	—	448	867	551	446	1,099	932		1,215
Interest, net	2	47	612	587	612	690	1,070		1,059

Total expenses	17	2,819	3,408	2,970	4,802	3,313	5,905		8,327
Income tax expense	—	—	—	—	—	—	—		—

Net income (loss)	$(17)	$(29)	$(1,079)	$9	$400	$(1,463)	$(211)		$2,178

Basic and diluted earnings per common share	$(1,684.60)

Weighted average common shares outstanding—basic and diluted	—

	SCI Allen Hotel, Ltd. Allen, TX Hilton Garden Inn (A)	Pueblo, CO Hampton Inn & Suites (A)	Bristol, VA Courtyard (A)	Durham, NC Homewood Suites (A)	Playhouse Square Hotel and Playhouse Parking Associates, L.P. Pittsburgh, PA Hampton Inn (A)	Vista Host Hotels Portfolio (3 Hotels) (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$4,143	$2,063	$4,228	$3,931	$4,326	$7,102	$—		$52,108
Other revenue	1,345	51	378	164	311	90	—		7,373

Total revenue	5,488	2,114	4,606	4,095	4,637	7,192	—		59,481

Expenses
Operating expenses	2,501	629	1,696	1,481	1,231	1,979	—		22,229
General and administrative	405	263	737	362	565	921	1,000	(B)	8,685
Management and franchise fees	472	239	383	317	576	929	—		5,317
Taxes, insurance and other	259	92	150	115	250	398	—		3,043
Depreciation of real estate owned	528	201	346	391	429	867	(8,320	)(C)	7,119
							7,119	(D)
Interest, net	592	231	683	823	480	876	(6,612	)(E)	1,752

Total expenses	4,757	1,655	3,995	3,489	3,531	5,970	(6,813)		48,145
Income tax expense	—	—	—	—	—	—	—	(G)	—

Net income (loss)	$731	$459	$611	$606	$1,106	$1,222	$6,813		$11,336

Basic and diluted earnings per common share									$0.50

Weighted average common shares outstanding—basic and diluted							22,632	(F)	22,632

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2007 for the respective period prior to acquisition by the Company. The Company was initially formed on November 9, 2007, and had no operations prior to that date. Additionally, six properties began operations subsequent to January 1, 2007 and had limited historical operational activity prior to their opening. These properties are as follows: Jackson, Tennessee Hampton Inn & Suites opened in January 2007, Santa Clarita, California Courtyard opened in May 2007, Lewisville, Texas Hilton Garden Inn opened in August 2007, Tucson, Arizona Hilton Garden Inn opened in March 2008, Jackson, Tennessee Courtyard opened in June 2008 and Beaumont, Texas Residence Inn opened in August 2008.

(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense and gain on debt cancellation related to prior owner’s debt which was not assumed has been eliminated. Interest income has been adjusted for funds used to acquire properties as of January 1, 2007, or the dates the hotels began operations.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2007, or the dates the hotels began operations.

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreement put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.